Exhibit 10.2

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of March 21, 2011, as Amended and Restated as of June 26, 2014
between
BRUNSWICK CORPORATION,
The SUBSIDIARY BORROWERS Party Hereto,
The GUARANTORS Party Hereto,
The LENDERS Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

$300,000,000

J.P. MORGAN SECURITIES LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers,

J.P. MORGAN SECURITIES LLC,
WELLS FARGO SECURITIES, LLC,
and
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Bookrunners,
BANK OF AMERICA, N.A.
and
WELLS FARGO BANK, N.A.
as Syndication Agents,

and

SUNTRUST BANK,
U.S. BANK NATIONAL ASSOCIATION
and
CITIZENS BANK N.A. (as successor to RBS BUSINESS CAPITAL),
as Documentation Agents

SCHEDULE 1.01A	-	Commitments
SCHEDULE 2.06(l)	-	Existing Letters of Credit
SCHEDULE 3.06(a)	-	Litigation
SCHEDULE 3.06(b)	-	Environmental Matters
SCHEDULE 3.17	-	Capitalization and Subsidiaries
SCHEDULE 5.02(f)	-	Environmental Matters
SCHEDULE 6.01A	-	Indebtedness
SCHEDULE 6.02	-	Liens
SCHEDULE 6.04	-	Dispositions
SCHEDULE 6.06	-	Investments
SCHEDULE 6.06(o)	-	Joint Venture Investments
SCHEDULE 6.09	-	Restrictive Agreements

EXHIBIT A	-	Form of Assignment and Assumption
EXHIBIT B	-	Form of Designation Letter
EXHIBIT C	-	Form of Opinion of Counsel to the Loan Parties
EXHIBIT D	-	[Reserved]
EXHIBIT E	-	Form of Termination Letter
EXHIBIT F	-	[Reserved]
EXHIBIT G	-	Form of Joinder Agreement
EXHIBIT H-1	-	Form of U.S. Tax Compliance Certificate
EXHIBIT H-2	-	Form of U.S. Tax Compliance Certificate
EXHIBIT H-3	-	Form of U.S. Tax Compliance Certificate
EXHIBIT H-4	-	Form of U.S. Tax Compliance Certificate
EXHIBIT I	-	Increased Facility Activation Notice
EXHIBIT J	-	New Lender Supplement

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of March 21, 2011, as amended and restated as of June 26, 2014, among BRUNSWICK CORPORATION, certain SUBSIDIARIES of Brunswick Corporation that may be SUBSIDIARY BORROWERS party hereto, certain SUBSIDIARIES of Brunswick Corporation that shall be GUARANTORS party hereto, the LENDERS party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, J.P. MORGAN SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers, J.P. MORGAN SECURITIES LLC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and WELLS FARGO SECURITIES, LLC, as Joint Bookrunners, BANK OF AMERICA, N.A. and WELLS FARGO BANK, N.A., as Syndication Agents, and SUNTRUST BANK, U.S. BANK NATIONAL ASSOCIATION and CITIZENS BANK N.A. (as successor to RBS BUSINESS CAPITAL), as Documentation Agents.
WHEREAS, Brunswick Corporation and certain subsidiaries of Brunswick Corporation as subsidiary account parties and/or subsidiary borrowers entered into the Credit Agreement, dated as of March 21, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.
WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement as provided in this Agreement; and
WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement that remain outstanding or evidence repayment of any of such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrowers outstanding thereunder;
NOW, THEREFORE, in consideration of the above premises, the parties hereto hereby agree that on the Effective Date (as defined below) the Existing Credit Agreement shall be amended and restated in its entirety in the form of this Agreement:
ARTICLE I

DEFINITIONS
SECTION 1.01    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“1987 Existing Notes Indentures” means, the Indenture, dated as of March 15, 1987, between the Company and Bank of America, N.A. as successor in interest to Continental Illinois National Bank and Trust Company of Chicago, as trustee.
“2013 Existing Notes Indentures” means the Indenture, dated as of May 13, 2013, between the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Account” means, individually and collectively, any “Account” referred to in the Security Agreement.
“Account Debtor” means any Person obligated on an Account.
“Acquisition Step-Up Period” has the meaning set forth in Section 6.11.
“Adjusted Eurocurrency Rate” means, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula:

Eurocurrency Rate
1.00 - Eurocurrency Reserve Requirements
“Adjustment Date” has the meaning set forth in the definition of Applicable Pricing Grid.
“Administrative Agent” means JPMCB, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.
“Administrative Agent’s Account” means an account designated by the Administrative Agent in a notice to the Company, the relevant Loan Party (if other than the Company) and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, notwithstanding the foregoing, the BAC Joint Venture shall for so long as it is a Person be deemed an Affiliate of the Company and its Subsidiaries.
“Agents” means, individually and collectively, the Administrative Agent, the Syndication Agents and the Documentation Agents.
“Agreement” has the meaning set forth in the preamble hereto.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 0.50% and (c) the Adjusted Eurocurrency Rate for a one month Interest Period on such day, without any adjustment for rounding, (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted Eurocurrency Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 or LIBOR02 Page (or any successor or substitute page of such page), at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurocurrency Rate, respectively.

“Alternative Currency” shall mean Pounds Sterling, euro or any other freely tradeable and convertible currency other than Dollars in which the Issuing Lender is willing to issue a Letter of Credit.
“Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Facility Fee Rate” means 0.25% per annum; provided, that on and after the first Adjustment Date occurring after Closing Date, the Applicable Facility Fee Rate will be determined pursuant to the Applicable Pricing Grid.
“Applicable Percentage” means, with respect to any Lender, the percentage of the Total Commitment represented by such Lender's Commitment; provided that each express reference to “Applicable Percentage” in Section 2.22 when a Defaulting Lender shall exist shall mean the percentage of the Total Commitment (disregarding each such Defaulting Lender’s Commitment) represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.
“Applicable Pricing Grid” means (a) prior to the Investment Grade Release Date, the table set forth below labeled “Prior to the Investment Grade Release Date” and (b) on and after the Investment Grade Release Date, the table set forth below labeled “On and After the Investment Grade Release Date”:

Prior to the Investment Grade Release Date
Level	Leverage Ratio	Applicable Rate for Eurocurrency Loans	Applicable Rate for ABR Loans	Applicable Facility Fee Rate
I	< 1.00:1.00	1.30%	0.30%	0.20%
II	< 2.00:1.00 but > 1.00:1.00	1.50%	0.50%	0.25%
III	< 3.00:1.00 but > 2.00:1.00	1.70%	0.70%	0.30%
IV	> 3.00:1.00	1.90%	0.90%	0.35%

On and After the Investment Grade Release Date
Level	Rating		Applicable Rate for Eurocurrency Loans	Applicable Rate for ABR Loans	Applicable Facility Fee Rate
	S&P	Moody’s
I	> BBB+	> Baa1	1.00%	0%	0.125%
II	BBB	Baa2	1.10%	0.10%	0.15%
III	BBB-	Baa3	1.30%	0.30%	0.20%
IV	BB+	Ba1	1.50%	0.50%	0.25%
V	< BB+	< Ba1	1.90%	0.90%	0.35%

        For the purposes of the Applicable Pricing Grid prior to the Investment Grade Release

Date, changes in the Applicable Rate resulting from changes in the Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is three Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 5.01 and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to in the preceding sentence are not delivered within the time periods specified in Section 5.01, then, until the date that is three Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Applicable Pricing Grid shall apply.

For purposes of the Applicable Pricing Grid on and after the Investment Grade Release Date, (i) “Rating” means (a) with respect to S&P, the “Long-Term Local Issuer Credit Rating” for the Company and (b) with respect to Moody’s, the “Long-Term Corporate Family Rating” for the Company, (ii) if the Ratings established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency; (iii) if the Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Levels, the Applicable Rate shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Levels lower than the other, in which case the Applicable Rate shall be determined by reference to the Level next below that of the higher of the two Ratings; (iv) if either Moody’s or S&P shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), the Applicable Rate shall be based on the Rating by the other rating agency; and (v) if neither Moody’s nor S&P shall have in effect a Rating, the Applicable Rate shall be based on Level V. Each change in the Applicable Rate on and after the Investment Grade Release Date shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the Rating most recently in effect prior to such change.

In addition, at all times while an Event of Default shall have occurred and be continuing, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. Notwithstanding anything herein to the contrary, to the extent that it is determined during the term of this Agreement that the Applicable Rate was incorrectly determined to be a lower rate because of information or statements provided by the Company, then the Company shall pay on demand to the Administrative Agent any amounts that the Company would have owed if such Applicable Rate had been initially determined correctly.

“Applicable Rate” means for each Type of Loan, the rate per annum set forth under the relevant column heading below:

	ABR Loans	Eurocurrency Loans
Revolving Loans	0.50%	1.50%

, provided, that on and after the first Adjustment Date occurring after the Closing Date, the Applicable Rate with respect to Revolving Loans will be determined pursuant to the Applicable Pricing Grid; provided, further, that the Applicable Rate shall not fall below Pricing Level II in the Applicable Pricing Grid until the date that is six months after the Effective Date.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.
“Available Collateral” means (a) the Bowling Assets, (b) the Headquarters, (c) Foreign Receivables, assets of Foreign Holdcos and assets of Loan Parties that are located outside the United States or Canada at foreign branches of such Loan Parties and (d) Foreign Equity Interests.
“Available Revolving Commitment” means, at any time, the Total Commitment then in effect minus the Credit Exposure of all Lenders at such time.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.
“Available Sale and Leaseback Collateral” means (a) the Bowling Assets, (b) the Headquarters and (c) assets of Foreign Holdcos and assets of Loan Parties that are located outside the United States or Canada at foreign branches of such Loan Parties.
“BAC Joint Venture” means Brunswick Acceptance Company, LLC, a joint venture company (a majority of the Equity Interests of which is owned on the Effective Date by General Electric Commercial Finance or one of its Subsidiaries and the remainder thereof by the Company and/or any Subsidiary of the Company) or any successor Person or contractual arrangement pursuant to which General Electric Commercial Finance or one of its Subsidiaries provides floorplan financing for the domestic boat and engine dealers of the Company or any of its Subsidiaries. For the avoidance of doubt, it is understood and agreed that the BAC LLC Agreement may be amended or replaced with the result that the joint venture between the Company and General Electric Commercial Finance or one of its Subsidiaries will continue under contractual arrangements (notwithstanding that the Company may not have any Equity Interest in such joint venture) and that in such event such contract or contracts shall constitute the “BAC LLC Agreement” and the arrangements provided for therein shall constitute the “BAC Joint Venture”. The BAC Joint Venture existing on the Effective Date may in addition be replaced in whole or in part by one or more other joint ventures between the Company or one of its Subsidiaries and a financing party other than General Electric Commercial Finance or one of its Subsidiaries so long as the differences between the terms of such joint venture and those of the BAC LLC Agreement are not materially adverse to the Lenders. In such event, then “BAC Joint Venture” shall mean such replacement joint venture (or shall mean joint ventures collectively if there is more than one) from and after its inception and the terms “BAC Joint Venture Obligations” and “BAC LLC Agreement” shall have correlative meanings in respect of the organizational documents and contractual obligations of any such replacement joint venture.
“BAC Joint Venture Obligations” means any and all agreements, undertakings, arrangements and other Contractual Obligations of the Company and its Subsidiaries to make loans or advances, or guarantee the obligations of, or purchase or otherwise acquire any capital stock, obligations or other securities of, make any capital contribution to, or otherwise invest in, or otherwise support the operations of, the BAC Joint Venture.
“BAC LLC Agreement” means that certain Limited Liability Company Agreement, dated as of October 24, 2002, between Brunswick Financial Services Corporation and CDF Ventures, LLC, as amended through the date hereof.
“BAC Termination” means (a) the termination in full of the BAC Joint Venture and any successor contractual arrangement pursuant to which General Electric Commercial Finance or one of its Subsidiaries or a financing party other than General Electric Commercial Finance or one of its Subsidiaries provides floorplan financing on an off-balance sheet basis for the domestic boat and engine dealers of the Company or any of its Subsidiaries and (b) in connection with such termination, the incurrence of Indebtedness for Borrowed Money by the Company or any of its Subsidiaries in order to provide floorplan financing for the domestic boat and engine dealers of the Company or any of its Subsidiaries.
“Banking Services” means each and any of the following bank services provided prior to or after the date hereof to any Loan Party by any Lender or any of its Affiliates: (a) commercial credit cards and debit cards, (b) stored value cards, (c) purchasing cards and cardless e-payables services and (d) treasury, depositary or cash management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, and interstate depository network services) or any similar transactions.
“Banking Services Obligations” of the Loan Parties means any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq, as amended, or any similar federal or state law for the relief of debtors.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America (or any successor thereto).
“Borrower” means any of the Company and the Subsidiary Borrowers, as the context may require, and “Borrowers” means all of the foregoing.
“Borrower Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans (or which would have accrued but for the commencement of any bankruptcy, insolvency, receivership or similar proceeding, regardless of whether allowed or allowable in such proceeding), all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to any Secured Party or any indemnified party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Loan Documents, any Letter of Credit, any Specified Swap or Banking Services Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties).

“Borrowing” means all Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by any Borrower for a Borrowing of Revolving Loans in accordance with Section 2.03.
“Bowling Assets” means all the retail bowling centers of the bowling retail business of the Company and its Subsidiaries.
“Business Day” means any day (a) on which commercial banks are not authorized or required by law to close in New York City and/or (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing (or any notice with respect thereto), that is also a day on which dealings in deposits denominated in Dollars are carried out in the London interbank market.
“Capital Lease” means, as applied to any Person, any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, by that Person as lessee that, subject to Section 1.04, in conformity with GAAP, is, or is required to be, classified and accounted for as a capital lease on a balance sheet of such Person.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Capital Lease, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Cash Equivalents” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 24 months from the date of acquisition thereof;
(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a short term rating of A-1 or higher by S&P and P-1 or higher by Moody’s, and other investments in Indebtedness maturing within 24 months of the date of acquisition thereof that is rated, or the issuer of which has a long term rating of, A- or higher by S&P and A3 or higher by Moody’s;
(c)    investments in certificates of deposit, banker’s acceptances, time deposits and eurodollar time deposits maturing within 13 months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank which has consolidated assets as determined in accordance with GAAP of not less than $10,000,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AA- or higher by S&P and Aa3 or higher by Moody’s and (iii) have portfolio assets of at least $1,000,000,000; and
(f)    in the case of any Foreign Subsidiary, other short-term investments that are liquid and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof), of Equity Interests representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; (c) the Company shall cease to own, free and clear of all Liens or other encumbrances (other than Liens created pursuant to any Loan Document), 100% of the outstanding voting Equity Interests of the Borrowers (other than the Company) on a fully diluted basis (other than any directors’ qualifying shares of any Borrower); or (d) a Specified Change of Control.
“Change in Law” means (a) the adoption of any law, rule,  regulation, treaty, protocol, practice or concession after the date of this Agreement, (b) any change in any law, rule, regulation, practice or concession or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or such Issuing Lender or by such Lender’s or such Issuing Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means, at any time, any and all property of any Loan Party, now existing or hereafter acquired, that at such time is subject to a security interest or Lien in favor of the Administrative Agent (on behalf of the Secured Parties) pursuant to the Collateral Documents in order to secure the Obligations.
“Collateral Document” means, individually and collectively, each Security Agreement and each other document granting a Lien upon the Collateral as security for payment of the Obligations.
“Collateral Period” means the period (i) commencing on the Effective Date and ending on the first Collateral Release Date and (ii) re-commencing on any date on which a Collateral Reinstatement occurs and ending again on the next Collateral Release Date.
“Collateral Reinstatement” has the meaning set forth in Section 10.18(a).
“Collateral Release Conditions” means the two following conditions:
(1) the Company shall have received (x) a Rating of at least BB+ (with a stable or positive outlook) from S&P and a Rating of at least Ba2 (with a stable or positive outlook) from Moody’s or (y) a Rating of at least BB (with a stable or positive outlook) from S&P and a Rating of at least Ba1 (with a stable or positive outlook) from Moody’s; and

(2) the Leverage Ratio as of the last day of each of the two prior fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) or pursuant to Section 5.01(a) or 5.01(b) of the Existing Credit Agreement shall have been less than or equal to 2.25:1.00.
If the rating system of S&P and/or Moody’s shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency.
“Collateral Release Date” has the meaning set forth in Section 10.18(a).
“Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The amount of each Lender’s Commitment as of the Effective Date is set forth on Schedule 1.01A. The aggregate amount of the Commitments is $300,000,000 as of the Effective Date.
“Commitment Termination Date” means June 26, 2019.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Company” means Brunswick Corporation, a Delaware corporation.
“Consolidated EBITDA” means, for any Test Period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) Consolidated Net Income for such period plus (b) without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of (i) interest expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all non-cash charges, (v) any extraordinary losses or charges and (vi) cash restructuring charges incurred during any fiscal year in an aggregate amount not to exceed $10,000,000, and minus (c) without duplication and to the extent included in determining such Consolidated Net Income, the sum of (i) interest income derived from the investment of cash and Cash Equivalents, (ii) any extraordinary income or gains, (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any non-cash gains for such period minus (d) any cash payments made during such period in respect of items added back in a prior period in determining Consolidated EBITDA pursuant to clause (b)(v) above subsequent to the fiscal quarter in which the relevant non-cash charges were reflected as a charge in the statement of Consolidated Net Income. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the Leverage Ratio or the Interest Coverage Ratio, (i) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period (as determined by the Company in its reasonable good faith business judgment) or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (I) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Person and (II) involves the payment of consideration by the Company and its Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries in excess of $10,000,000, provided that a Disposition of property or series of related Dispositions of property that yields gross proceeds to the Company or any of its Subsidiaries of less than $10,000,000 shall constitute a Material Disposition in the event that such Disposition or series of Dispositions is of property of a business that has been treated as a discontinued operation for accounting purposes; provided, further, that a discontinued operation (other than a discontinued operation that has been sold) that constitutes a Material Disposition will not be given the pro forma effect described above for purposes of calculating Consolidated EBITDA pursuant to any determination of the Interest Coverage Ratio.
“Consolidated Interest Expense” means, for any Test Period, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), total interest expense (including the interest component of any payments in respect of Capital Lease Obligations) in respect of all outstanding Indebtedness accrued or capitalized during such period, in each case, to the extent paid in cash during such period (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements entered into to hedge interest rates to the extent such net costs are allocable to such period in accordance with GAAP, but excluding (i) the upfront fees and any other amounts paid in connection with refinancing Indebtedness to the extent such amounts constitute interest expense in accordance with GAAP, (ii) any gain or loss realized with respect to the termination or settlement of any Swap Agreement that hedged interest rates on the potential issuance of Indebtedness, and (iii) fees and expenses associated with the Commitments and Loans under this Agreement).
“Consolidated Net Income” means, for any period, the net income or loss of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions, and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or any organizational or governing documents, any law, treaty, rule or regulation or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to such Subsidiary.
“Consolidated Total Indebtedness” means, as of any date, without duplication, the aggregate principal amount of (a) all Indebtedness for Borrowed Money of the Company and its Subsidiaries at such date (determined on a consolidated basis without duplication in accordance with GAAP minus (b) unrestricted domestic cash and Cash Equivalents of the Company and its Subsidiaries in excess of $50,000,000; provided that the aggregate amount deducted pursuant to this clause (b) shall not exceed $150,000,000.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Contributing Party” has the meaning set forth in Section 9.09.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Solely for purposes of the definition of “Affiliate”, as used in Section 6.05, “Control” shall also mean the possession, directly or indirectly, of the power to vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person.
“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and LC Exposure at such time.
“Customer Finance Program Obligations” means inventory repurchase and customer finance program recourse obligations, including any obligation of the Company or any Subsidiary to repurchase products of the Company and its Subsidiaries or to purchase or repurchase receivables created in connection with the sale of products or related services of the Company and its Subsidiaries under any customer finance program, in each case incurred in the ordinary course of business and as described in the Company’s annual audited financial statements.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three Business Days of the date required to be funded by it hereunder, (b) notified any Borrower, the Administrative Agent, the Issuing Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after a request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that any such Lender shall cease to be a Defaulting Lender after the provision of the confirmation referenced above, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, provided that for purposes of this clause (e), a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or any Person controlling such Lender, or of the exercise of control over such Lender or any Person controlling such Lender, by any Governmental Authority or instrumentality thereof.

“Departing Lender” has the meaning set forth in Section 2.19(b).
“Designated Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the Equity Interests of a Person and (b) involves the payment of consideration (including the assumption of Indebtedness) by the Company and its Subsidiaries in excess of $100,000,000.
“Designation Letter” means the Designation Letter entered into by the Company and a wholly-owned Domestic Subsidiary of the Company pursuant to Section 2.21(b)(i) pursuant to which such Subsidiary shall (subject to the terms and conditions of Section 2.21) be designated as a Subsidiary Borrower, substantially in the form of Exhibit B or any other form approved by the Administrative Agent.
“Disposition” means any sale, lease, license, transfer, assignment or other disposition of all or any portion of the business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of the Company or any of its Subsidiaries (including any Equity Interests owned by the Company or any of its Subsidiaries).
“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale to the extent the terms of such Equity Interests provide that such Equity Interests shall not be required to be repurchased or redeemed until the Commitment Termination Date has occurred or such repurchase or redemption is otherwise permitted by this Agreement (including as a result of a waiver hereunder)), in whole or in part, in each case prior to the date that is 91 days after the Commitment Termination Date hereunder; provided that if such Equity Interests are issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Documentation Agents” means, individually and collectively, SunTrust Bank, U.S. Bank National Association and Citizens Bank N.A. (as successor to RBS Business Capital), in their capacity as Documentation Agents.
“Dollar Equivalent” means, on any Business Day with respect to any amount denominated in an Alternative Currency, the amount of Dollars that would be required to purchase such amount of such Alternative Currency based upon the spot selling rate at which JPMCB London offers to sell such Alternative Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m. London time on such Business Day for delivery two Business Days later.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America, any state thereof or the District of Columbia.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

“Environmental Laws” means all laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, or to the management, release or threatened release of any Hazardous Material.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) a violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal, or arrangement for disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the indoor or outdoor environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period referred to in Section 4043(c) of ERISA is waived); (b) the existence with respect to any Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) of a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975(f)(3) of the Code; (c) any failure by any Plan to satisfy the “minimum funding standard” applicable to such Plan (as such term is defined in Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date an installment required under Section 430(j) of the Code with respect to any Plan or the failure of any Loan Party or ERISA Affiliate to make by its due date any contribution required under Sections 302. 303, 304 or 305 of ERISA or Sections 430, 431, 432 or 436 of the Code to any Multiemployer Plan; (e) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan (other than PBGC premiums due but not delinquent under Section 4007 of ERISA) including, without limitation, the imposition of any Lien in favor of the PBGC or any Plan; (f) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a Plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (g) the incurrence by any Loan Party or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan (under Section 4062 or 4063 of ERISA) or Multiemployer Plan (under Section 4203 or 4205 of ERISA); and (h) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Loan

Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, or in “endangered” or “critical” status within the meaning of Section 432 of the Code or Section 305 of ERISA.
“euro” means the single currency of Participating Member States of the European Union.
“Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate.
“Eurocurrency Rate” means, with respect to any Eurocurrency Loan for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) at approximately 11:00 A.M., London time, two Business Days prior to the commencement of such Interest Period; provided, that, if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to Dollars, then the Eurocurrency Rate shall be the Interpolated Rate at such time. “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period (for which that Screen Rate is available in Dollars) that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period (for which that Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, at such time. ICE BENCHMARK ADMINISTRATION LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF ICE LIBOR AND/OR THE FIGURE AT WHICH ICE LIBOR STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. ICE BENCHMARK ADMINISTRATION LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE IN RESPECT OF ANY USE OF ICE LIBOR.

“Eurocurrency Reserve Requirements” means, for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.
“Event of Default” has the meaning set forth in Article VII.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Excluded Property” means, “Excluded Property” referred to in the Security Agreement.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations, and agreed by the Administrative Agent. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document:
(a)    income or franchise Taxes imposed on (or measured by) such recipient’s net income by the United States of America (or any political subdivision or state thereof) (each a “U.S. Taxing Authority”), or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender or any Issuing Lender, in which its applicable lending office is located, or which are Other Connection Taxes;
(b)    any branch profits Taxes imposed by any U.S. Taxing Authority or any similar Tax imposed by any other jurisdiction described in clause (a) above;
(c)    in the case of any Lender, any U.S. federal withholding Tax that is imposed on payments to such Lender to the extent such Tax (i) is in effect and would apply as of the date such Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)) becomes a party to this Agreement or (ii) relates to such payments that would be made to any new applicable lending office designated by such Lender and is in effect and would apply as of the time of such designation, except in the case of (i) and (ii), (x) to the extent that such Non-U.S. Lender’s assignor (if any) was entitled, at the time of assignment (or designation of lending office) to receive additional amounts from the Loan Parties pursuant to Section 2.17, (y) to the extent such withholding Tax is imposed as a result of a Change in Law, or (z) to the extent that such withholding Tax shall have resulted from the making of any payment by any Loan Party to a location other than the office designated by the Administrative Agent or the relevant Lender for the receipt of payments of the applicable type from such Loan Party;
(d)    any United States federal withholding Tax that is attributable to such Lender’s failure to comply with Section 2.17(f); and
(e)    any United States federal withholding Tax imposed pursuant to FATCA.
“Existing Credit Agreement” has the meaning set forth in the recitals hereto.
“Existing Letters of Credit” has the meaning set forth in Section 2.06(l).

“Existing Notes” means the Company’s outstanding notes and debentures issued under the Existing Notes Indentures.
“Existing Notes Indentures” means, collectively, (i) the 1987 Existing Notes Indenture and (ii) the 2013 Existing Notes Indenture.
“Existing 2021 Notes” means the Company’s 4.625% Senior Notes due 2021.
“Existing Specified Swap or Banking Services Agreement” means any (a) “Specified Swap or Banking Services Agreement” under, and as defined in, the Existing Credit Agreement and (b) each other Swap Agreement or agreement with respect to Banking Services that is outstanding on the Effective Date between any Loan Party and any Person that is a Lender or an Affiliate of a Lender on the Effective Date.

“FATCA” means Section 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreements entered into pursuant thereto and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.
“Fitness Division” means the Company’s business operations in the physical fitness equipment industry.
“Floorplan Borrowing Base” means, as of any date of determination, an amount equal to 90% of the net book value of Floorplan Borrowing Base Assets as of such date.
“Floorplan Borrowing Base Assets” means secured floorplan loans and similar financing arrangements made by the Company or any Subsidiary to boat and engine dealers.
“Floorplan Receivables Permitted Indebtedness” means Indebtedness incurred to finance the extension by the Company and its Subsidiaries of financing to boat and engine dealers in an aggregate principal amount not to exceed the Floorplan Borrowing Base; provided that not later than the third Business Day prior to the initial incurrence of Indebtedness under any debt facility that will be Floorplan Receivables Permitted Indebtedness, the Company shall have provided the Administrative Agent with written notice of its intention to incur Indebtedness under such facility and with a statement showing a computation of the Floorplan Borrowing Base anticipated to be in effect in connection with such Indebtedness as of the date of such initial incurrence.

“Floorplan Receivables Permitted Liens” means Liens to secure Floorplan Receivables Permitted Indebtedness on notes, loans, promissory notes and other evidences of Indebtedness and related Guarantees and collateral arrangements, and the proceeds thereof, arising from floorplan financing and similar arrangements to boat and engine dealers to promote the sale of inventory.
“Fond du Lac Existing Indebtedness” means the Financing Agreement entered into on the 23rd day of December, 2009, by and among the City of Fond du Lac, Wisconsin and Fond du Lac County, Wisconsin and the Fond du Lac County Economic Development Corporation and the Company.
“Fond du Lac Facility” means the manufacturing plants and facilities, distribution and warehouse facilities and executive offices of the Mercury Marine division located in or adjacent to Fond du Lac, Wisconsin, including all fixtures thereon and equipment and manufacturing-related tangible assets located therein from time to time, but excluding Inventory, raw materials and all production components thereof.
“Fond du Lac Sale and Leaseback Transactions” means sale and leaseback transactions with respect to the Fond du Lac Facility.
“Foreign Equity Interest” means any Equity Interest in any Person that is not organized under the laws of any jurisdiction within the United States of America.
“Foreign Holdco” means each of Brunswick International Ltd., Marine Power International Limited, Marine Power New Zealand Limited, Life Fitness International Sales Inc., Marine Power International Pty. Ltd., Brunswick Marine in EMEA, Inc. and each other Domestic Subsidiary the business of which consists substantially entirely in holding Foreign Equity Interests and/or conducting operations through foreign branches.
“Foreign Receivables” means (a) each account receivable owned by any Foreign Subsidiary or any Foreign Holdco and (b) each account receivable owned by a Loan Party that is owed by a Person that is not organized under any applicable law of the United States, any state of the United States or the District of Columbia, Canada, or any province of Canada.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles in the United States of America.
“Governmental Authority” means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state, provisional, territorial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such

Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, that the term Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) Customer Finance Program Obligations or (iii) the BAC Joint Venture Obligations.
“Guarantee Period” means the period commencing on the Effective Date and ending on the Guarantee Release Date.
“Guarantee Release Date” has the meaning set forth in Section 10.18(c).
“Guaranteed Obligations” has the meaning set forth in Section 9.01.
“Guarantor” means, at any time, collectively and individually, the Company and each Domestic Subsidiary that has executed this Agreement or has executed a Joinder Agreement and has not been released from the Loan Guaranty.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates or fractions, asbestos or asbestos containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, molds, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Headquarters” means the real property located at 1 N. Field Court, Lake Forest, Illinois 60045.
“Immaterial Subsidiary” means, at any date, any Domestic Subsidiary of the Company (other than a Subsidiary Borrower) that, together with its consolidated Subsidiaries, provides less than 5% of the consolidated revenues of, or holds less than 5% of the consolidated assets of, the Company and its Domestic Subsidiaries on a consolidated basis determined in accordance with GAAP; provided that, the aggregate revenues or assets of all Immaterial Subsidiaries, determined in accordance with GAAP, may not exceed 10% of consolidated revenues or consolidated assets, respectively, of the Company and its consolidated Domestic Subsidiaries, collectively, at any time (and the Company will designate in writing to the Administrative Agent from time to time the Subsidiaries which will cease to be treated as “Immaterial Subsidiaries” in order to comply with the foregoing limitation). Each computation of consolidated assets and revenues made in determining whether a Subsidiary is an Immaterial Subsidiary shall exclude all assets consisting of Foreign Equity Interests.
“Increased Facility Activation Notice” means a notice substantially in the form of Exhibit I.
“Increased Facility Closing Date” means any Business Day designated as such in an Increased Facility Activation Notice.
“Indebtedness” means, without duplication, with respect to any Person (including the Company and its Subsidiaries), (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments or with respect to deposits or advances of any kind, (b) all obligations of such Person in respect of the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of business which, to the knowledge of a Financial

Officer, are not more than 45 days past due or are being disputed in good faith) and other accrued expenses and deferred compensation incurred in the ordinary course of business, (c) all Capital Lease Obligations of such Person, (d) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (e) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed (and in each case valued at the lesser of the amount of such Indebtedness and the fair market value of the assets subject to such Lien), (g) all Guarantees by such Person of Indebtedness of others, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit, letters of guaranty that support or secure Indebtedness, surety bonds or similar arrangements, (i) for purposes of Section 7(f) only, all obligations of such Person in respect of Swap Agreements and (j) any other Off-Balance Sheet Liability. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The term Indebtedness shall not include Customer Finance Program Obligations.
“Indebtedness for Borrowed Money” means, on any date, the amount of debt of the Company and its Subsidiaries set forth on, or that would be required to be set forth on, the consolidated balance sheet of the Company as of such date in accordance with GAAP.
“Indemnified Taxes” means Taxes (including Other Taxes) other than Excluded Taxes.
“Indemnitee” has the meaning set forth in Section 10.03(b).
“Initial Issuing Lenders” means, collectively, JPMCB, The Bank of New York, Wells Fargo Bank, National Association, Bank of America, N.A.,
“Information” has the meaning set forth in Section 10.12.
“Insolvency Laws” means the Bankruptcy Code and any other applicable state, provincial, territorial or federal bankruptcy laws, each as now and hereafter in effect, any successors to such statutes and any other applicable insolvency or other similar law of any jurisdiction, including any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it and including any rules and regulations pursuant thereto.
“Intellectual Property” has the meaning set forth in Section 3.05(b).
“Interest Coverage Ratio” means, the ratio, determined as of the end of any Test Period, of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Interest Expense for such Test Period.
“Interest Election Request” means a request by any Borrower to convert or continue a Borrowing of Revolving Loans in accordance with Section 2.08.
“Interest Payment Date” means (a) with respect to any ABR Loan, each Quarterly Date, (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period for a Eurocurrency Loan of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period and (c) with respect to any Loan, the Commitment Termination Date.
“Interest Period” means for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six (or, with the consent of each Lender, twelve) months thereafter, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing consisting of Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.
“Inventory” means, individually and collectively, “Inventory”, as referred to in the Security Agreement.
“Investment” has the meaning set forth in Section 6.06.
“Investment Grade Release Conditions” means the two following conditions:
(1) the Company shall have received (x) a Rating of at least BBB- (with a stable or positive outlook) from S&P and a Rating of at least Ba1 (with a stable or positive outlook) from Moody’s or (y) a Rating of at least BB+ (with a stable or positive outlook) from S&P and a Rating of at least Baa3 (with a stable or positive outlook) from Moody’s; and
(2) the Leverage Ratio as of the last day of each of the two prior fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) or pursuant to Section 5.01(a) or 5.01(b) of the Existing Credit Agreement shall have been less than or equal to 2.25:1.00.
If the rating system of S&P and/or Moody’s shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency.
“Investment Grade Release Date” means the first date on or as of which the Investment Grade Release Conditions are satisfied.
“Issuing Lender” means each Initial Issuing Lender and each other Lender designated by the Company as an “Issuing Lender” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as an issuer of one or more Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(j), in each case so long as such Person shall remain an Issuing Lender hereunder.  Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Joinder Agreement” has the meaning set forth in Section 5.13.
“JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.
“LC Collateral Account” has the meaning set forth in Section 2.06(k).
“LC Commitment” means $100,000,000.
“LC Disbursement” means a payment made by any Issuing Lender pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of any Borrower at such time; provided that, with respect to any component of any such amount in an Alternative Currency, such amount shall be the Dollar Equivalent thereof. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For purposes of computing the undrawn amount under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.05. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (1998), International Chamber of Commerce Publication No. 590, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender Parent” means with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.
“Lenders” means (a) on the Effective Date, the Persons listed on Schedule 1.01A hereto and (b) thereafter, any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit issued or continued pursuant to this Agreement.
“Leverage Ratio” means, as of the last day of any Test Period, the ratio of (a) Consolidated Total Indebtedness as of such date to (b) Consolidated EBITDA for such period.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan Documents” means, collectively, this Agreement, any promissory notes issued pursuant to this Agreement, any Letters of Credit, any Designation Letters and the Collateral Documents.

Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Guaranty” means Article IX of this Agreement.
“Loan Parties” means, individually and collectively, the Company, the other Borrowers, the Company’s Domestic Subsidiaries that are Guarantors and any other Person who becomes a party to this Agreement pursuant to a Joinder Agreement and their respective successors and assigns.
“Loans” means the loans and advances made by the Lenders to the Borrowers pursuant to this Agreement.
“Margin Stock” means “margin stock” within the meaning of Regulations T, U and X of the Board.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, condition, financial or otherwise, prospects or results of operations of the Company and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party, (c) during the Collateral Period, the Collateral, the Administrative Agent’s Lien (for the benefit of the Secured Parties) on the Collateral or the priority of such Liens, or (d) the rights of or benefits available to the Administrative Agent, the Lenders or any Issuing Lender under this Agreement or any of the other Loan Documents.
“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $50,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time.
        “Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA as to which any Loan Party or any ERISA Affiliates (i) makes or is obligated to make contributions, (ii) during the preceding five plan years, has made or been obligated to make contributions or (iii) has any actual or contingent liability.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds and Cash Equivalents received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset (so long as such Lien is permitted hereunder) and

(iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).
“New Lender” has the meaning set forth in Section 2.23(b).
“New Lender Supplement” has the meaning set forth in Section 2.23(b).
“Non-Consenting Lender” has the meaning set forth in Section 10.02(d).
“Non-Material Subsidiary” means, at any date, any Subsidiary of the Company (other than a Subsidiary Borrower) that, together with its consolidated Subsidiaries, provides less than 5% of the consolidated revenues of, or holds less than 5% of the consolidated assets of, the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP; provided that, the aggregate revenues or assets of all Non-Material Subsidiaries, determined in accordance with GAAP, may not exceed 10% of consolidated revenues or consolidated assets, respectively, of the Company and its consolidated Subsidiaries, collectively, at any time (and the Company will designate in writing to the Administrative Agent from time to time the Subsidiaries which will cease to be treated as “Non-Material Subsidiaries” in order to comply with the foregoing limitation).
“Non-U.S. Lender” means any Lender or Issuing Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code.
“Obligations” means the Borrower Obligations and the Guaranteed Obligations.
“Off-Balance Sheet Liability” of a Person means any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person.
“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary Taxes or any other excise, property, intangible, recording, filing or similar Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery, performance or enforcement or registration of, or from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, but excluding Excluded Taxes.
“Participant” has the meaning set forth in Section 10.04(c).
“Participant Register” has the meaning set forth in Section 10.04(c).
“Patriot Act” has the meaning set forth in Section 10.16.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisition” means any acquisition by the Company or any Domestic Subsidiary, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided that:
(a)    such acquisition shall be consensual;
(b)    such acquisition shall be consummated in accordance with all Requirements of Law, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect;
(c)    in the case of the acquisition of Equity Interests, all of the Equity Interests (except for any such securities in the nature of directors’ qualifying shares) acquired or otherwise issued by such Person (or, in the case of an acquisition of a group of companies, the parent company of such group) or any newly formed Subsidiary of any Borrower in connection with such acquisition shall be directly and beneficially owned 100% by the Company or any Domestic Subsidiary; and
(d)    in the case of any acquisition in excess of $50,000,000 (whether paid in cash, securities, the assumption of debt or otherwise), the Company shall furnish to the Administrative Agent at least five Business Days prior to such proposed acquisition a certificate from a Financial Officer evidencing compliance with Section 6.06(k), together with such detailed information relating thereto as the Administrative Agent may reasonably request to demonstrate such compliance.
“Permitted Encumbrances” means:
(a)Liens imposed by law for Taxes, assessments or governmental charges or levies on property that are not yet due and payable or are being contested in compliance with Section 5.04;
(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, servicemen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;
(c)pledges and deposits (including letters of credit (and deposits securing letters of credit), surety bonds and other escrowed or trust holdings) made in the ordinary course of business in compliance with workers’ compensation laws, unemployment, general liability and other insurance, old age pensions and other social security or retirement benefits, or similar laws or regulations;
(d)Liens incurred over cash deposits and other investments to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Article VII;

(f)easements, zoning or other land use restrictions (including restrictive covenants or deed restrictions in connection with environmental cleanup obligations), rights-of-way and similar encumbrances or charges on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and
(g)bankers’ liens and rights of setoff arising by operation of law and contractual rights of setoff or any contractual Liens or netting rights, in each case, in favor of the relevant depository institutions in connection with any cash management services provided to the Company or any of its Subsidiaries in the ordinary course of business;
provided that the term “Permitted Encumbrance” shall not include any Lien securing Indebtedness.
“Permitted Floorplan Vehicle Transaction” means any of one or more financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the obligations of which are non-recourse (except for Permitted Floorplan Vehicle Transaction Undertakings) to the Company or any Subsidiary (other than any Permitted Floorplan Vehicle Transaction Subsidiary), pursuant to which the Company or any Subsidiary sells Floorplan Borrowing Base Assets and related assets or interests therein to either (a) a Person that is not a Subsidiary or (b) a Permitted Floorplan Vehicle Transaction Subsidiary that in turn sells its assets to a Person that is not a Subsidiary.
“Permitted Floorplan Vehicle Transaction Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary that it has determined in good faith to be customary in financings similar to a Permitted Floorplan Vehicle Transaction, including, without limitation, those relating to the servicing of the assets of a Permitted Floorplan Vehicle Transaction Subsidiary.
“Permitted Floorplan Vehicle Transaction Subsidiary” means any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Permitted Floorplan Vehicle Transactions.
“Permitted Foreign Acquisition” means any acquisition that would be a Permitted Acquisition if each reference to “Domestic Subsidiary” in the definition of Permitted Acquisition were replaced with a reference to “Foreign Subsidiary”.
“Permitted Foreign Sale and Leaseback Transactions” means sale and leaseback transactions with respect to the property or assets of Foreign Subsidiaries and Foreign Holdcos outside the United States of America.
“Permitted Foreign Securitization” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated, refunded, replaced or refinanced from time to time, the obligations of which are non-recourse (except for Permitted Foreign Securitization Standard Undertakings) to the Company or any Subsidiary (other than any Permitted Foreign Securitization Subsidiary), pursuant to which the Company or any Subsidiary sells accounts, payment intangibles and related assets or interests therein in each case in respect of Foreign Receivables to either (a) a Person that is not a Subsidiary or (b) a Permitted Foreign Securitization Subsidiary that in turn sells its accounts, payment intangibles and related assets to a Person that is not a Subsidiary.

“Permitted Foreign Securitization Repurchase Obligation” means any obligation of the Company or any Subsidiary that is a seller of assets in a Permitted Foreign Securitization to repurchase the assets it sold thereunder as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Permitted Foreign Securitization Standard Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary that it has determined in good faith to be customary in financings similar to a Permitted Foreign Securitization, including, without limitation, those relating to the servicing of the assets of a Permitted Foreign Securitization Subsidiary, it being understood that any Permitted Foreign Securitization Repurchase Obligation shall be deemed to be a Permitted Foreign Securitization Standard Undertaking.
“Permitted Foreign Securitization Subsidiary” means any Subsidiary formed solely for the purpose of engaging, and that engages only, in one or more Permitted Foreign Securitizations.
“Permitted Lien” means any Lien permitted pursuant to the terms of Section 6.02 and any reference to such Liens.
“Permitted Other Sale and Leaseback Transactions” means sale and leaseback transactions with respect to the Available Sale and Leaseback Collateral.
“Permitted Refinancing Sale and Leaseback Transactions” means sale and leaseback transactions with respect to the Available Sale and Leaseback Collateral, provided that all the proceeds of such transactions are applied immediately to redeem (or make subject to cash collateral or escrow arrangements satisfactory to the Administrative Agent pending the redemption of) the Existing 2021 Notes and pay any premiums and any fees and expenses incurred in connection with such redemption.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan (as defined in Section 3(3) of ERISA), including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Loan Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, except for any Multiemployer Plan.
“Pounds Sterling” means the lawful money of the United Kingdom.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
“Pro Forma Basis” means, with respect to any test hereunder in connection with any event, that such test shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) such event as if it happened on the first day of such period or (ii) the incurrence of any Indebtedness by the Company or any Subsidiary and any incurrence, repayment, issuance or redemption of other Indebtedness of the Company or any Subsidiary occurring at any time subsequent to the last day of the Test Period and on or prior to the date of determination, as if such incurrence, repayment, issuance or redemption, as the case may be, occurred on the first day of the Test Period (it being understood that, in connection with any such pro forma calculation prior to the delivery of financial statements for the first fiscal quarter ended after the Effective Date, such calculation shall be made in a manner reasonably satisfactory to the Administrative Agent).
“Projections” has the meaning set forth in Section 5.01(e).
“Qualified Keepwell Provider” means, in respect of any Swap Obligation, each Loan Party that, at the time the relevant guarantee (or the grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to section 1a(18)(A)(v)(II) of the Commodity Exchange Act (or any successor provision thereto).
“Quarterly Dates” means the last Business Day of March, June, September and December in each year, the first of which shall be the first such day after the date hereof.
“Rating” has the meaning set forth in the definition of Applicable Pricing Grid.
“Register” has the meaning set forth in Section 10.04(b).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Relevant Jurisdiction” has the meaning set forth in Section 2.21(b)(ii).
“Required Lenders” means, at any time, Lenders having Commitments representing more than 50% of the Total Commitment at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, “Required Lenders” means, Lenders having Credit Exposures representing more than 50% of the total Credit Exposures at such time.
“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company, whether now or hereafter outstanding, or any option, warrant or other right to acquire any such Equity Interests in the Company; provided, however, that any payments or issuances pursuant to Section 6.05(g) or (h) or the 2005 Elective Deferred Incentive Compensation Plan shall not constitute Restricted Payments.

“Revolving”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01.
“S&P” means Standard & Poor’s Ratings Services LLC, a subsidiary of The McGraw-Hill Corporation.
“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any country-wide Sanctions. As of the Effective Date, the Sanctioned Countries are Cuba, Iran, North Korea, Sudan and Syria.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the United States Securities and Exchange Commission, together with any successor agency responsible for the administration and enforcement of the Securities Act of 1933, as amended from time to time, and the Exchange Act.
“Secured Party” means any of the Agents, the Lenders (and, in the case of any Specified Swap or Banking Services Agreement, Affiliates of Lenders) and the Issuing Lenders, as well as any other holder of an Obligation.
“Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of the date hereof, between the Loan Parties party thereto and the Administrative Agent, for the benefit of the Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document for the purpose of creating a Lien on the property of any Loan Party), or any other Person, as the same may be amended, restated or otherwise modified from time to time.
“Specified Banking Services Agreement” means any agreement with respect to Banking Services entered into by any Loan Party and any Person that is a Lender or an Affiliate of a Lender at the time such agreement is entered into.
“Specified Change of Control” means a “Change of Control” (or other defined term having a similar purpose) as defined in the Existing Notes or in any document governing any refinancing thereof.
“Specified Disposition” means any Disposition (in one or more related transactions) of all or substantially all the retail bowling business of the Company for fair value, whether by Disposition of assets or Equity Interests or a combination thereof, including the Equity Interests in and assets of Leiserv, LLC, Brunswick Centres Inc., Brunswick Recreation, LLC and their Subsidiaries.

“Specified Swap Agreement” means a Swap Agreement in respect of interest rates, currency exchange rates or commodity prices entered into by any Loan Party and any Person that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.
“Specified Swap or Banking Services Agreement” means (a) any Specified Swap Agreement or any Specified Banking Services Agreement and (b) any Existing Specified Swap or Banking Services Agreement.
“Subordinated Indebtedness” of any Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Administrative Agent.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.  Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.
“Subsidiary Borrower” means (a) each wholly-owned Domestic Subsidiary of the Company that is listed under the caption “Subsidiary Borrowers” on the signature pages hereof and (b) each other wholly-owned Domestic Subsidiary of the Company that shall become a Subsidiary Borrower pursuant to Section 2.21, in each case so long as such Subsidiary shall remain a Subsidiary Borrower hereunder.
“Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.
“Swap Obligations” of a Person means any obligation to pay or perform under a Swap.
“Syndication Agents” means, individually and collectively, Bank of America, N.A. and Wells Fargo Bank, N.A., in their capacity as Syndication Agents.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions or withholdings, assessments, fees or other charges imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.
“Termination Letter” has the meaning set forth in Section 2.21(c).

“Test Period” means the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been (or were required to be) delivered pursuant to Section 5.01(a) or 5.01(b), as applicable.
“Total Assets” means, at any date, the amount that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Company and the Subsidiaries.
“Total Commitment” means, at any time, the aggregate amount of the Commitments as in effect at such time.
“Transactions” means the execution, delivery and performance by the Company, each Subsidiary Borrower and each other Loan Party of this Agreement and the other Loan Documents, the creation of the Liens in the Collateral in favor of the Administrative Agent, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurocurrency Rate or the Alternate Base Rate.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(f).
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
SECTION 1.02    Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurocurrency Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Eurocurrency Borrowing”).
SECTION 1.03    Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References to the “date hereof” and similar locutions shall mean June 26, 2014.

SECTION 1.04    Accounting Terms; GAAP; Fiscal Year.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof; provided, further, that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or any change in the application of GAAP on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  To enable the ready and consistent determination of compliance with the covenants set forth in Article VI, the Company will not change its fiscal year from a fiscal year consisting of four fiscal quarters ending on December 31, each fiscal quarter of which is comprised of three fiscal months consisting of a first fiscal month of four calendar weeks, a second fiscal month of four calendar weeks and a third fiscal month of five calendar weeks.

Notwithstanding anything to the contrary contained in the immediately preceding paragraph or the definition of “Capital Lease,” and notwithstanding any accounting change, only those leases that would constitute “Capital Leases” on the date hereof (assuming for purposes hereof that they were in existence on the date hereof) shall be considered Capital Leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith (provided that together with all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change, the Company shall deliver a schedule showing the adjustments necessary to reconcile such financial statements with the treatment of leases under GAAP as in effect immediately prior to such accounting change).

SECTION 1.05    Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such times.

ARTICLE II

THE CREDITS

SECTION 2.01    The Commitments.
(a)    Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans in Dollars to the Company and the Subsidiary Borrowers from time to time during the Availability Period if after giving effect thereto (and after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.10):
(i)    such Lender’s Credit Exposure would not exceed such Lender’s Commitment; and
(ii)    the total Credit Exposures would not exceed the Total Commitment.
(b)    Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow its Revolving Loans.
SECTION 2.02    Loans and Borrowings.
(a)    Obligations of Lenders.  Each Revolving Loan to the Company or any Subsidiary Borrower shall be made as part of a Borrowing comprised of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Type of Loans.  Subject to Section 2.14 each Revolving Borrowing by the Company or any Subsidiary Borrower shall be comprised entirely of ABR Loans or of Eurocurrency Loans denominated in Dollars as the relevant Borrower may request in accordance herewith.  Each ABR Loan shall be denominated in Dollars.
Each Lender at its option may make any Eurocurrency Loan by causing any U.S. or non-U.S. branch or any Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Minimum Amounts; Limitation on Number of Borrowings.  Each Revolving Eurocurrency Borrowing shall be in an aggregate amount of $5,000,000 or a larger multiple of $1,000,000.  Each Revolving ABR Borrowing shall be in an aggregate amount equal to $500,000 or a larger multiple of $500,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f).  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Revolving Eurocurrency Borrowings outstanding.
(d)    Limitations on Interest Periods.  Notwithstanding any other provision of this Agreement, neither the Company nor any other Borrower shall be entitled to request (or to elect to convert to or continue as a Revolving Eurocurrency Borrowing) any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.
SECTION 2.03    Requests for Revolving Borrowings.

(a)    Borrowing Requests.  To request a Revolving Borrowing, the Company (on behalf of itself or the relevant Borrower) or the relevant Borrower shall notify the Administrative Agent of such request by telephone:
(i)    in the case of a Revolving Eurocurrency Borrowing by the Company or any Subsidiary Borrower, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing; or
(ii)    in the case of an ABR Borrowing by the Company or any Subsidiary Borrower, not later than 1:00 p.m., New York City time, on the date of the proposed Borrowing.
(iii)    Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Company (on behalf of itself or the relevant Borrower) or the relevant Borrower.
(b)    Content of Borrowing Requests.  Each telephonic and written Borrowing Request shall specify the following information in compliance with Sections 2.01 and 2.02:
(i)    the name of the relevant Borrower;
(ii)    the aggregate amount of the requested Borrowing;
(iii)    the date of such Borrowing (which shall be a Business Day);
(iv)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(v)    in the case of a Revolving Eurocurrency Borrowing, the initial Interest Period therefor, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d); and
(vi)     the location and number of the relevant Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
(c)    Notice by Administrative Agent; Determination of Lender Ratable Shares. Promptly following receipt of a Borrowing Request for a Borrowing by the Company or a Subsidiary Borrower in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
(d)    Failure to Elect.  With respect to any Borrowing Request in respect of a Revolving Borrowing by the Company or any Subsidiary Borrower:
(A)    if no election as to the Type of such Revolving Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing; and
(B)    if no Interest Period is specified with respect to any requested Revolving Eurocurrency Borrowing,  the applicable Borrower shall be deemed to have requested an ABR Borrowing.

SECTION 2.04    [Reserved].
SECTION 2.05    [Reserved].
SECTION 2.06    Letters of Credit.
(a)    General.  Subject to the terms and conditions set forth herein, in addition to the Loans provided for herein, from time to time during the Availability Period, a Borrower may request any Issuing Lender to issue Letters of Credit denominated in Dollars or an Alternative Currency for the account of such Borrower. Each Letter of Credit shall be in such form as shall be acceptable to the Administrative Agent and the relevant Issuing Lender in its reasonable determination.  Letters of Credit issued hereunder, including the Dollar Equivalent of Letters of Credit denominated in any Alternative Currency, shall constitute utilization of the Commitments.
(b)    Notice of Issuance, Amendment, Renewal or Extension.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), a Borrower shall deliver by hand or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Lender of such Letter of Credit) to such Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount and currency of such Letter of Credit, the name of the account party (which shall be a Borrower or a Subsidiary and a Borrower as co-applicants), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by such Issuing Lender, such Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, any Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(c)    Limitations on Amounts.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the relevant Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate LC Exposure shall not exceed the LC Commitment, (ii) if denominated in any Alternative Currency, the aggregate LC Exposure in any Alternative Currency shall not exceed the Dollar Equivalent of $15,000,000, (iii) with respect to each Initial Issuing Lender, the sum of (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by such Initial Issuing Lender plus (y) the aggregate amount of all LC Disbursements by such Initial Issuing Lender that have not yet been reimbursed by or on behalf of any Borrower at such time shall not exceed $50,000,000 without the consent of such Initial Issuing Lender; provided that, with respect to any component of any such amount in an Alternative Currency, such amount shall be the Dollar Equivalent thereof, (iii) no Lender’s Credit Exposure shall exceed its Commitment and (iv) the sum of the total Credit Exposures would not exceed the Total Commitment.
(d)    Expiration Date.  No Letter of Credit shall have a stated expiry date that is later than the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Commitment Termination Date; provided that any Letter of Credit may contain customary automatic renewal provisions agreed upon by the applicable Borrower and the applicable Issuing Lender pursuant to which the expiration date of such Letter of Credit shall automatically be extended for a period of up to 12 months (but not to a date later than the date set forth in clause (ii) above), subject to a right on the part of such Issuing Lender to prevent any such renewal from occurring by giving notice to the beneficiary in advance of any such renewal.
(e)    Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender of such Letter of Credit or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
In consideration and in furtherance of the foregoing, each relevant Lender hereby absolutely and unconditionally agrees, upon receipt of a notice as provided for in the final paragraph of Section 2.06(f), to pay to the Administrative Agent, for the account of the relevant Issuing Lender of each Letter of Credit such Lender’s Applicable Percentage of the amount of each LC Disbursement, or the Dollar Equivalent of the amount of each LC Disbursement made in an Alternative Currency, made by such Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the relevant Borrower or at any time after any reimbursement payment is required to be refunded to such Borrower for any reason.  Such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each such payment shall be made in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Lender the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the relevant Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to such Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the relevant Borrower of its obligation to reimburse such LC Disbursement.
(f)    Reimbursement.  If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the relevant Borrower shall reimburse such Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the relevant Borrower receives notice that such LC Disbursement has been made, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the relevant Borrower receives such notice, if such notice is not received prior to such time; provided that the relevant Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with all or any portion of a Revolving ABR Borrowing in an amount permitted under Section 2.02(c) (in the event that such LC Disbursement was made in an Alternative Currency, such Borrowing Request shall be for the Dollar Equivalent of the amount of such LC Disbursement) and, to the extent so financed, the relevant Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving ABR Borrowing (or the applicable portion thereof). Each such payment shall be made to the Issuing Lender in the currency in which such Letter of Credit is denominated (except that, in the case of any Letter of Credit denominated in an Alternative Currency, in the event that such payment is not made to the Issuing Lender within three Business Days of the date of receipt by the relevant Borrower of such notice, upon notice by the Issuing Lender to the Borrower, such payment shall be made in Dollars, in an amount equal to the Dollar Equivalent of the amount of such payment) and in immediately available funds. Any conversion by the Issuing Lender of any payment to be made by a Borrower in respect of any Letter of Credit denominated in an Alternative Currency into Dollars in accordance with this Section 2.06(f) shall be conclusive and binding upon such Borrower and the Lenders in the absence of manifest error; provided that upon the request of any Lender, the Issuing Lender shall provide to such Lender a certificate including reasonably detailed information as to the calculation of such conversion. If a Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Alternative Currency would subject the Administrative Agent, the applicable Issuing Lender or any Lender to any duty, charge or stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall pay the amount of any such duty, charge or tax requested by the Administrative Agent, the relevant Issuing Lender or Lender.
If any Borrower fails to make payment when due in respect of any LC Disbursement relating to a Letter of Credit issued for its account, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from such Borrower and such Lender’s Applicable Percentage thereof.
(g)    Obligations Absolute.  Each Borrower’s obligations to reimburse LC Disbursements as provided in Section 2.06(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, (iv) at any time or from time to time, without notice to any Borrower or any other Person, the time for any performance of or compliance with any of such reimbursement obligations of any other Borrower shall be waived, extended or renewed, (v) any of such reimbursement obligations of any other Borrower shall be amended or otherwise modified in any respect, or the Guarantee of any of such reimbursement obligations or any security therefor shall be released, substituted or exchanged in whole or in part or otherwise dealt with, (vi) any lien or security interest granted to, or in favor of, the Administrative Agent or any of the Lenders as security for any of such reimbursement obligations shall fail to be perfected, (vii) the occurrence of any Default, (viii) the existence of any proceedings of the type described in Section 7(g) or (h) with respect to any other Loan Party, (ix) any lack of validity or enforceability of any of such reimbursement obligations against any other Loan Party, or (x) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the obligations of any Borrower hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Lenders, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender thereof or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender of such Letter of Credit; provided that the foregoing shall not be construed to excuse such Issuing Lender from liability to any Borrower or to any Lender which has funded its participation hereunder in such Letter of Credit to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Loan Parties and the Lenders to the extent permitted by applicable law) suffered by any Borrower or any such Lender, as the case may be, that are caused by such Issuing Lender’s failure to exercise the standard of care agreed hereunder to be applicable when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that such standard of care shall be as follows, and that such Issuing Lender shall be deemed to have exercised such standard of care in the absence of gross negligence or willful misconduct on its part (as determined by a court of competent jurisdiction by final and nonappealable judgment):
(i)    an Issuing Lender of a Letter of Credit may accept documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; and
(ii)     an Issuing Lender of a Letter of Credit shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)    Disbursement Procedures.  Upon presentation of documents with respect to a demand for payment under a Letter of Credit, each Issuing Lender in respect of such Letter of Credit shall (i) promptly notify the Administrative Agent, the Company and (if different) the relevant Borrower by telephone (confirmed by facsimile) of such demand for payment, (ii) promptly following its receipt of such documents, examine all documents purporting to represent a demand for payment under a Letter of Credit and (iii) promptly after such examination notify the Administrative Agent, the Company and (if different) the relevant Borrower by telephone (confirmed by facsimile) whether the Issuing Lender has made or will make an LC Disbursement under such Letter of Credit; provided that any failure to give or delay in giving any such notice shall not relieve such Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such LC Disbursement.
(i)    Interim Interest.  If any Issuing Lender shall make any LC Disbursement, then, unless the relevant Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to, but excluding, the date that such Borrower reimburses such LC Disbursement, (i) in the case of LC Disbursements made in Dollars, at the rate per annum then applicable to Revolving ABR Loans and (ii) in the case of LC Disbursements made in an Alternative Currency, at the overnight London interbank offered rate for the relevant Alternative Currency determined by the Administrative Agent in good faith plus the rate per annum then applicable to Eurocurrency Borrowings; provided that, if such Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.06(f), then Section 2.13(c) shall apply. In the case of LC Disbursements made in an Alternative Currency, the amount of interest due with respect thereto shall be payable in the applicable Alternative Currency; provided that, if the Borrower’s payment obligation with respect to a LC Disbursement made in an Alternative Currency has been converted pursuant to Section 2.06(f) into an obligation to pay the Dollar Equivalent of such amount, then interest payable thereon shall be payable in Dollars in the amount equal to the Dollar Equivalent thereof. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.06(e) to reimburse such Issuing Lender shall be for the account of such Lender to the extent of such payment.
(j)    Additional Issuing Lenders; Termination of Issuing Lenders.  An Issuing Lender may be added, or an existing Issuing Lender may be terminated, under this Agreement at any time by written agreement between the Company, the Administrative Agent and the relevant Issuing Lender.  The Administrative Agent shall notify the Lenders of any such addition or termination.  At the time any such termination shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the Issuing Lender being terminated pursuant to Section 2.12(b)(i).  From and after the effective date of any such addition, the new Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter.  References herein to the term “Issuing Lender” shall be deemed to refer to each new Issuing Lender or to any previous Issuing Lender, or to such new Issuing Lender and all previous Issuing Lenders, as the context shall require. After the termination of an Issuing Lender hereunder, the terminated Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to any outstanding Letters of Credit issued by it prior to such termination, but shall not be required to issue any new Letters of Credit or to renew or extend any such outstanding Letters of Credit.
(k)    Cash Collateralization. If (i) an Event of Default shall have occurred and be continuing and the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (ii) any of the other provisions of this Agreement require cash collateralization, the Company shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent, which account may be a “securities account” (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Secured Parties (the “LC Collateral Account”), an amount in immediately available funds in Dollars equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such amount shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clause (h) or (i) of Article VII; provided, further, that the portions of such amount attributable to undrawn Letters of Credit issued in an Alternative Currency shall be deposited in the relevant Alternative Currency. Such deposits shall be held by the Administrative Agent as collateral for the LC Exposure under this Agreement and for the payment and performance of the Obligations, and for this purpose the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and each Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Secured Parties in the LC Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (in accordance with its usual and customary practices for investments of this type) and at the Borrower’s risk and reasonable expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys and financial assets in the LC Collateral Account shall be applied by the Administrative Agent to reimburse the applicable Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing more than 50% of the total LC Exposure), be applied to satisfy other Obligations. The Administrative Agent shall cause all such cash collateral (to the extent not applied as aforesaid) to be returned to the Company within three Business Days after (A) in the case of clause (i) above, the applicable Event of Default shall have been cured or waived (so long as no other Event of Default has occurred and is continuing at such time) or (B) in the case of clause (ii) above, such cash collateral shall no longer be required pursuant to the applicable provision hereof.
(l)    Existing Letters of Credit. Each of the letters of credit listed on Schedule 2.06(l) shall automatically, and without any action on the part of any Person, be deemed a Letter of Credit issued and continued hereunder as of the Effective Date.
(m)    Dollar Equivalent Determination. The Administrative Agent shall determine the Dollar Equivalent of the LC Exposure with respect to Letters of Credit denominated in an Alternative Currency as of the end of each fiscal quarter of the relevant Borrower. If after giving effect to any such determination of the Dollar Equivalent of such LC Exposure, the LC Exposure exceeds 105% of the LC Commitment, the Borrowers shall, within five Business Days of receipt of notice thereof from the Administrative Agent setting forth such calculation in reasonable detail, deposit cash collateral in the LC Collateral Account pursuant to Section 2.06 in an amount equal to such excess.
(n)    Reporting. Unless otherwise requested by the Administrative Agent, each Issuing Lender shall (i) provide to the Administrative Agent copies of any notice received from any Borrower pursuant to Section 2.06(b) no later than the Business Day after receipt thereof and (ii) report in writing to the Administrative Agent (A) on the first Business Day of each week, the activity for each day during the immediately preceding week in respect of Letters of Credit issued by it, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (B) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, whether such Letter of Credit is a trade, financial or performance Letter of Credit, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amount thereof changed), and no Issuing Lender shall be permitted to issue, amend, renew or extend such Letter of Credit without first obtaining written confirmation from the Administrative Agent that such issuance, amendment, renewal or extension is then permitted by the terms of this Agreement, (C) on each Business Day on which such Issuing Lender makes any LC Disbursement, the date of such LC Disbursement and the amount and currency of such LC Disbursement and (D) on any other Business Day, such other information as the Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by the Administrative Agent.
SECTION 2.07    Funding of Borrowings.
(a)    Funding by Lenders.  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower designated by such Borrower in the applicable Borrowing Request; provided that Revolving ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(f) shall be remitted by the Administrative Agent to the relevant Issuing Lender.
(b)    Presumption by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the relevant Lender and the Borrowers agree (jointly and severally with each other Borrower, but severally and not jointly with the applicable Lenders) to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.  With respect to any share of a Borrowing not made available by a Lender as contemplated above, if such Lender subsequently pays its share of such Borrowing to the Administrative Agent, then the Administrative Agent shall promptly repay any corresponding amount paid by the relevant Borrower to the Administrative Agent as provided in this paragraph (including interest thereon to the extent received by the Administrative Agent); provided that such repayment to such Borrower shall not operate as a waiver or any abandonment of any rights or remedies of such Borrower with respect to such Lender.
SECTION 2.08    Interest Elections.
(a)    Elections by the Borrowers for Revolving Borrowings.  The Loans constituting each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Revolving Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the relevant Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Revolving Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section.  A Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the relevant Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    Notice of Elections.  To make an election pursuant to this Section, the Company (on behalf of itself or the relevant Borrower) or the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company (on behalf of itself or the relevant Borrower) or the relevant Borrower.

(c)    Content of Interest Election Requests.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrower and the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” and permitted under Section 2.02(d).
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrowers shall be deemed to have requested an ABR Borrowing.
(d)    Notice by the Administrative Agent to the Lenders.  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    Failure to Elect; Events of Default.  If the Company or the relevant Subsidiary Borrower fails to deliver a timely and complete Interest Election Request with respect to a Revolving Eurocurrency Borrowing by a Borrower prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company and the relevant Borrower, then, so long as an Event of Default is continuing (A) no outstanding Revolving Borrowing may be converted to or continued as a Revolving Eurocurrency Borrowing and (B) unless repaid, each Revolving Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
SECTION 2.09    Termination and Reduction of the Commitments.
(a)    Scheduled Termination.  Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.
(b)    Voluntary Termination or Reduction.  The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is $25,000,000 or a larger multiple of $5,000,000; and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, (x) the sum of the Credit Exposures would exceed the Total Commitment or (y) any Lender’s Credit Exposure would exceed such Lender’s Commitment.

(c)    Notice of Voluntary Termination or Reduction.  The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(d)    Effect of Termination or Reduction.  Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.
SECTION 2.10    Repayment of Loans; Evidence of Debt.
(a)    Repayment. The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of the Lenders the outstanding principal amount of the Revolving Loans on the Commitment Termination Date.
(b)    [Reserved].
(c)    Maintenance of Records by Lenders.  Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)    Maintenance of Records by the Administrative Agent.  The Administrative Agent shall maintain records in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the relevant Lenders and each such Lender’s share thereof.
(e)    Effect of Entries.  The entries made in the records maintained pursuant to paragraph (c) or (d)  of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the relevant Borrower to repay the Loans made to such Borrower in accordance with the terms of this Agreement.
(f)    Promissory Notes.  Any Lender may request that Loans made by it to any Borrower be evidenced by a promissory note.  In such event, the relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent.  Thereafter, the Loans to such Borrower evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

SECTION 2.11    Prepayment of Loans.
(a)    Optional Prepayments.  Each Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.
(b)    Mandatory Prepayments. In the event and on such occasion that:
(iii)    the Credit Exposure of any Lender exceeds such Lender’s Commitment; or
(iv)    the sum of the total Credit Exposures (including the Dollar Equivalent of any LC Exposure with respect to a Letter of Credit denominated in an Alternative Currency) exceeds the Total Commitment;
the Borrowers shall promptly prepay the Revolving Loans in an aggregate amount equal to such excess; provided that if the aggregate principal amount of Revolving Loans then outstanding is less than the amount of such excess (because LC Exposure constitutes a portion thereof), the Borrowers shall, to the extent of the balance of such excess, deposit an amount in cash in the LC Collateral Account. If the Borrowers are required to provide (and have provided the required amount of) cash collateral pursuant to this Section 2.11(b) and such excess is subsequently reduced, cash collateral in an amount equal to the lesser of (x) any such reduction and (b) the amount of such cash collateral (to the extent not applied as set forth in Section 2.06(k)) shall be returned to the Borrowers within two Business Days after any such reduction.
(c)    All such amounts pursuant to Section 2.11(b) shall be applied to prepay the Revolving Loans without a corresponding reduction in the Total Commitment and to cash collateralize outstanding LC Exposure.
(d)    Notices, Etc.  The Company shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder:
(i)    in the case of prepayment of a Revolving Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment; or
(ii)    in the case of prepayment of an ABR Borrowing, not later than 9:00 a.m., New York City time, on the date of prepayment.
Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and shall be made in the manner specified in Section 2.18(a).
SECTION 2.12    Fees.

(a)    Facility Fee.  The Borrowers agree to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Facility Fee Rate on the average daily amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the Commitment Termination Date. Accrued facility fees shall be payable in arrears on each Quarterly Date and on the Commitment Termination Date, commencing on the first such date to occur after the date hereof.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    Letter of Credit Fees.  The Company agrees to pay to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate applicable to Eurocurrency Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure.
(i)    The relevant Borrower with respect to each Letter of Credit agrees to pay to the Issuing Lender of such Letter of Credit (A) a fronting fee, which shall accrue at a rate per annum as agreed separately between the Company and the relevant Issuing Lender, of the average daily amount of the LC Exposure with respect to such Letter of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which there ceases to be any such LC Exposure under such Letter of Credit and (B) such Issuing Lender’s standard fees with respect to the issuance, amendment, renewal or extension of such Letter of Credit or processing of drawings thereunder.
(ii)    Participation fees and fronting fees accrued through and including the last day of each calendar quarter shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to any Issuing Lender pursuant to clause (B) of paragraph (b)(i) above shall be payable at the times separately agreed upon between the Company or the relevant Borrower and such Issuing Lender or otherwise within 10 days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    Administrative Agent Fees.  The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.
(d)    Payment of Fees.  All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the relevant Issuing Lender, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13    Interest.
(a)    ABR Loans.  The Loans constituting each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.
(b)    Eurocurrency Loans.  The Loans comprising each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Default Interest.  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.
(d)    Payment of Interest.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Revolving ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Revolving Eurocurrency Borrowing prior to the end of the current Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.
(e)    Computation.  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted Eurocurrency Rate or Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.14    Alternate Rate of Interest.  If prior to the commencement of any Interest Period for any Eurocurrency Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) adequate and reasonable means do not exist for ascertaining the Adjusted Eurocurrency Rate for such Interest Period or (ii) the making of any Eurocurrency Borrowing would be illegal or conflict with any Requirement of Law; or
(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their respective Loans (or its Loan) included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or the continuation of any Revolving Borrowing as, a Revolving Eurocurrency Borrowing shall be ineffective and such Revolving Borrowing (unless prepaid) shall be continued as, or converted to, a Revolving ABR Borrowing, (ii) if any Borrowing Request requests a Revolving Eurocurrency Borrowing, such Borrowing shall be made as a Revolving ABR Borrowing and (iii) in the case of clause (a)(ii) above, the Administrative Agent shall have the option to convert any outstanding Revolving Eurocurrency Borrowings into Revolving ABR Borrowings regardless of whether the conditions in Section 4.02 have been satisfied or waived..
SECTION 2.15    Increased Costs.
(a)    Increased Costs Generally.  If any Change in Law shall:
(i)    subject any Lender or any Issuing Lender to any Taxes (other than (A) Indemnified Taxes covered by Section 2.17 and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(ii)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate) or any Issuing Lender; or
(iii)    impose on any Lender or any Issuing Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Lender hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements.  If any Lender or any Issuing Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Company will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

(c)    Certificates from Lenders.  A certificate of a Lender or an Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay such Lender or such Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests.  Failure or delay on the part of any Lender or any Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or an Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender or such Issuing Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    Dodd-Frank Act; Basel III. Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in implementation thereof shall, in each case, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.
SECTION 2.16    Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Revolving Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.11(d) and is revoked in accordance therewith) or (d) the assignment as a result of a request by the Company pursuant to Section 2.19(b) of any Revolving Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, then, the Company shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted Eurocurrency Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an Affiliate of such Lender) for deposits denominated in Dollars from other banks in the eurocurrency market at the commencement of such period.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error.  The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.17    Taxes.
(a)    Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes except as required by applicable law; provided that if any Taxes are required to be withheld or deducted from such payments, then (i) if such Taxes are Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, a Lender (or with respect to a Lender treated as a partnership for U.S. federal income tax purposes its direct or indirect partners) or an Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) such withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    Payment of Other Taxes.  In addition, the Loan Parties shall timely pay, or at the option of the Administrative Agent, timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Indemnification of the Administrative Agent and the Lenders.  Without duplication of the obligations of each Loan Party pursuant to Section 2.17(a) or (b), each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, in each case on or with respect to payments by or on account of any obligations of any Loan Party hereunder or under any other Loan Document.  A certificate as to the amount of such payment or liability delivered to any Loan Party by a Lender or an Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error.
(d)    Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent for its own account, the account of the relevant Lender or the relevant Issuing Lender, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Indemnification of the Administrative Agent and the Loan Parties. Each Lender and Issuing Lender shall, within 30 days after demand therefor, indemnify (i) the Administrative Agent for the full amount of any Taxes attributable to such Lender and any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.04(c) relating to the maintenance of a Participant Register, and (ii) each of the Loan Parties for the full amount of any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or such Loan Party, as the case may be, in connection with any Loan Document, and reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and Issuing Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender or Issuing Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of any applicable withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the relevant Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by a Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, in the case of any withholding tax other than U.S. federal withholding tax, the completion, execution and submission of such forms shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
Without limiting the generality of the foregoing,
(i)    any Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of a Borrower or the Administrative Agent), duly completed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(ii)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of a Borrower or the Administrative Agent), whichever of the following is applicable:
(A)    duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
(B)    duly completed copies of Internal Revenue Service Form W-8ECI,
(C)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the Form of Exhibit H to the effect that (i) such Non-U.S. Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of section 881(c)(3)(B) of the Code, and (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (ii) the interest payments in question are not effectively connected with the United States trade or business conducted by such Lender (a “U.S. Tax Compliance Certificate”) and (y) duly completed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E,

(D)    to the extent a Non-U.S. Lender is not the beneficial owner (for example, where the Non-U.S. Lender is a partnership or participating Lender granting a typical participation), an Internal Revenue Service Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, U.S. Tax Compliance Certificate, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate on behalf of each such beneficial owner, or
(E)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(iii)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by a Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by a Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.17(f), the term “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.
In the event the Administrative Agent, any Issuing Lender or any Lender shall become subject to Taxes because of its failure to deliver a form required under this Section, the Company (and, if applicable, the relevant Loan Party) shall take such steps as the Administrative Agent, such Issuing Lender or such Lender, as the case may be, shall reasonably request to assist it to recover such Taxes; provided that, in the reasonable judgment of the Company (or such Loan Party), such steps shall not subject the Company (or such Loan Party) to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Company (or such Loan Party) in any material respect.
(g)    Refunds. If the Administrative Agent, a Lender or an Issuing Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent, such Lender or such Issuing Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Lender in the event the Administrative Agent, such Lender or such Issuing Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent, such Lender or such Issuing Lender be required to pay any amount to a Loan Party pursuant to this paragraph (g) the payment of which would place the Administrative Agent, such Lender or such Issuing Lender in a less favorable net after-Tax position than the Administrative Agent, such Lender or such Issuing Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require the Administrative Agent, any Lender or any Issuing Lender to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.
(h)    Survival. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    Payments by Loan Parties. (i) Each Loan Party shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.15, 2.16 or 2.17, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after 12:00 noon, New York City time on any such due date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at the Administrative Agent’s Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to an Issuing Lender as expressly provided herein and payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03, which shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.
(ii)    Prior to any repayment of any Borrowings hereunder (other than the repayment in full of all outstanding Borrowings on the scheduled date of such repayment), the Borrowers shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by facsimile) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings.  If a Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid (in accordance with the immediately preceding sentence) or prepaid (in accordance with Section 2.11(d)), such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).  Each repayment or prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in such Borrowing.

(iii)    All amounts owing under this Agreement are payable in Dollars, except as expressly provided for herein.

(b)    [reserved].
(c)    Pro Rata Treatment.  Except to the extent otherwise provided herein:  (i) subject to Section 2.03(c), each Revolving Borrowing shall be made from the relevant Lenders and each termination or reduction of the amount of the Commitments under Section 2.09 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Revolving Borrowing shall be allocated pro rata among the relevant Lenders to such Borrower according to the amounts of their respective Commitments (in the case of the making of Revolving Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Revolving Loans by a Borrower shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans made to such Borrower held by them; (iv) each payment of interest on Revolving Loans by a Borrower shall be made for the account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders and (v) each payment of facility fees under Section 2.12 shall be made for the account of the Lenders pro rata in accordance with the amounts of facility fees then due and payable to the respective Lenders.
(d)    Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
(e)    Presumptions of Payment.  Unless the Administrative Agent shall have received notice from the Company or the relevant Borrower prior to the date on which any payment is due to the Administrative Agent for the account of a Lender or an Issuing Lender hereunder that the Company, such Borrower as the case may be, will not make such payment, the Administrative Agent may assume that the Company or such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to such Lender or such Issuing Lender, as the case may be, the amount due.  In such event, if the Company or such Borrower has not in fact made such payment, then each of the relevant Lenders or the relevant Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.
(f)    Certain Deductions by the Administrative Agent.  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(e), 2.07(a) or 2.18(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
SECTION 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office.  If any Lender or any Issuing Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender or any Issuing Lender pursuant to Section 2.17, then such Lender or such Issuing Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans, LC Disbursements or participations in LC Disbursements hereunder (as applicable) or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender or such Issuing Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender or such Issuing Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such Issuing Lender; provided that, upon any such change in any lending office or assignment, such Lender or such Issuing Lender shall provide or cause to be delivered to the Administrative Agent and the Company (and, if applicable, the relevant Subsidiary Borrower) the appropriate forms specified in and to the extent by Section 2.17.  The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders or Issuing Lenders.  If any Lender or any Issuing Lender requests compensation under Section 2.15, if any Borrower is required to pay any additional amount to any Lender, any Issuing Lender or any Governmental Authority for the account of any Lender or any Issuing Lender pursuant to Section 2.17 or if any Lender becomes a Defaulting Lender, then the Company may, at its sole expense and effort, require such Lender or such Issuing Lender (each a “Departing Lender”), upon notice to such Departing Lender and the Administrative Agent, to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender or another Issuing Lender, if a Lender or Issuing Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, each Issuing Lender (which consent in each case shall not unreasonably be withheld), (ii) the Departing Lender shall have received payment of an amount equal to the outstanding principal of its Loans, LC Disbursements and participations in LC Disbursements (as applicable), accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the relevant Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Departing Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or such Issuing Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.
SECTION 2.20    Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Borrower Obligations, the Administrative Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Borrower Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender. The provisions of this Section 2.20 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds. The provisions of this Section 2.20 shall survive the termination of this Agreement.
SECTION 2.21    Designation of Subsidiary Borrowers.
(a)    Designation of Subsidiary Borrowers.  Subject to the terms and conditions of this Section (including paragraph (b) of this Section), the Company may, at any time or from time to time upon not less than 20 Business Days’ notice to the Administrative Agent (or such other period which is acceptable to the Administrative Agent), request that a wholly-owned Domestic Subsidiary specified in such notice become a party to this Agreement as a Subsidiary Borrower; provided that each such designation shall be subject to the prior approval of the Administrative Agent (which approval shall not be unreasonably withheld).  The Administrative Agent shall upon receipt of such notice from the Company promptly notify each Lender of the Company’s designation.  Upon such approval and the satisfaction of the conditions specified in paragraph (b) of this Section, such Subsidiary shall become a party to this Agreement as a Subsidiary Borrower and entitled to borrow Loans on and subject to the terms and conditions of this Agreement, the Administrative Agent shall promptly notify the Lenders of such designation.
(b)    Conditions Precedent to Designation Effectiveness.  The designation by the Company of any wholly-owned Domestic Subsidiary as a Subsidiary Borrower hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents (each of which shall be in satisfactory to the Administrative Agent in form and substance):
(iv)    Designation Letter. A Designation Letter, duly completed and executed by the Company and the relevant Subsidiary, delivered to the Administrative Agent at least 5 Business Days before the date on which such Subsidiary is proposed to become a Subsidiary Borrower;
(v)    Opinion of Counsel.  If requested by the Administrative Agent, a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the date of the related Designation Letter) of counsel to such Subsidiary satisfactory to the Administrative Agent in the jurisdiction in which such Subsidiary is organized (the “Relevant Jurisdiction”), (and the Company and such Subsidiary Borrower hereby and by delivery of such Designation Letter instruct such counsel to deliver such opinion to the Lenders and the Administrative Agent, if such opinion is so requested), as to such other matters as the Administrative Agent may reasonably request (which may include the due incorporation of such Subsidiary under the laws of the Relevant Jurisdiction, the due authorization, execution and delivery by such Subsidiary of such Designation Letter and of any Borrowings to be made by it hereunder, the obtaining of all licenses, approvals and consents of, and the making of all filings and registrations with, any applicable Governmental Authority required in connection therewith (or the absence of any thereof), and the legality, validity and binding effect and enforceability thereof);
(vi)    Corporate Documents.  Such documents and certificates as the Administrative Agent may reasonably request (including certified copies of the organizational documents of such Subsidiary and of resolutions of its board of directors authorizing such Subsidiary Borrower becoming a Borrower hereunder, and of all documents evidencing all other necessary corporate or other action required with respect to such Subsidiary Borrower becoming party to this Agreement);
(vii)    Other Documents.  Receipt of such other documents relating thereto as the Administrative Agent or its counsel may reasonably request, which may include other documents that are consistent with conditions for Subsidiary Borrowers set forth in Section 4.01.
(c)    Termination of Subsidiary Borrowers.  The Company may, at any time at which no Loans or any other amounts hereunder or under any other Loan Documents shall be outstanding to any Subsidiary Borrower, terminate such Subsidiary Borrower as a Borrower hereunder by delivering an executed notice thereof (each a “Termination Letter”), substantially in the form of Exhibit E, to the Administrative Agent (it being understood and agreed that any such termination shall not affect any obligations such Subsidiary Borrower may have as a Guarantor hereunder).  Any Termination Letter furnished hereunder shall be effective upon receipt thereof by the Administrative Agent (which shall promptly so notify the relevant Lenders and Issuing Lenders (as applicable)) and all commitments of the relevant Lenders to make Loans to such Subsidiary Borrower and all of rights of such Subsidiary Borrower hereunder shall terminate and such Subsidiary Borrower shall immediately cease to be a Borrower hereunder.  Notwithstanding the foregoing, the delivery of a Termination Letter with respect to any Subsidiary Borrower shall not terminate (i) for the avoidance of doubt, any obligation of such Subsidiary Borrower that remains unpaid at the time of such delivery (including any obligation arising thereafter in respect of such Subsidiary Borrower under Section 2.17) or (ii) the obligations of any other Loan Party under Article IX with respect to any such unpaid obligations.
SECTION 2.22    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);
(b)    the Commitments and Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;
(c)    if any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(i)    all or any part of such LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of the outstanding principal amount of all non-Defaulting Lenders’ Revolving Loans plus such Defaulting Lender’s LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time; and
(ii)     if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall within one Business Day following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(k) for so long as such LC Exposure is outstanding;
(iii)     if the Borrowers cash collateralize any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.22(c), the Borrowers shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(iv)     if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.22(c), then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; or
(v)    if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.22(c), then, without prejudice to any rights or remedies of the Issuing Lender or any Lender hereunder, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Lender until such LC Exposure is cash collateralized and/or reallocated;
(d)    so long as any Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with Section 2.22(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) and in accordance with their respective Applicable Percentages (and Defaulting Lenders shall not participate therein); and
(e)    any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.18(d) but excluding Section 2.19) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender hereunder, (iii) third, if so determined by the Administrative Agent or requested by an Issuing Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Letter of Credit, (iv) fourth, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (v) fifth, if so determined by the Administrative Agent and the Company, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Agreement, (vi) sixth, to the payment of any amounts owing to the Lenders or an Issuing Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender or such Issuing Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vii) seventh, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (viii) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, provided, with respect to this clause (viii), that if such payment is (x) a prepayment of the principal amount of any Loans or reimbursement obligations in respect of LC Disbursements which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.02 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.
If (i) a Bankruptcy Event with respect to a Lender Parent of any Lender shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Lender to defease any risk to it in respect of such Lender hereunder. For purposes of this paragraph, “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

In the event that the Administrative Agent, the Company and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

SECTION 2.23    Incremental Revolving Commitments
(a)    The Company and any one or more Lenders (including New Lenders but without the consent of any other Lender) may from time to time agree that such Lenders shall obtain or increase the amount of their Commitments by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (i) the amount of such increase and (ii) the applicable Increased Facility Closing Date. Notwithstanding the foregoing, (i) without the consent of the Required Lenders, the aggregate amount of incremental Commitments obtained after the Effective Date pursuant to this paragraph shall not exceed $100,000,000 and (ii) without the consent of the Administrative Agent, (x) each increase effected pursuant to this paragraph shall be in a minimum amount of at least $25,000,000 and (y) no more than 4 Increased Facility Closing Dates may be selected by the Company after the Effective Date. In connection with any increase described in this paragraph, (i) the Company shall provide the Administrative Agent with certificates and legal opinions as the Administrative Agent may reasonably request, (ii) the representations and warranties of the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the Increased Facility Closing Date (or, if any such representation or warranty is expressly stated to have been made as of a specific earlier date, as of such specific date) and (iii) at the time of and immediately after giving effect to such increase, no Default or Event of Default shall have occurred and be continuing. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.
(b)    Any additional bank, financial institution or other entity which, with the consent of the Company and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.23(a) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit J, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.
(c)    Unless otherwise agreed by the Administrative Agent, on each Increased Facility Closing Date (i) the Borrowers shall borrow Revolving Loans under the relevant increased Commitments from each Lender participating in the relevant increase in an amount determined by reference to the amount of each Type of Loan (and, in the case of Eurocurrency Loans, of each Eurodollar Borrowing) which would then have been outstanding from such Lender if (x) each such Type or Eurocurrency Borrowing had been borrowed or effected on such Increased Facility Closing Date and (y) the aggregate amount of each such Type or Eurocurrency Borrowing requested to be so borrowed or effected had been proportionately increased, and (ii) each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each New Lender, and each such New Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to such Commitment increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Lender (including each such New Lender) will equal such Lender’s Applicable Percentage after giving effect to the new Commitments. The Eurocurrency Rate applicable to any Eurocurrency Loan borrowed pursuant to the preceding sentence shall equal the Eurocurrency Rate then applicable to the Eurocurrency Loans of the other Lenders in the same Eurocurrency Borrowing (or, until the expiration of the then-current Interest Period, such other rate as shall be agreed upon between the applicable Borrower and the relevant Lender).

(d)    Notwithstanding anything to the contrary in this Agreement, each of the parties hereto hereby agrees that, on each Increased Facility Closing Date, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence of the incremental Commitments evidenced thereby. Any such deemed amendment may be effected in writing by the Company. the Administrative Agent and the Lenders participating in the relevant increase and furnished to the other parties hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants to the Lenders that:
SECTION 3.01    Organization; Powers.  Each of the Loan Parties and each of their Subsidiaries (other than Immaterial Subsidiaries) is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation and has all requisite power and authority to carry on its business as now conducted.  Each of the Loan Parties and each of their Subsidiaries (other than Immaterial Subsidiaries) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to be so qualified or in good standing could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
SECTION 3.02    Authorization; Enforceability.  The Transactions are within each Loan Party’s corporate, limited liability company or other like powers and have been duly authorized by all necessary corporate, limited liability company or other like action and, if required, by all necessary shareholder, member, partner or other like action.  The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
SECTION 3.03    Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not (i) violate in any material respect any applicable law or regulation or any order of any Governmental Authority binding upon the Company or any of its Subsidiaries or (ii) violate the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries, (c) will not violate or result in a default under any material indenture, agreement or other instrument binding upon the Company, any Loan Party or any of their Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by any such Loan Party or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except Liens pursuant to the Loan Documents.
SECTION 3.04    Financial Condition; No Material Adverse Change.
(a)    Financial Condition.  The Company has heretofore furnished to the Lenders (i) its consolidated balance sheet and statements of income, shareholders’ equity and cash flows as of and for the fiscal year ended December 31, 2013, reported on by its independent public accountants and (ii) its unaudited consolidated balance sheet and statements of income, shareholders’ equity and cash flows as of and for the fiscal quarter ended March 31, 2014. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Company and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject, in the case of such quarterly statements, to the absence of notes and normal year-end adjustments. As of the Effective Date, neither the Company nor any of its Subsidiaries has any material Guarantee obligations, contingent liabilities and liabilities for taxes, or any long‑term leases or unusual forward or long‑term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that in accordance with GAAP would be required to be disclosed in the most recent financial statements referred to in this paragraph but are not reflected in such financial statements.
(b)    No Material Adverse Effect.  Since December 31, 2013, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.
SECTION 3.05    Properties.
(a)    Property Generally.  Each of the Loan Parties and their Subsidiaries has good and marketable title to, or valid leasehold interests in, all the real and personal property that is material to its business, free of all Liens other than Liens permitted by Section 6.02.
(b)    Intellectual Property.  Except where such failure would not reasonably be expected to have a Material Adverse Effect, each of the Loan Parties and their Subsidiaries owns, or is licensed to use, all trademarks, tradenames, domain names, copyrights, patents, technology, trade secrets, know-how and other intellectual property rights (“Intellectual Property”) material to the business of the Company and its Subsidiaries, taken as a whole, free and clear of all Liens other than Liens permitted by Section 6.02(b), and the use thereof and the conduct of their business by each of the Loan Parties and their Subsidiaries does not infringe in any material respect upon the rights of any other Person. Each such registration and application that is material to the conduct of the business of the Company and its Subsidiaries taken as a whole is subsisting, and has not expired or been abandoned or cancelled.
SECTION 3.06    Litigation and Environmental Matters.
(a)    Actions, Suits and Proceedings.  Except as disclosed in Schedule 3.06(a), there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of any Loan Party, threatened against or affecting the Company or any of its Subsidiaries that (i) could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) involve this Agreement, any other Loan Document or the Transactions.
(b)    Environmental Matters.  Except as disclosed in Schedule 3.06(b), and except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, registration, exemption, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any pending or threatened claim with respect to any Environmental Liability and (iv) knows of any basis for any Environmental Liability.

SECTION 3.07    Investment Company Act.  Neither the Company nor any of its Subsidiaries is an “investment company” as defined in the Investment Company Act of 1940, as amended, or is subject to registration under that Act.
SECTION 3.08    Taxes.  Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it (including in its capacity as withholding agent), except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) where the failure to do so could not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect. No material Tax liens have been filed and no material claims are being asserted with respect to any Taxes.
SECTION 3.09    ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes Accounting Standards Codification No. 715: Compensation-Retirement Benefits) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that could reasonably be expected to result in a Material Adverse Effect.
SECTION 3.10    Disclosure.  Each Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (a) with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (b) it is understood and agreed that uncertainty is inherent in any forecasts or projections and no assurances can be given by the Company of the future achievement of such performance.
SECTION 3.11    Use of Credit.  Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.
SECTION 3.12    Compliance with Laws and Agreements.  Each Loan Party and its Subsidiaries are in compliance with all Requirements of Law applicable to it or its property and all indentures, agreements and other instruments binding upon it (including those under the PATRIOT Act to the extent applicable to it) or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 3.13    No Default. No Default or Event of Default has occurred and is continuing.

SECTION 3.14    Solvency.  Immediately after the consummation of the Transactions to occur on the Effective Date and on the date of each Borrowing, (i) the fair value of the consolidated assets of the Company, at a fair valuation, exceeds its consolidated debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the consolidated property of the Company is greater than the amount that is required to pay the probable liability of its consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Company and the Loan Parties, on a consolidated basis, are able to pay their consolidated debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become due, absolute and matured; and (iv) the Company does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted after the Effective Date.
SECTION 3.15    Security Interest in Collateral. During the Collateral Period, the Security Agreement shall be effective to create in favor of the Administrative Agent for the ratable benefit of the Secured Parties (as defined in the Security Agreement) a valid and enforceable security interest in the Collateral (as defined therein) and the proceeds thereof and (i) when the Collateral (as described therein) constituting certificated securities (as defined in the Uniform Commercial Code (as defined in the Security Agreement)) is delivered to the Administrative Agent thereunder together with instruments of transfer duly endorsed in blank, the security interest of the Administrative Agent therein will constitute a perfected Lien on, and security interest in, all right, title and interest of the Grantors (as defined in the Security Agreement) in such Collateral, prior and superior in right to any other Person (subject only to Liens permitted under Section 6.02 which by operation of law or contract would have priority over the Liens securing the Obligations hereunder), and (ii) when financing statements in appropriate form are filed in the offices specified on Exhibit D to the Security Agreement, the security interest of the Administrative Agent will constitute a perfected Lien on and security interest in all right, title and interest of the Grantors (as defined in the Security Agreement) in the other Collateral (as described therein) and the proceeds thereof to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person (subject only to Liens permitted under Section 6.02 which by operation of law or contract would have priority over the Liens securing the Obligations hereunder).
SECTION 3.01    Consideration. Each Loan Party has determined that execution, delivery, and performance of this Agreement and any other Loan Documents to be executed by such Loan Party is within its purpose, will be of direct and indirect benefit to such Loan Party, and is in its best interest.
SECTION 3.02    Capitalization and Subsidiaries.  Schedule 3.17 sets forth, as of the Effective Date, (a) a correct and complete list of the name and relationship to the Company of each and all of the Company’s Subsidiaries, (b) a true and complete listing of each class of authorized Equity Interests of each Borrower (other than the Company), of which all of such issued shares are validly issued, outstanding, fully paid and non-assessable (to the extent such concepts are applicable), and owned beneficially and of record by the Persons identified on Schedule 3.17, and (c) the type of entity of the Company and each of its Subsidiaries. All of the issued and outstanding Equity Interests owned by any Loan Party in its Subsidiaries has been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and is fully paid and non-assessable.
SECTION 3.03    Insurance.  As of the Effective Date, the insurance required under Section 5.05 is in effect and all premiums in respect of such insurance have been paid. The Borrowers believe that the insurance maintained by or on behalf of the Loan Parties and their Subsidiaries are adequate.
SECTION 3.04    Employment Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns, and no material unfair labor practice charges, against any Loan Party or its Subsidiaries pending or, to the knowledge of the Borrowers, threatened. The terms and conditions of employment, hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in material violation of the Fair Labor Standards Act, or any other applicable federal, provincial, territorial, state, local or foreign law dealing with such matters. All material payments due from any Loan Party or any of its Subsidiaries, or for which any claim may be made against any Loan Party or any of its Subsidiaries, on account of wages, vacation pay and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Loan Party or such Subsidiary.
SECTION 3.05    Anti Terrorism Laws; Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and, to the knowledge of the Company, their respective officers, employees and directors, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Company, any Subsidiary or any of their respective directors, officers or employees or (ii) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or directly benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other Transaction will violate Anti-Corruption Laws or applicable Sanctions.
ARTICLE IV

CONDITIONS
SECTION 4.01    Effective Date.  This Agreement shall become effective on the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):
(a)    Executed Counterparts.  The Administrative Agent (or its counsel) shall have received (i) from the Company, each direct and indirect wholly owned Domestic Subsidiary of the Company (other than Immaterial Subsidiaries) and each Person listed on Schedule 1.01A either (x) a counterpart of this Agreement signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include facsimile transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies (which may include facsimile transmission of a signed signature page) of the Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Agreement and the other Loan Documents.
(b)    Opinion of Counsel to the Loan Parties.  The Administrative Agent (or its counsel) shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Cravath, Swaine & Moore LLP, counsel to the Loan Parties, substantially in the form of Exhibit C and such other counsel for the Loan Parties satisfactory to the Administrative Agent, and covering such other matters relating to the Loan Parties, this Agreement or the Transactions as the Administrative Agent shall reasonably request

(and the Company hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent), in each case in form and substance reasonably acceptable to the Administrative Agent and its counsel.
(c)    Financial Projections. The Administrative Agent shall have received satisfactory (i) quarterly projections through 2014 and (ii) annual projections for 2014 through 2016.
(d)    Closing Certificates; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Effective Date and executed by its Secretary or Assistant Secretary, which shall (A) certify the resolutions of its Board of Directors, members or other body authorizing the execution, delivery and performance of the Loan Documents to which it is a party, (B) identify by name and title and bear the signatures of the Financial Officers and any other officers or managers of such Loan Party authorized to sign the Loan Documents to which it is a party, and (C) contain appropriate attachments, including the certificate or articles of incorporation or organization of each Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party and a true and correct copy of its by‑laws or operating, management or partnership agreement, and (ii) a good standing certificate for each Loan Party from its jurisdiction of organization.
(e)    No Default Certificate. The Administrative Agent shall have received a certificate, signed by a Financial Officer and dated the Effective Date (i) stating that no Default has occurred and is continuing, (ii) stating that the representations and warranties contained in Article III are true and correct as of such date, and (iii) certifying any other factual matters as may be reasonably requested by the Administrative Agent.
(f)    Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Effective Date.
(g)    Lien Searches. The Administrative Agent shall have received the results of a recent lien search in the jurisdictions of organization of the Loan Parties, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 6.02 or to be discharged pursuant to documentation satisfactory to the Administrative Agent.
(h)    Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 6.02 which by operation of law or contract would have priority over the Liens securing the Obligations hereunder), shall be in proper form for filing, registration or recordation or the Administrative Agent shall be satisfied with arrangements in respect thereof.
(i)    Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Equity Interests of Domestic Subsidiaries pledged pursuant to the Security Agreement as of the Effective Date, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Security Agreement that is required to be delivered to the Administrative Agent pursuant to the Security Agreement as of the Effective Date endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.
(j)    [Reserved].
(k)    Amendment and Restatement. On the Closing Date, all Loans and other amounts outstanding under the Existing Credit Agreement, if any, shall be repaid and unpaid accrued interest, commitment fees and letter of credit fees payable under the Existing Credit Agreement shall be paid, in each case contemporaneously with the making of Loans hereunder.
(l)    [Reserved].
(m)    [Reserved].
(n)    Governmental and Third-Party Approval. All governmental and third-party approvals necessary in connection with the financing contemplated hereunder and the continuing operations of the Company and its Subsidiaries (including shareholder and lender approvals, if any) shall have been obtained and shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose burdensome conditions on the financing contemplated hereby.
(o)    [Reserved].
(p)    Legal and Regulatory Matters. All legal (including tax implications) and regulatory matters shall be reasonably satisfactory to the Administrative Agent, including but not limited to compliance with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System.
(q)    Subsidiary Borrowers.  The Administrative Agent shall have received, for each Subsidiary Borrower designated as a Subsidiary Borrower as of the Effective Date, such documents and certificates required to be delivered under Section 2.21 to the extent such other documents and certificates are not already being delivered hereunder.
(r)    [Reserved].
(s)    Other Documents.  Each Lender shall have received all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, that has been requested by such Lender.
Any determination by the Administrative Agent that the provisions of this Section 4.01 have been satisfied (or waived in accordance with Section 10.02) shall be conclusive and binding unless any Lender shall object prior to the Effective Date. The Administrative Agent shall notify the Company and the Lenders of the Effective Date, which must occur on or prior to 3:00 p.m., New York City time, on June 30, 2014, and such notice shall be conclusive and binding.

SECTION 4.02    Each Credit Event.  The obligation of each Lender to make any Loan, and of the Issuing Lenders to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:
(a)    the representations and warranties of the Loan Parties set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit (or, if any such representation or warranty is expressly stated to have been made as of a specific earlier date, as of such specific date), as applicable; and
(b)    at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
The making of each Loan and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V

AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full in cash and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Loan Party executing this Agreement covenants and agrees, jointly and severally with all of the Loan Parties, with the Lenders that:
SECTION 5.01    Financial Statements and Other Information.  The Company will furnish to the Administrative Agent and each Lender:
(c)    as soon as available, but in any event within 75 days after the end of each fiscal year of the Company (or such lesser number of days within which the Company shall be required to file its Annual Report on Form 10-K for such fiscal year with the SEC), the audited consolidated balance sheet and related statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(d)    as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or such lesser number of days within which the Company shall be required to file its Quarterly Report on Form 10-Q for such fiscal quarter with the SEC), the consolidated balance sheet and related statements of income, shareholders’ equity and cash flows of the Company and its Subsidiaries as of the end of and for

such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(e)    within the time specified for delivery of financial statements under clause (a) or (b) of this Section, (I) a certificate of a Financial Officer certifying, in the case of financial statements delivered pursuant to clause (b) above, (i) as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes, (ii) as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (iii) setting forth reasonably detailed calculations demonstrating compliance with (x) the last sentence of Section 6.10 and (y) Section 6.11 and (II) if there shall have been any material change in GAAP or in the application thereof that applies to the Company or any Subsidiary since the date of the audited financial statements referred to in Section 3.04(a) (unless such change shall theretofore have been notified under this subclause (II)), a notification from a Financial Officer as to such change, specifying the effect of such change on the financial statements accompanying such notification;
(f)    concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default or Event of Default with respect to Section 6.11 (which certificate may be limited to the extent required by accounting rules or guidelines);
(g)    subject to Section 10.21, as soon as available, but in any event not more than 60 days after the end of each fiscal year of the Company, a copy of the plan and forecast (including a projected consolidated and consolidating balance sheet, income statement and funds flow statement in form acceptable to the Administrative Agent) of the Company for each fiscal quarter of the upcoming fiscal year (the “Projections”) in form reasonably satisfactory to the Administrative Agent;
(h)    [reserved];
(i)    [reserved];
(j)    promptly (i) after the filing thereof, copies of all periodic and other reports, periodic and other certifications of the chief executive officer and chief financial officer of the Company, registration statements and other publicly available materials filed by the Company or any of its Subsidiaries with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange (other than any exhibits to any of the foregoing which are too voluminous to furnish and which are made available by the Company or any of its Subsidiaries on such Person’s website and any registration statement on Form S-8 or its equivalent) and (ii) after the distribution thereof, copies of all financial statements, reports, proxy statements and other materials distributed by the Company to its shareholders generally;

(k)    subject to Section 10.21, promptly after Moody’s or S&P shall have announced a change in its Rating, written notice of such change;
(l)    promptly following receipt thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that any Loan Party or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if the Loan Parties or any of the ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Loan Parties and/or the ERISA Affiliates shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrowers shall provide copies of such documents and notices promptly after receipt thereof; and
(m)    promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.
Financial statements and other documents required to be delivered pursuant to clause (a), (b), (d) or (h) of this Section (to the extent any such financial statements or other documents are included in reports or other materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) the Company posts such financial statements or other documents, or provides a link thereto, on the Company’s website on the Internet or (ii) such financial statements or other documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Company shall deliver paper copies of such financial statements and other documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, as the case may be, and (ii) the Company shall notify the Administrative Agent of the posting of any such financial statements and other documents and provide to the Administrative Agent electronic versions (i.e., soft copies) thereof.
SECTION 5.02    Notices of Material Events.  The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:
(a)    the occurrence of any Default or Event of Default;
(b)    any actual knowledge of a Financial Officer of, or any receipt of any notice of, any governmental investigation or any litigation, arbitration or administrative proceeding commenced or, to the knowledge of a Financial Officer, threatened against any Loan Party or any of its Subsidiaries that (i) could reasonably be expected to result in damages in excess of $50,000,000, (ii) seeks injunctive relief, (iii) alleges criminal misconduct by any Loan Party or any of their Subsidiaries, (iv) contests any tax, fee, assessment, or other governmental charge in excess of $50,000,000, or (v) involves any material product recall;
(c)    during the Collateral Period, any actual knowledge of a Financial Officer of any Lien (other than Permitted Encumbrances) or claim made or asserted against all or any material portion of the Collateral;

(d)    during the Collateral Period, any actual knowledge of a Financial Officer of any loss, damage, or destruction to all or any material portion of the Collateral, whether or not covered by insurance;
(e)    any actual knowledge of a Financial Officer of the occurrence of any ERISA Event or breach of the representations and warranties in Section 3.09 that, alone or together with any other ERISA Events or breaches of such representations and warranties that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries, whether directly or by virtue of their affiliation with any ERISA Affiliate, in an aggregate amount exceeding $50,000,000;
(f)    any actual knowledge of a Financial Officer of any event, notice or circumstance or any correspondence with any Governmental Authority (including with respect to any release into the indoor or outdoor environment of any Hazardous Material that is required by any applicable Environmental Law to be reported to a Governmental Authority) which could reasonably be expected to lead to (i) any Environmental Liability in excess of $50,000,000, or (ii) any material adverse change in the matter set forth in Schedule 5.02(f);
(g)    [reserved];
(h)    [reserved]; and
(i)    any event or development that results in, or could reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth in reasonable detail the nature of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
SECTION 5.03    Existence; Conduct of Business.  Each Loan Party will, and will cause each of its Subsidiaries to, other than in the case of any Immaterial Subsidiary, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and, except where any of the following could not reasonably be expected to result in a Material Adverse Effect, the rights, qualifications, licenses, permits, privileges, governmental authorizations, Intellectual Property rights and franchises used or useful in the conduct of its business, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
SECTION 5.04    Taxes and Other Obligations.  Each Loan Party will, and will cause each of its Subsidiaries to, pay or discharge all Material Indebtedness and all other material liabilities, including Taxes before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and such Loan Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect.
SECTION 5.05    Maintenance of Properties; Insurance.  Each Loan Party will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks and such other hazards, as is customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Loan Parties will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained, which may be a Memorandum of Insurance. The Loan Parties shall require all such policies to name the Administrative Agent (on behalf of the Agents, the Lenders and the Issuing Lenders) as additional insured or loss payee, as applicable.
SECTION 5.06    Books and Records; Inspection Rights.  Each Loan Party will, and will cause each Subsidiary to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (ii) permit any representatives designated by the Administrative Agent or any Lender (including employees of the Administrative Agent, any Lender or any consultants, accountants, lawyers and appraisers retained by the Administrative Agent or any Lender), upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested and all with a representative of the Company present.
SECTION 5.07    Compliance with Laws and Obligations.
(a)    Each Loan Party will, and will cause each of its Subsidiaries to, comply with all Requirements of Law applicable to it (including those under the PATRIOT Act to the extent applicable to it) or its property and all Contractual Obligations, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    The Company will, and will cause each of its Subsidiaries to, maintain in effect and enforce policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.
(c)    The Loan Parties and each of their Subsidiaries shall, and shall require that all of its tenants, subtenants, contractors, subcontractors and invitees shall, (i) be at all times in compliance with all Environmental Laws and (ii) ensure that their assets and operations are in compliance with all Environmental Laws (including with respect to any Hazardous Materials that are discharged, emitted, released, generated, used, stored, managed, transported or otherwise dealt with). For purposes of this Section 5.07(c), noncompliance with either of subclauses (i) and (ii) shall be deemed not to constitute a breach of this covenant if upon learning of any actual or alleged noncompliance, such Loan Party shall promptly undertake reasonable efforts to achieve compliance and provided that any failure to comply with any of the foregoing could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
SECTION 5.08    Use of Proceeds and Letters of Credit.  The proceeds of the Loans will be used, and Letters of Credit will be issued, only for general corporate purposes of the Company and its Subsidiaries including acquisitions otherwise permitted hereunder.  No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X as in effect from time to time. The Borrowers will not request or obtain any Borrowing or Letter of Credit, and the Company shall not use, and shall take reasonable measures to ensure that its Subsidiaries and its or their respective directors, officers and employees shall not use, the proceeds of any Borrowing or Letter of Credit, (A) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (B) for any other purpose that would result in the violation of any Sanctions applicable to any party hereto. The Borrowers will not request or obtain any Borrowing or Letter of Credit, and the Company shall take reasonable measures to ensure that the proceeds of any Borrowing or Letter of Credit are not used, and that its Subsidiaries and its or their respective directors, officers and employees shall not use the proceeds of any Borrowing or Letter of Credit in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws.
SECTION 5.09    Governmental Authorizations.  Each Loan Party will, and will cause each of its Subsidiaries to, promptly from time to time obtain or make and maintain in full force and effect all material licenses, consents, authorizations and approvals of, and all material filings and registrations with, any Governmental Authority from time to time necessary under the laws of the jurisdiction in which each Loan Party is located for the making and performance by each such Loan Parties of the Loan Documents.
SECTION 5.10    Maintenance of Ratings.  Subject to Section 10.21, the Company shall use commercially reasonable efforts to maintain Ratings issued by Moody’s and S&P (but not any particular Rating).

SECTION 5.11    [Reserved].

SECTION 5.12    [Reserved].
SECTION 5.13    Additional Collateral; Further Assurances.
(a)    Subject to applicable law, the Borrowers and each Subsidiary that is a Loan Party may at its election cause any of its Subsidiaries, and shall (within 30 days after such formation or acquisition, or determination that such Subsidiary is no longer an Immaterial Subsidiary, or such longer period as may be agreed to by the Administrative Agent) cause each of its wholly owned Domestic Subsidiaries (other than Immaterial Subsidiaries) formed or acquired after the Effective Date or which ceases to be an Immaterial Subsidiary after the Effective Date, in accordance with the terms of this Agreement, to (A) during the Guarantee Period, become a Loan Party by executing the Joinder Agreement set forth as Exhibit G hereto (the “Joinder Agreement”) and (B) during the Collateral Period, to execute and deliver such amendments, supplements or documents of accession to any Collateral Documents as the Administrative Agent deems necessary for such Subsidiary to grant to the Administrative Agent (for the benefit of the Secured Parties) a perfected first priority security interest in the Collateral described in such Collateral Document with respect to such Subsidiary, subject only to Liens permitted under Section 6.02. Upon execution and delivery of such documents and agreements, each such Person (i) described in the foregoing clause (A) shall automatically become a Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents and (ii) described in the foregoing clause (B) will grant Liens to the Administrative Agent, for the benefit of the Secured Parties), in any property of such Loan Party which constitutes Collateral.
(b)    During the Collateral Period, each Borrower and each Subsidiary that is a Loan Party will cause 100% of the issued and outstanding Equity Interests owned by it in each of its Domestic

Subsidiaries to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the terms and conditions of the Loan Documents as the Administrative Agent shall reasonably request.
(c)    Without limiting the foregoing, each Loan Party will, and will cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure, during the Collateral Period, perfection and priority of the Liens created or intended to be created by the Collateral Documents, all at the expense of the Loan Parties. In addition, during the Collateral Period each Loan Party will execute and deliver, or cause to be executed and delivered, to the Administrative Agent filings with any governmental recording or registration office in any jurisdiction reasonably required by the Administrative Agent in order to perfect or protect the Liens of the Administrative Agent granted under any Collateral Document in any Intellectual Property.
(d)    If any material assets (other than Foreign Equity Interests, real estate or other Excluded Property) are acquired by the Borrowers or any Subsidiary that is a Loan Party during the Collateral Period (other than assets constituting Collateral under the Security Agreement that become subject to the Lien in favor of the Administrative Agent for the benefit of the Secured Parties upon acquisition thereof), the Borrowers will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrowers, pursuant to the terms and conditions of the Loan Documents, will, subject to paragraph (e) below, cause such assets to be subjected to a first priority, perfected Lien in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Liens permitted under Section 6.02, pursuant to the terms and conditions of the Loan Documents and will take, and cause the other Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (c) of this Section, all at the expense of the Loan Parties.
(e)    Notwithstanding any other provision of this Agreement or any Loan Document to the contrary, Excluded Property will be excluded from the requirements of paragraphs (a) through (d) above. Without limiting the foregoing, (A) no real estate shall be required to be made subject to a mortgage; (B) no Loan Party shall be required to pledge any Foreign Equity Interest; (C) no Loan Party shall be required to pledge any Equity Interest in Brunswick Financial Services Corporation and Brunswick Financial Services Corporation shall not be required to become a Loan Party; and (D) no control agreement shall be required to be delivered in respect of any deposit account, securities account or commodities account.

ARTICLE VI

NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document have been paid in full in cash and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Loan Parties covenant and agree, jointly and severally, with the Lenders that:

SECTION 6.01    Indebtedness; Preferred Stock.
SECTION 6.01A    Indebtedness.
No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur or suffer to exist any Indebtedness, except:
(c)    the Obligations;
(d)    Indebtedness existing on the date hereof and set forth on Schedule 6.01A and extensions, renewals and replacements of any such Indebtedness in accordance with clause (f) hereof;
(e)    Indebtedness of any Borrower to any Subsidiary or any other Borrower and of any Subsidiary to any Borrower or any other Subsidiary, provided that (i) Indebtedness of any Subsidiary that is not a Loan Party to any Borrower or any Subsidiary that is a Loan Party shall be subject to Section 6.06 and (ii) Indebtedness of any Borrower to any Subsidiary and Indebtedness of any Subsidiary that is a Loan Party to any Subsidiary that is not a Loan Party shall be subordinated in bankruptcy to the Obligations on terms reasonably satisfactory to the Administrative Agent (it being understood that the Company shall have in place agreements for such subordination within 60 days, or such other period as shall be acceptable to the Administrative Agent in its sole discretion, of the Effective Date);
(f)    Guarantees by any Borrower of Indebtedness of any Subsidiary or any other Borrower and by any Subsidiary of Indebtedness of any Borrower or any other Subsidiary, provided that (i) the Indebtedness so Guaranteed is permitted by this Section 6.01A, (ii) Guarantees by any Borrower or any Subsidiary that is a Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.06 and (iii) Guarantees permitted under this clause (d) shall be subordinated to the Obligations of the applicable Subsidiary if, and on the same terms as, the Indebtedness so Guaranteed is subordinated to the Obligations;
(g)    Indebtedness of any Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (i) such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $75,000,000 at any time outstanding;
(h)    Indebtedness which represents an extension, refinancing, replacement or renewal of any of the Indebtedness described in clauses (b), (e), (j), (k), (l) or (u) hereof; provided that, (i) the principal amount of such Indebtedness is not increased (except to the extent used to finance accrued interest and premium (including tender or makewhole premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party or any of their respective Subsidiaries or, if the original Indebtedness was unsecured, then the refinancing, renewal or extension Indebtedness shall be unsecured (other than with Available Collateral), (iii) no Loan Party or Subsidiary of any Loan Party that is not originally obligated with respect to repayment of such Indebtedness is required to become obligated with respect thereto, (iv) such extension, refinancing or renewal does not result in a shortening of the average weighted maturity of the Indebtedness so extended, refinanced or renewed and (v) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the

Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Administrative Agent and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness;
(i)    Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
(j)    Indebtedness of any Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business;
(k)    Indebtedness of the Company, any other Loan Party or any other Subsidiary that owns Available Collateral or Collateral incurred to refinance in whole or in part Existing 2021 Notes or for any other purpose (it being understood that the proceeds of any such Indebtedness incurred to refinance Existing 2021 Notes may be deposited in an account subject to a control agreement reasonably satisfactory to the Administrative Agent pending the application of such proceeds to refinance such Existing 2021 Notes which control agreement shall during the Collateral Period provide that the Administrative Agent shall have a security interest therein, and control over such proceeds, for the benefit of the Secured Parties subject only to the right of the Company, so long as no Event of Default shall have occurred and be continuing, to use such proceeds to refinance Existing 2021 Notes)); provided that the aggregate principal amount of Indebtedness at any time outstanding in reliance on this paragraph (i) (net of the amount of any proceeds on deposit in any control account as described above) shall not, when taken together with (1) the aggregate outstanding principal amount of the Existing 2021 Notes (or any refinancing or replacement of the Existing 2021 Notes incurred in reliance on paragraph (f) above (disregarding any principal amount in excess of the original principal amount thereof permitted to be incurred pursuant to the parenthetical contained in clause (i) of such paragraph (f)), other than a refinancing or replacement that can be incurred under clause (j) below, which shall be deemed to use the basket under clause (j) and not the basket under this clause (i)), and (2) the aggregate amount of sale and leaseback transactions consummated pursuant to clause (ii) or (iii) of Section 6.07, exceed $300,000,000; provided further that immediately after giving pro forma effect to the incurrence of any Indebtedness pursuant to this paragraph (i), no Default or Event of Default shall have occurred and be continuing;
(l)    unsecured Indebtedness of the Company (including preferred Equity Interests) and unsecured Indebtedness of other Loan Parties having a scheduled final maturity date after the Commitment Termination Date; provided that both immediately before and immediately after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing and the Company shall be in compliance with Section 6.11;
(m)    Indebtedness of Foreign Subsidiaries or of Foreign Holdcos and unsecured Guarantees of such Indebtedness by the Company; provided that the aggregate principal amount of Indebtedness permitted by this paragraph (k), together with the aggregate amount of sale and leaseback transactions consummated pursuant to clause (iv) of Section 6.07, at any time outstanding shall not exceed the greater of (x) $100,000,000 and (y) 4.0% of the aggregate assets held by, or related to, the Foreign Subsidiaries of the Company determined at any time in accordance with GAAP as disclosed in the financial statements or in the footnotes to the financial statements of the Company most recently delivered pursuant to Section 5.01(a) or (b) (or, prior to the first such delivery of financial statements, in the financial statements referred to in Section 3.04(a)).

(n)    Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (l) at any time outstanding shall not exceed $35,000,000;
(o)    Indebtedness arising out of Capital Leases incurred in connection with sale and leaseback transactions permitted by Section 6.07;
(p)    [reserved];
(q)    Indebtedness arising out of customer deposits in the ordinary course of business;
(r)    Indebtedness with respect to surety bonds and similar arrangements incurred in the ordinary course of business;
(s)    Indebtedness arising in connection with (i) any Permitted Foreign Securitization or (ii) any Permitted Floorplan Vehicle Transaction;
(t)    Indebtedness of the Company incurred in connection with insurance premium financing arrangements not to exceed $10,000,000 in the aggregate at any time outstanding;
(u)    Guarantees of obligations of Persons other than Subsidiaries that are permitted Investments under Section 6.06;
(v)    other Indebtedness not to exceed $25,000,000 at any time outstanding;
(w)    Indebtedness of the Company, any other Loan Party or any other Subsidiary that owns a Fond du Lac Facility, including the Fond du Lac Existing Indebtedness, that is secured by assets included in the Fond du Lac Facility; provided that the aggregate principal amount of Indebtedness permitted by this paragraph (u), together with the aggregate amount of sale and leaseback transactions consummated pursuant to clause (v) of Section 6.07 and the aggregate amount of any refinancing Indebtedness in respect of such Indebtedness incurred in reliance on paragraph (f) above, shall not exceed $70,000,000 at any time outstanding; and
(x)    Floorplan Receivables Permitted Indebtedness.
SECTION 6.01B    [Reserved]
SECTION 6.02    Liens.  No Loan Party will, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof except:
(c)    Liens created pursuant to any Loan Document;
(d)    Permitted Encumbrances;

(e)    any Lien on any property or asset of any Borrower or any Subsidiary existing on the date hereof and listed in Schedule 6.02; provided that (i) no such Lien shall extend to any other property or asset of any Borrower or any Subsidiary and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that are permitted hereby;
(f)    Liens on fixed or capital assets acquired, constructed or improved by any Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01A(e), (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary;
(g)    any Lien existing on any property or asset prior to the acquisition thereof by any Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary or is merged or consolidated with any Borrower or any Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary or is so merged or consolidated securing Indebtedness permitted under Section 6.01A(l); provided that (i) such Lien is not created in contemplation of or in connection with such acquisition, merger or consolidation or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of such Borrower or Subsidiary or any other Borrower or Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition, merger or consolidation or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that are permitted hereby;
(h)    interests of a lessor under any Capital Lease entered into in connection with sale and leaseback transactions permitted pursuant to Section 6.07;
(i)    Liens granted by a Subsidiary that is not a Loan Party in favor of any Borrower or another Loan Party in respect of Indebtedness owed by such Subsidiary;
(j)    Liens on property or assets of Foreign Subsidiaries and Foreign Holdcos outside the United States of America, Liens on Foreign Equity Interests and Liens on Foreign Receivables securing Indebtedness permitted by Section 6.01A(k);
(k)    (i)    Liens securing Indebtedness permitted by Section 6.01A(i); provided that such Liens are limited to (i) Liens on the Available Collateral and (ii) solely during the Collateral Period, second priority (or more junior) Liens on the Collateral (subject to the delivery of an intercreditor agreement in form customary for financings of such type and otherwise satisfactory to the Administrative Agent in its Permitted Discretion); and Liens on cash and Cash Equivalents securing Indebtedness permitted by Section 6.01A(o) or (p);
(l)    Liens on (i) Foreign Receivables and related assets arising in connection with any Permitted Foreign Securitization and (ii) Liens on Floorplan Borrowing Base Assets and related assets or interests therein arising in connection with any Permitted Floorplan Vehicle Transaction;
(m)    Liens consisting of rights of first refusal, put/sale options and other customary arrangements with respect to, and restrictions on, the sale, pledge or other transfer of Equity Interests in Persons in which not all the Equity Interests are owned by the Company and its Subsidiaries;

(n)    Liens arising from precautionary UCC financing statements or other Lien filings made in respect of any lease or other Disposition permitted by this Agreement;
(o)    Liens on rights in respect of insurance premiums paid on behalf of the Company securing Indebtedness permitted pursuant to Section 6.01A(r);
(p)    other Liens securing obligations in an aggregate amount outstanding at any time not in excess of $15,000,000;
(q)    Liens on the Fond du Lac Facility securing Indebtedness permitted by Section 6.01A(u) or any refinancing thereof permitted by Section 6.01A(f);
(r)    (i) Liens on proceeds of dispositions of assets pledged in compliance with this Agreement to secure other Indebtedness to the extent such proceeds are held following such disposition pending application thereof in accordance with the requirements of such other Indebtedness; and (ii) Liens on cash or Cash Equivalents of the Company or any Subsidiary arising in connection with defeasing Existing 2021 Notes or otherwise making them subject to cash collateral or escrow arrangements satisfactory to the Administrative Agent; and
(s)    Floorplan Receivables Permitted Liens.
Notwithstanding the foregoing, during the Collateral Period, none of the Liens permitted pursuant to this Section 6.02 may at any time attach to any Loan Party’s assets (other than the Headquarters) to the extent such Liens would constitute a utilization of Section 5.05(b) of the 1987 Existing Notes Indenture, other than those permitted under paragraphs (a) or (o) above. Notwithstanding anything to the contrary contained in this Agreement or any Collateral Document (including any provision for, reference to, or acknowledgement of, any Lien), nothing herein and no approval by the Administrative Agent or the Lenders of any Lien (whether such approval is oral or in writing) shall be construed as or deemed to constitute a subordination by the Administrative Agent or the Lenders of any security interest or other right, interest or Lien in or to the Collateral or any part thereof in favor of any Lien or any holder of any Lien.
SECTION 6.03    Fundamental Changes.
(c)    No Loan Party will, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Borrower (other than the Company) or any Subsidiary of a Borrower may merge into a Borrower in a transaction in which a Borrower is the surviving entity, (ii) any Loan Party (other than a Borrower) may merge into any Loan Party in a transaction in which the surviving entity is a Loan Party, (iii) any Subsidiary that is not a Loan Party may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders, (iv) any non-Loan Party may merge into, or consolidate with, a Loan Party in a transaction in which the surviving entity is a Loan Party, (v) any non-Loan Party may merge into, or consolidate with, another non-Loan Party and (vi) any Subsidiary (other than a Borrower) may merge into or consolidate with any Person in a transaction permitted under Section 6.04 in which the surviving entity is not a Subsidiary; provided that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.06.

(d)    No Loan Party will, nor will it permit any of its Subsidiaries to, engage in any business other than businesses of the type conducted by any of the Borrowers and their Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.
SECTION 6.04    Dispositions.  No Loan Party will, nor will it permit any of its Subsidiaries to, make any Disposition of its property, whether now owned or hereafter acquired (including receivables and leasehold interests and any Equity Interest owned by it), nor will any Loan Party permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary (other than to another Borrower or another Subsidiary in compliance with Section 6.05), except for:
(a)    sales, transfers and dispositions of inventory in the ordinary course of business;
(b)    Dispositions to any Borrower or any other Subsidiary, provided that any such Dispositions by a Loan Party to a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.06;
(c)    Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business and consistent with past practices;
(d)    Dispositions that are Investments permitted by Section 6.06;
(e)    sales to effect sale and leaseback transactions permitted by Section 6.07;
(f)    Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Borrower or any Subsidiary;
(g)    Dispositions of assets (other than Equity Interests in a Subsidiary of the Company unless all such Equity Interests in such Subsidiary are sold) that are not permitted by any other paragraph of this Section, provided that the fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this paragraph (g) in the aggregate in any fiscal year shall not at the time of such sale, transfer or other disposal exceed 15% of Total Assets as of the last day of the immediately preceding fiscal year;
(h)    Restricted Payments permitted by Section 6.08;
(i)    Dispositions listed on Schedule 6.04;
(j)    Dispositions of cash and Cash Equivalents in the ordinary course of business or in connection with a transaction otherwise permitted under this Agreement;
(k)    Dispositions in connection with (i) a Permitted Foreign Securitization or (ii) a Permitted Floorplan Vehicle Transaction;
(l)    Dispositions of receivables, leases and secured loans in the ordinary course of business and consistent with past practices in connection with customer finance programs or Dispositions of receivables, leases and secured loans in the ordinary course of business in connection with any Floorplan Receivables Permitted Indebtedness;

(m)    Dispositions of Inventory between or among any Borrower and any Subsidiary in the ordinary course of business and consistent with past practices;
(n)    Dispositions of any interests in the BAC Joint Venture in connection with any amendment, modification, replacement or termination thereof; and
(o)    the Specified Disposition;
provided that all Dispositions permitted hereby (other than those permitted by paragraphs (b) (to the extent the applicable transaction is solely among Loan Parties), and (f), (h) and (m) above) shall be made for fair value.
SECTION 6.05    Transactions with Affiliates.  No Loan Party will, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to such Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions solely between or among any Borrower and any Subsidiary that is a Loan Party not involving any other Affiliate, (c) any loans, advances, Guarantees and other Investments permitted by Section 6.06(b), (c), (d), (f), (h), (i) or (l), (d) any Indebtedness permitted under Section 6.01A(b), (c), (d) or, to the extent relating to the foregoing, (f), (e) any Restricted Payment permitted by Section 6.08, (f) loans or advances to employees permitted under Section 6.06, (g) the payment of reasonable fees to directors of any Borrower or any Subsidiary, and compensation and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Borrowers or their Subsidiaries in the ordinary course of business, (h) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options, equity incentive and stock ownership plans approved by a Borrower’s or Subsidiary’s board of directors and the 2005 Elective Deferred Incentive Compensation Plan, (i) transactions with the BAC Joint Venture consisting of (x) receivables securitizations entered into in the ordinary course of business and consistent with past practices and (y) cash equity contributions by the Company and/or any Subsidiary to the BAC Joint Venture permitted by Section 6.06(n), (j) transactions arising in connection with any Permitted Foreign Securitization or any Permitted Floorplan Vehicle Transaction, and (k) sales of Inventory permitted by Section 6.04(m).
SECTION 6.06    Investments, Loans, Advances, Guarantees and Acquisitions.  Subject to Section 10.21, no Loan Party will, nor will it permit any Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Loan Party and a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances or extensions of credit to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (whether through purchase of assets, merger or otherwise) (each such transaction, an “Investment”), except:
(d)    Cash Equivalents;
(e)    Investments in existence on the date of this Agreement and described on Schedule 6.06;

(f)    intercompany Investments (including intercompany Guarantees of Indebtedness) by the Company in any Subsidiary or by any Subsidiary in the Company or any other Subsidiary; provided that the aggregate amount of any Investments made after the Effective Date in reliance on this paragraph (c) by Loan Parties in Subsidiaries that are not Loan Parties (other than Investments arising as a result of cash management transactions in the ordinary course of business and consistent with past practices and Guarantees permitted under Section 6.01A(k)) shall not exceed $20,000,000 at any time outstanding;
(g)    Guarantees constituting Indebtedness permitted by Section 6.01A; provided that the aggregate amount of any Guarantees incurred in reliance on this paragraph (d) by any Loan Party of any Indebtedness of Subsidiaries that are not Loan Parties shall not exceed $25,000,000;
(h)    loans or advances made by any Loan Party and the Subsidiaries to their employees on an arms’-length basis in the ordinary course of business and consistent with past practices for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $5,000,000 in the aggregate at any time outstanding;
(i)    notes payable, or stock or other securities issued by Account Debtors to any Loan Party pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts and other Investments arising in connection with the compromise, settlement or collection of accounts receivable, in each case in the ordinary course of business and consistent with past practices;
(j)    Investments in the form of Swap Agreements permitted by Section 6.12;
(k)    Investments of any Person existing at the time such Person becomes a Subsidiary of the Company or consolidates or merges with the Company or any of the Subsidiaries (including in connection with a Permitted Acquisition) so long as such Investments were not made in contemplation of such Person becoming a Subsidiary or of such merger;
(l)    Investments received in connection with the dispositions of assets permitted by Section 6.04;
(m)    Investments constituting deposits described in clauses (c) and (d) of the definition of the term “Permitted Encumbrances”;
(n)    Permitted Acquisitions, so long as both immediately before and immediately after giving pro forma effect to such Permitted Acquisition, the Company is in compliance with Section 6.11;
(o)    Guarantees by the Company or any of its Subsidiaries of leases (other than Capital Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
(p)    Investments in an aggregate amount not to exceed (i) together with Investments in joint ventures and Permitted Foreign Acquisitions made pursuant to Section 6.06(o)(iii)(A), $75,000,000 at any time outstanding plus (ii) additional amounts so long as both immediately before and immediately after giving pro forma effect to such Investment, the Leverage Ratio is less than or equal to (A) prior to the BAC Termination, 2.25:1.00 or (B) after the BAC Termination, 2.75:1.00;

(q)    Investments in the BAC Joint Venture (A) existing on the Effective Date, and (B) made after the Effective Date pursuant to the BAC Joint Venture Obligations in accordance with the BAC LLC Agreement as in effect on the Effective Date (or as amended or replaced); and Investments made in Brunswick Financial Services Corporation to the extent the proceeds thereof are applied to make any such Investment in the BAC Joint Venture;
(r)    (i) Investments in the joint ventures identified on Schedule 6.06(o) from and after the Effective Date in an aggregate amount not to exceed $20,000,000 at any time outstanding; provided that immediately before and immediately after giving pro forma effect to such Investment, no Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) Investments to acquire minority interests in Foreign Subsidiaries from and after the Effective Date in an aggregate amount not to exceed $10,000,000 at any time outstanding; provided that immediately before and immediately after giving pro forma effect to such Investment, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (iii) additional Investments in joint ventures and Permitted Foreign Acquisitions, in each case, in an aggregate amount not to exceed (A) together with Investments made pursuant to Section 6.06(m)(i), $75,000,000 at any time outstanding plus (B) additional amounts so long as both immediately before and immediately after giving pro forma effect to such Investment or Permitted Foreign Acquisition, the Leverage Ratio is less than or equal to (1) prior to the BAC Termination, 2.25:1.00 or (2) after the BAC Termination, 2.75:1.00;
(s)    Investments acquired as a result of the performance of Customer Finance Program Obligations and other Investments arising in connection with the compromise, settlement or collection of such Investments in the ordinary course of business and consistent with past practices; Investments consisting of Indebtedness of customers held pending Disposition pursuant to a customer finance program in the ordinary course of business and consistent with past practices; and Investments in an aggregate amount not to exceed $5,000,000 at any time outstanding of Blue Water Dealer Services, Inc. consisting of Indebtedness of retail customers held until funded by a retail finance lender;
(t)    Investments arising in connection with any Permitted Foreign Securitization or any Permitted Floorplan Vehicle Transaction and Investments that are Floorplan Borrowing Base Assets;
(u)    At any time prior to the consummation of the Specified Disposition, Investments to acquire Bowling Assets in an aggregate amount not to exceed $20,000,000 at any time outstanding; provided that immediately before and immediately after giving pro forma effect to such Investment, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and
(v)    other Investments not otherwise permitted by this Section 6.06 in an aggregate amount not to exceed $25,000,000 at any time outstanding.
SECTION 6.07    Sale and Leaseback Transactions.  No Loan Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for (i) any such sale of any fixed or capital assets by any Borrower or any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 180 days after such Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset, provided that the aggregate amount of sale and leaseback transactions consummated pursuant to this clause (i) shall not exceed $50,000,000, (ii) Permitted Refinancing Sale and Leaseback Transactions in an

aggregate amount at any time outstanding, together with the aggregate amount of sale and leaseback transactions consummated under clause (iii) below and the aggregate principal amount of Indebtedness incurred under Section 6.01A(i), not to exceed $300,000,000, (iii) Permitted Other Sale and Leaseback Transactions in an aggregate amount at any time outstanding not to exceed $70,000,000 or, together with the aggregate amount of sale and leaseback transactions consummated under clause (ii) above and the aggregate principal amount of Indebtedness incurred under Section 6.01A(i), not to exceed $300,000,000, (iv) Permitted Foreign Sale and Leaseback Transactions in an aggregate amount, together with the aggregate principal amount of Indebtedness incurred under Section 6.01A(k) at any time outstanding, not to exceed the greater of (x) $100,000,000 and (y) 4.0% of the aggregate assets held by, or related to, the Foreign Subsidiaries of the Company determined at any time in accordance with GAAP as disclosed in the financial statements or in the footnotes to the financial statements of the Company most recently delivered pursuant to Section 5.01(a) or (b) (or, prior to the first such delivery of financial statements, in the financial statements referred to in Section 3.04(a)), and (v) Fond du Lac Sale and Leaseback Transactions in an aggregate amount, together with the aggregate principal amount of Indebtedness incurred under Section 6.01A(u) and the aggregate amount of any refinancing Indebtedness in respect of such Indebtedness incurred in reliance on Section 6.01A(f) at any time outstanding, not to exceed $70,000,000.
SECTION 6.08    Restricted Payments; Certain Payments of Indebtedness.
(a)    Subject to Section 10.21, no Loan Party will, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) each Loan Party and its Subsidiaries may declare and pay dividends or other distributions with respect to its common Equity Interests payable solely in additional shares of its common Equity Interests, and, with respect to its preferred Equity Interests, payable solely in additional shares of such preferred Equity Interests or in shares of its common Equity Interests, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Company may make Restricted Payments, not exceeding $2,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Company and any of its Subsidiaries and for deceased and terminated employees and present and former directors (including their estates), (iv) the Company may declare and pay dividends with respect to any preferred Equity Interests issued pursuant to Section 6.01B and (v) so long as both immediately before and immediately after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing, the Company may make other Restricted Payments in an aggregate amount not to exceed $60,000,000 plus, so long as both immediately before and immediately after giving pro forma effect thereto the Leverage Ratio is less than or equal to (A) prior to the BAC Termination, 2.00:1.00 or (B) after the BAC Termination, 2.50:1.00, additional amounts.
(b)    Subject to Section 10.21, no Loan Party will, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:
(iii)    payment of Indebtedness created under the Loan Documents;

(iv)    payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Indebtedness prohibited by the subordination provisions thereof;
(v)    refinancings of Indebtedness to the extent permitted by Section 6.01A;
(vi)    payment of secured Indebtedness that becomes due as a result of the Disposition of the property or assets securing such Indebtedness;
(vii)    payment of Indebtedness owed to the Company or any other Loan Party, payment of Indebtedness owed to any Subsidiary arising in respect of cash management transactions in the ordinary course of business and consistent with past practices, and payment of any Indebtedness owed to any Subsidiary that was originally incurred as a cash management transaction in the ordinary course of business and consistent with past practices;
(viii)    payment of Indebtedness under overdraft facilities and under short-term or demand credit facilities;
(ix)    [reserved]; and
(x)    so long as both immediately before and immediately after giving pro forma effect thereto, no Default or Event of Default shall have occurred and be continuing, other payments in respect of Indebtedness in an aggregate amount not to exceed $30,000,000 plus, so long as both immediately before and immediately after giving pro forma effect thereto the Leverage Ratio is less than or equal to (A) prior to the BAC Termination, 2.00:1.00 or (B) after the BAC Termination, 2.50:1.00, additional amounts.
SECTION 6.09    Restrictive Agreements.  No Loan Party will, nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of such Loan Party or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets to secure the Obligations, (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to, or other Investments in, any Borrower or any other Subsidiary or to Guarantee the Obligations or (c) the ability of any Subsidiary to transfer any of its assets to the Borrowers or any other Subsidiary of the Borrowers; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (or to any extension or renewal of, or any amendment or modification thereof (or, in the case of any such restriction or condition contained in any agreement relating to the BAC Joint Venture, any replacement thereof, whether contained in the same or a different document), to the extent the scope of any such restriction or condition is not expanded in any material respect), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to (A) Indebtedness secured by, or sale and leaseback transactions in respect of, Available Collateral, provided such restrictions apply solely to the assets included in the Available Collateral and the Subsidiaries that own the Available Collateral, (B) (i) any Permitted Foreign Securitization, provided such restrictions apply solely to the applicable Foreign Receivables and related assets, any applicable Permitted Foreign Securitization Subsidiary and the Subsidiaries that own such Foreign Receivables, or (ii) any Permitted Floorplan Vehicle Transaction, provided such restrictions apply solely to the applicable Floorplan Borrowing Base Assets and related assets or interests therein, any applicable Permitted Floorplan Vehicle Transaction

Subsidiary and the Company and any Subsidiaries that own such Floorplan Borrowing Base Assets and related assets or interests therein, (C) any Indebtedness incurred under Section 6.01A(k), provided such restrictions apply solely to the applicable Foreign Subsidiary or Foreign Holdco and its Subsidiaries, or (D) Indebtedness secured by, or sale and leaseback transactions in respect of, the Fond du Lac Facility, provided such restrictions apply solely to the Fond du Lac Facility and the Subsidiaries that own the Fond du Lac Facility, (iv) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary or assets to be sold, (v) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to (x) the Mercury Facility or any other secured Indebtedness or any sale and leaseback transaction permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or (y) any Indebtedness of any Foreign Subsidiary if such restrictions or conditions apply only to property or assets of Foreign Subsidiaries, (vi) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof, and (vii) the foregoing shall not apply to restrictions and conditions imposed on any Subsidiary by agreements relating to Indebtedness permitted under Section 6.01A(l) and in existence at the time such Subsidiary became a Subsidiary.
SECTION 6.10    Amendment of Material Documents; Customer Finance Program Obligations.  Prior to the Investment Grade Release Date, no Loan Party will, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement relating to any Subordinated Indebtedness, the Existing Notes (including the Existing Notes Indentures) or any Material Indebtedness incurred in reliance on Section 6.01A(i) or (j) or (b) its certificate of incorporation, by-laws, operating, management or partnership agreement or other organizational documents, in each case to the extent any such amendment, modification or waiver would be materially adverse to the Lenders. As at the last day of any fiscal quarter of the Company ending after the Effective Date but prior to the Investment Grade Release Date, the aggregate amount of (A) Customer Finance Program Obligations that are inventory repurchase obligations shall not exceed the greater of (x) 25% of the aggregate outstanding amount as of such day of the dealer obligations in respect of products of the Company and its Subsidiaries financed through any customer finance program and (y) $235,000,000, and (B) Customer Finance Program Obligations that are recourse obligations shall not exceed the greater of (x) 40% of the aggregate outstanding amount as of such day of the dealer obligations in respect of products of the Company and its Subsidiaries financed through any customer finance program and (y) $130,000,000.
SECTION 6.11    Financial Covenants.
(a)    Minimum Interest Coverage Ratio.  The Loan Parties will not permit the Interest Coverage Ratio as at the last day of any Test Period to be less than 3.50 to 1.00.
(b)    Maximum Leverage Ratio.  The Loan Parties will not (i) permit the Leverage Ratio to be more than (A) prior to the BAC Termination, 3.00 to 1.00 or (B) after the BAC Termination, 3.50 to 1.00, in each case as of the last day of any Test Period that does not occur during an Acquisition Step-Up Period or (ii) permit the Leverage Ratio to be more than (A) prior to the BAC Termination, 3.25 to 1.00 or (B) after the BAC Termination, 3.75 to 1.00, in each case as of the last day of any Test Period that does occur during an Acquisition Step-Up Period.
An “Acquisition Step-Up Period” shall mean each period commencing with a fiscal quarter during which a Designated Acquisition is consummated and ending on the day immediately following the fourth fiscal quarter end date following the date on which such Designated Acquisition is consummated, provided that following the commencement of any Acquisition Step-Up Period no other Acquisition Step-Up Period may commence until the third fiscal quarter after the final fiscal quarter of such Acquisition Step-Up Period.
SECTION 6.12    Swap Agreements. No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of any Subsidiary of the Company, except for Swap Agreements having an aggregate notional amount for all such Swap Agreements not to exceed $50,000,000 that are entered into for the purpose of hedging (i) the distribution of proceeds to be received from the disposition of an asset or (ii) the anticipated earnings of a Subsidiary) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Borrower or any Subsidiary or with respect to any refinancing or replacement of any such liability or investment or any potential issuance of Indebtedness.
SECTION 6.13    Changes in Fiscal Periods. No Loan Party will, nor will it permit any of its Subsidiaries to, permit the fiscal year of any Loan Party to end on a day other than December 31 or change a Loan Party’s method of determining fiscal quarters.
SECTION 6.14    Lines of Business. No Loan Party will, nor will it permit any of its Subsidiaries to, enter into any business, either directly or through any Subsidiary, except for those businesses in which the Loan Party and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.
ARTICLE VII

EVENTS OF DEFAULT
If any of the following events (“Events of Default”) shall occur:
(a)    any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days or more;
(c)    any representation or warranty made or deemed made by or on behalf of any Loan Party or any of their Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made or furnished;

(d)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.03 (with respect to any Loan Party’s existence) or 5.08 or Article VI;
(e)    any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (c) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Administrative Agent;
(f)    any Loan Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) bankruptcy, liquidation, winding up, dissolution, reorganization, examination, suspension of general operations or other relief in respect of a Loan Party or any Subsidiary (other than any Non-Material Subsidiary) of a Loan Party or its debts, or of a substantial part of its assets, under any Insolvency Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Subsidiary (other than any Non-Material Subsidiary) of any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)    any Loan Party or any Subsidiary (other than any Non-Material Subsidiary) of any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Insolvency Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or any Subsidiary (other than any Non-Material Subsidiary) of a Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(i)    any Loan Party or any Subsidiary (other than any Non-Material Subsidiary) of a Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(j)    one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 shall be rendered against any Loan Party or any Subsidiary of any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Loan Party or any Subsidiary of any Loan Party to enforce any such judgment;
(k)    (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Plan, (iii) the PBGC shall institute proceedings to terminate any Plan(s) or (iv) any Loan Party or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan; and in each case in clauses (i) through (iv) above, such event or condition, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;
(l)    a Change in Control shall occur;
(m)    the Loan Guaranty shall fail to remain in full force or effect with respect to any Guarantor or any action shall be taken by any Guarantor to discontinue or to assert the invalidity or unenforceability of the Loan Guaranty with respect to any Guarantor, or any Guarantor shall deny that it has any further liability under the Loan Guaranty, or shall give notice to such effect, or shall contest the enforceability of the Loan Guaranty;
(n)    during the Collateral Period, any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any material portion of the Collateral (in the reasonable determination of the Administrative Agent or the Required Lenders) purported to be covered thereby, except as permitted by the terms of the Loan Documents, or any material Collateral Document shall fail to remain in full force or effect or any action shall be taken by any Loan Party to discontinue or to assert the invalidity or unenforceability of any material Collateral Document, except in each case from the failure of the Administrative Agent, through no fault of any Loan Party, to maintain possession of certificates delivered to it representing securities pledged under any Collateral Document;
(o)    any Loan Party or any Subsidiary of any Loan Party shall (i) be the subject of any proceeding or investigation pertaining to the release of any Hazardous Material into the indoor or outdoor environment, or (ii) violate any Environmental Law, which, in the case of any event described in clause (i) or clause (ii), has resulted in an Environmental Liability in an amount which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which Environmental Liability is not properly reserved against, paid, bonded or otherwise discharged within thirty (30) days or which is not being reasonably contested in good faith; provided that, after taking into account any such reserve, or the terms of any such payment, bond or discharge, or the pendency of any such contestment, such Environmental Liability could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or
(p)    or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any Loan Document has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms;
then, and in every such event (other than an event with respect to any of the Borrowers described in clause (g) or (h) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company

(on behalf of itself and all other Loan Parties), take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; in case of any event with respect to the Borrowers described in clause (g) or (h) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties. Upon the occurrence and the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the Uniform Commercial Code.

ARTICLE VIII

THE ADMINISTRATIVE AGENT
Each of the Lenders and the Issuing Lenders hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, invest in and generally engage in any kind of business with the Loan Parties or any Subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Subsidiary of any Loan Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative

Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the adequacy, accuracy or completeness of any information (whether oral or written) set forth herein or therein, or in connection herewith or therewith, (v) the validity, enforceability, adequacy, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (vi) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral, or (vii) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, (i) any representation, notice, request, certificate, consent, statement, instrument, document or other writing or communication believed by it to be genuine and to have been authorized, signed or sent by the proper Person, (ii) any statement made to it orally or by telephone and believed by it to be made or authorized by the proper Person or (iii) any statement made by a director, authorized signatory or employee of any Person regarding any matters which may reasonably be assumed to be within his or her knowledge or within his or her power to verify.  The Administrative Agent may consult with legal counsel (who may be counsel for the Company or any of its Subsidiaries), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lenders and the Company.  Upon any such resignation, the Required Lenders shall have the right to appoint a successor with (unless an Event of Default shall have occurred and be continuing) the prior written consent of the Company (which consent shall not be unreasonably withheld).  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent’s resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges, obligations and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents.
Each Lender, Issuing Lender and Agent hereby authorizes and directs the Administrative Agent to enter on its behalf into the intercreditor agreement contemplated by clause (ii) of Section 6.02(i) if the Company shall request that the Administrative Agent do so.
Notwithstanding anything herein to the contrary, the Joint Lead Arrangers, Joint Bookrunners, Syndication Agent and Documentation Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement, except in their capacity, if any, as Lenders.

ARTICLE IX

GUARANTEE
SECTION 9.01    The Guarantee.  Each Guarantor hereby agrees that during the Guarantee Period it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to each Secured Party and their respective successors and assigns the prompt payment in full when due (whether by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to each Borrower and all reimbursement obligations in respect of LC Disbursements and all interest thereon payable by each Borrower pursuant to this Agreement, and all other amounts from time to time owing to the Secured Parties by each Borrower under this Agreement or under any of the other Loan Documents, any Letter of Credit, any Specified Swap or Banking Services Agreement or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties, in each case strictly in accordance with the terms thereof) (such obligations being herein collectively called the “Guaranteed Obligations”; provided that, for purposes of determining any Guaranteed Obligations of any Guarantor under this Agreement, the definition of “Guaranteed Obligations” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor). Each Guarantor hereby further agrees that if during the Guarantee Period any Borrower shall fail to pay in full when due (whether by acceleration or otherwise) any of the Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed

Obligations, the same will be promptly paid in full when due (whether by acceleration or otherwise) in accordance with the terms of such extension or renewal.
SECTION 9.02    Obligations Unconditional.  The Guaranteed Obligations of each Guarantor are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrowers under this Agreement, the other Loan Documents or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of each Guarantor hereunder shall be absolute and unconditional under any and all circumstances.  Without limiting the generality of the foregoing, it is agreed that, during the Guarantee Period, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:
(i)    at any time or from time to time, without notice to such Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;
(ii)    any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;
(iii)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or
(iv)    any lien or security interest granted to, or in favor of, the Administrative Agent, any Issuing Lender or Issuing Lenders or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.
Each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, any Issuing Lender or any Lender exhaust any right, power or remedy or proceed against any Borrower or Guarantor under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.
Each Guarantor represents and warrants that in executing and delivering this Agreement as guarantor, such Guarantor has (i) without reliance on any Lender, any Issuing Lender or the Administrative Agent or any information received from any Lender, any Issuing Lender or the Administrative Agent and based upon such documents and information such Guarantor deems appropriate, made an independent investigation of the transactions contemplated hereby, the other Loan Parties, their respective business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the other Loan Parties or the obligations and risks undertaken herein with respect to the Guaranteed Obligations; (ii) adequate means to obtain from the other Loan Parties on a continuing basis information concerning the other Loan Parties; (iii) full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of any Lender, any Issuing Lender or the Administrative Agent not embodied herein or any acts heretofore or hereafter taken by any Lender, any Issuing Lender or the Administrative Agent (including any review by any Lender, any Issuing Lender or the Administrative Agent of the affairs of any other Loan Party).
SECTION 9.03    Reinstatement.  The obligations of each Guarantor under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and such Guarantor agrees that it will indemnify the Administrative Agent, each Issuing Lender and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent, such Issuing Lender or such Lender in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
SECTION 9.04    Subrogation.  Each Guarantor hereby agrees that until the earlier of (x) the Guarantee Release Date or (y) the payment and satisfaction in full of all Obligations and the expiration or termination of all Letters of Credit and all Commitments, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Section 9.01, whether by subrogation or otherwise, against any Loan Party or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.
SECTION 9.05    Remedies.  Each Guarantor agrees that, as between each Guarantor on the one hand and the Administrative Agent, the Issuing Lenders and the Lenders on the other, the obligations of each Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VII) for purposes of Section 9.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against such Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by such Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 9.01.
SECTION 9.06    Instrument for the Payment of Money.  Each Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Issuing Lender, any Lender or the Administrative Agent, at its sole option, in the event of a dispute by any Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.
SECTION 9.07    Continuing Guarantee.  The guarantee in this Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising until the earlier of (x) the Guarantee Release Date or (y) the expiration or termination of the Commitments and payment in full of the principal of and interest on each Loan and all fees and other amounts payable hereunder and the expiration or termination of all Letters of Credit and the reimbursement of all LC Disbursements.
SECTION 9.08    Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 9.10), the Company agrees that (a) in the event a payment in respect of any Guaranteed Obligation or Obligation shall be made by any Guarantor under this Agreement, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any Collateral Document to satisfy in whole or in part any Guaranteed Obligation or Obligation owed to any Secured Party, the Company shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
SECTION 9.09    Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Section 9.10) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligation or any assets of any other Guarantor (other than the Company) shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the Company as provided in Section 9.08, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors (other than the Company) on the date hereof (or, in the case of any Guarantor becoming a party hereto after the date hereof, the date on which it became a Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 9.09 shall (subject to Section 9.10) be subrogated to the rights of such Claiming Party under Section 9.08 to the extent of such payment.
SECTION 9.10    Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 9.08 and 9.09 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Company or any Guarantor to make the payments required by Sections 9.08 and 9.09 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
SECTION 9.11    Maximum Liability and Contribution. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor under Section 9.01 and under the other Loan Documents shall in no event exceed the amount which is permitted under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in the last paragraph of this Section 9.11).
(g)    Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Article IX or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 9.04. The provisions of this paragraph shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the

Administrative Agent and the Secured Parties for the full amount guaranteed by such Guarantor hereunder.
SECTION 9.12    Keepwell.  Each Qualified Keepwell Provider hereby jointly and severally absolutely, unconditionally, and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Article IX in respect of any Swap Obligation (provided, however, that each Qualified Keepwell Provider shall only be liable under this Section 9.12 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.12, or otherwise under this Article IX, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified Keepwell Provider under this Section 9.12 shall remain in full force and effect until such time as such Qualified Keepwell Provider is released from its Obligations hereunder. Each Qualified Keepwell Provider intends that this Section 9.12 constitute, and this Section 9.12 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE X

MISCELLANEOUS
SECTION 10.01    Notices.  (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(v)    if to the Company, to it at 1 N. Field Court, Lake Forest, Illinois 60045, Attention of Randy Altman, Vice President and Treasurer (Facsimile No. (920) 907-2074; Telephone No. (847) 735-4599);
(vi)    if to any other Loan Party, to the Company at the address set forth above (with a copy to such Loan Party at its address (or facsimile number), if any, (x) in the case of any Loan Party party hereto on the Effective Date, provided below its signature hereto (if any) or (y) in the case of any Loan Party that becomes party hereto after the Effective Date, set forth in the Designation Letter to which it is a party (if any);
(vii)    if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin, 10th Floor, Houston, Texas 77002-8069, Attention of Loan and Agency Services Group (Telephone No. (713) 750-2199; Facsimile No. (713) 427-6889), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of Tony Yung (Facsimile No. (212) 270-6637; Telephone No. (212) 270-0586);
(viii)    if to an Issuing Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire; and
(ix)    if to a Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
All such notices and other communications (i) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received or (ii) sent by facsimile shall be deemed to have been given when sent, provided that if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II unless otherwise agreed by the Administrative Agent and such Lender.  The Administrative Agent or the Company (on behalf of itself and all other Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor. Without limiting the foregoing, the Administrative Agent agrees that, unless it shall otherwise advise the Company, notices to be delivered by any Borrower to the Administrative Agent  pursuant to Article II (including any such notices permitted to be given by telephone or facsimile) may be delivered by e-mail transmissions to the Administrative Agent at such e-mail address (or addresses) as the Administrative Agent shall from time to time notify the Company.
(c)    Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Company and the Administrative Agent).
SECTION 10.02    Waivers; Amendments.
(w)    No Deemed Waivers; Remedies Cumulative.  No failure or delay by the Administrative Agent, any Issuing Lender or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Lenders and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Lender may have had notice or knowledge of such Default at the time.
(x)    Amendments.  Except as provided in Section 2.23, neither this Agreement, nor the other Loan Documents, nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company (on behalf of itself and all other Loan Parties) and the Required Lenders or by the Company (on behalf of itself and all other

Loan Parties) and the Administrative Agent with the written consent of the Required Lenders; provided that no such agreement shall
(i)    increase the Commitment of any Lender without the written consent of such Lender;
(ii)    reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby;
(iii)    postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby;
(iv)    change Section 2.09(d) without the consent of each Lender affected thereby;
(v)    change the obligations of the Company pursuant to Article IX without the written consent of each Lender;
(vi)    change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;
(vii)    permit any Loan Party to assign its rights hereunder, release all or substantially all of the Collateral during the Collateral Period or, except after the Guarantee Release Date or as otherwise expressly permitted herein, release any material Guarantor from its Loan Guaranty without the consent of each Lender;
(ix)    change any of the provisions of Section 2.22 without the written consent of each of the Administrative Agent and the Issuing Lenders;
(x)    subordinate any Lien in favor of the Administrative Agent or Lenders or subordinate payment under any Loan Document without the written consent of each Lender; or
(xi)    change any of the provisions of Section 2.18(b) without the written consent of each Lender.
provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or any Issuing Lender hereunder without the prior written consent of the Administrative Agent or such Issuing Lender, as the case may be.
(y)    The Lenders hereby irrevocably authorize the Administrative Agent (i) to take all actions specified in Section 10.18 with respect to any termination of the Guarantee of a Guarantor or the release of any Collateral, and (ii) at its option and in its sole discretion, to release any Lien granted to it by any Loan Party on any Collateral that it subsequently determines in accordance the provisions of Section 5.13(e) need not have been made subject to a Lien. Except as provided in the immediately preceding sentence, the Administrative Agent will not release any Liens on Collateral without the prior written authorization of the Required Lenders (or all of the Lenders as set forth above). Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.
(z)    If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender affected thereby”, the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrowers may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity (other than the Company or any of its Affiliates) which is reasonably satisfactory to the Borrowers and the Administrative Agent shall agree, as of such date, (x) to purchase for cash the Loans and other Borrower Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date, (y) to comply with the requirements of paragraph (b) of Section 10.04 (with the Borrowers or the replacement Lender being responsible for any applicable processing or recordation fee) and (z) to consent to the relevant proposed amendment, and (ii) the Borrowers shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrowers hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender. Each Lender agrees that an assignment required to be made by it pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrowers, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.
SECTION 10.03    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses.  The Loan Parties shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement (including any releases or reinstatements in accordance with Section 10.18) and any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, any Issuing Lender or any Lender, in connection with the enforcement, collection or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of‑pocket expenses incurred in connection with any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Expenses being reimbursed by the Loan Parties under this Section include, without limiting the generality of the foregoing, costs and expenses incurred in connection with (i) taxes, fees and other charges for (A) lien and title searches and title insurance and (B) recording the Collateral Documents, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent’s Liens, (ii) sums paid or incurred to take any action required of any Loan Party under the Loan Documents that such Loan Party fails to pay or take; and (iii) forwarding loan proceeds, collecting checks and other items of payment, and costs and expenses of preserving and protecting the Collateral.
(b)    Indemnification by the Loan Parties.  The Loan Parties shall, jointly and severally, indemnify the Administrative Agent, each Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument pursuant thereto, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions in connection therewith, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials under, at, on or from any property owned, leased or operated by the Loan Parties or any of their Subsidiaries, or any Environmental Liability related in any way to the Loan Parties or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.
(c)    Reimbursement by Lenders.  To the extent that the Loan Parties fail to pay any amount required to be paid by them to the Administrative Agent or any Issuing Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or such Issuing Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or such Issuing Lender in its capacity as such.
(d)    Waiver of Consequential Damages, Etc.  To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (including exemplary damages and as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
(e)    Payments.  All amounts due under this Section shall be payable promptly after written demand therefor.
SECTION 10.04    Successors and Assigns.
(c)    Assignments Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby

(including any Affiliate of any Issuing Lender that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its respective rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Lender that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(d)    Assignments by Lenders. (i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than a natural person) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
(B)    the Company, provided that no consent of the Company shall be required (i) for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) if an Event of Default under clause (a), (g) or (h) of Article VII has occurred and is continuing, for an assignment to any other Person; provided, further, that the Company shall be deemed to have consented to any such assignment unless the Company shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof;
(C)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund; and
(D)    each Issuing Lender; provided that no consent of any Issuing Lender shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.
(iv)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent; provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.19(b) or 10.02(d) shall not require the signature of the assigning Lender to become effective; and

(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal, provincial, territorial and state securities laws.
(v)    Subject to acceptance and recording thereof pursuant to paragraphs (b)(iv) and (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(vi)    The Administrative Agent, acting for this purpose as an agent of each Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Assumption delivered to it and a register for the recordation of (w) the names and addresses of the Lenders, (x) the designation of any Lender as an Issuing Lender, (y) the Commitment of, and outstanding principal amount of each Loan made by, each Lender and (z) the outstanding amount of each Letter of Credit issued by, and of each unreimbursed LC Disbursement made by, each Issuing Lender (together with a notation of each Lender’s participation therein pursuant to Section 2.06(e)), in all cases pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Loan Parties, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as an Issuing Lender or a Lender, as the case shall be, hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Loan Parties, any Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(vii)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this paragraph (b) and any written consent to such assignment required by this paragraph (b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.06(e), 2.06(f), 2.07(b), 2.18(d) or 10.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)    Participations.   (i) Any Lender may, without the consent of any Loan Party, the Administrative Agent, any Issuing Lender or any other Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Loan Parties, the Administrative Agent, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 2.17(e) with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant.  Subject to paragraph (c)(i) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits and subject to the limitations of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant of which the Company has been given prior written notice also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(d) and Section 2.19 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the relevant Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent (not to be unreasonably withheld or delayed) or except to the extent such entitlement to receive a greater payment results from an adoption of or any Change in Law that occurs after the Participant acquired the applicable participation; provided that the Participant complies with all obligations under or relating to Section 2.18(d) and Section 2.19, in all cases as though it were a Lender.
(g)    Certain Pledges.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(h)    No Assignments to the Company or Affiliates.  Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Company or any of its Affiliates or Subsidiaries without the prior consent of each Lender.
SECTION 10.05    Survival.  All covenants, agreements, representations and warranties made by the Loan Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document (including the Designation Letters) shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17, 10.03 and 10.12 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the Transactions, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
SECTION 10.06    Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
SECTION 10.07    Severability.  Any provision of this any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 10.08    Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or

Affiliate to or for the credit or the account of any Loan Party against any of and all the Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 10.09    Governing Law; Jurisdiction; Judicial Proceedings; Etc.
(a)    Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Submission to Jurisdiction.  Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the state of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement of any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(c)    Waiver of Venue.  Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Appointment of Agent for Service of Process.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)    Service of Process.  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01.   Each Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in Section 10.09(b) in any federal or New York State court sitting in New York City by service of process upon its agent appointed as provided in Section 10.09(d); provided that, to the extent lawful and possible, notice of said service upon such agent shall be mailed by registered or certified air mail, postage prepaid, return receipt requested, to the Company and (if applicable to) such Borrower at its address set forth in the Designation Letter to which it is a party or to any other address of which such Borrower shall have given written notice to the Administrative Agent (with a copy thereof to the Company).  Each Borrower irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service in such manner and agrees that such service shall be deemed in every respect effective service of process upon such Borrower in any such suit, action or proceeding and shall, to the fullest extent permitted by law, be taken and held to be valid and personal service upon and personal delivery to such Borrower.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
SECTION 10.10    WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 10.11    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
SECTION 10.12    Confidentiality.  Each of the Administrative Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory or self-regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Loan Parties and their respective obligations, (vii) with the consent of the Company or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis from a source other than any Borrower.  For the purposes of this paragraph, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company, its Subsidiaries or their respective business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Company; provided that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, after a Lender ceases to be a Lender under this Agreement, the provisions of this paragraph shall expire and cease to be effective with respect to such Lender on the date that is two years after the date such Lender ceased to be a Lender.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 10.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS AFFILIATES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWERS OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE COMPANY, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWERS AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL, PROVINCIAL, TERRITORIAL AND STATE SECURITIES LAWS.
SECTION 10.13    [Reserved].
SECTION 10.14    Several Obligations; Nonreliance; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Borrowings provided for herein. Anything contained in this Agreement to the contrary notwithstanding, neither any Issuing Lender nor any Lender shall be obligated to extend credit to the Borrowers in violation of any Requirement of Law.
SECTION 10.15    Conflicts. In the event of any conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall, to the extent of such conflict, prevail.
SECTION 10.16    USA PATRIOT Act.  Each Lender hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), such Lender may be required to obtain, verify and record information that identifies the Loan Parties, which information includes the names and addresses of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with said Act.
SECTION 10.17    Appointment of Company as Agent.  Each Subsidiary Borrower party hereto as of the Effective Date, by its signature below, and each Subsidiary Borrower designated after the Effective Date as a “Subsidiary Borrower” pursuant to Section 2.21, by its acknowledgment to the Designation Letter relating to such Subsidiary Borrower, as applicable:
(a)    appoints and authorizes the Company for the purposes of (i) signing documents deliverable by or on behalf of such Subsidiary Borrower hereunder or under any other Loan Document, (ii) providing notices to or making requests of the Administrative Agent, any Issuing Lender or any Lender on behalf of such Subsidiary Borrower, (iii) receiving notices and documents from the Administrative Agent, any Issuing Lender or any Lender on behalf of such Subsidiary Borrower, and (iv) taking any other action on behalf such Subsidiary Borrower hereunder or under any other Loan Document, in each case to the extent specifically provided for hereunder or thereunder, and such Subsidiary Borrower agrees to be irrevocably bound by all such actions being taken on behalf of such Subsidiary Borrower by the Company and all such notices received by the Company on behalf of such Subsidiary Borrower; provided that another Person may be appointed to act in substitution for the Company with the power and authority granted thereto by such Subsidiary Borrower under this clause (a) so long as such Person shall have been certified as such in a single writing executed by such Subsidiary Borrower and delivered to the Administrative Agent;
(b)    authorizes the Administrative Agent, each Issuing Lender and each Lender to treat (i) each document signed by, each notice given or received by, each document delivered or received by and each request made by the Company on its behalf and (ii) each other action which specifically provides herein or therein that the Company acts on behalf, or at the direction, of such Subsidiary Borrower as if such Subsidiary Borrower (and not the Company) had in fact signed such document, given or received such notice, delivered or received such document, made such request or taken such action; and
(c)    acknowledges that the Administrative Agent, each Issuing Lender and each Lender are relying upon the appointments and authorizations set forth in this Section in connection with the making of their Commitments and credit extensions hereunder.
In the event the Administrative Agent, any Issuing Lender or any Lender reasonably believes that it has received a conflicting notice or instruction from the Company and/or his or her designees, the Administrative Agent, such Issuing Lender or such Lender may refrain from action upon such notice or instruction and shall promptly request the Company for clarification regarding such notice or instruction.
SECTION 10.18    Release of Liens and Guarantees.
(a)    Collateral Release Date; Collateral Reinstatement.  At any time during a Collateral Period and on or after the satisfaction of the Collateral Release Conditions, upon request by the Company (which may be made at any time following such satisfaction so long as the Collateral Release Conditions continue to be satisfied) all of the security interests, mortgages, or other Liens in or on the Collateral shall be released (the date on which such release occurs, the “Collateral Release Date”); provided, however, that (i) any Liens on the Collateral securing the Existing Notes or any other Material Indebtedness shall be released contemporaneously and (ii) the initial Collateral Release Date shall not occur prior to the date that is six months after the Effective Date. In the event that after the Collateral Release Date and prior to the Investment Grade Release Date, S&P or Moody’s shall lower its Rating with the result that the Collateral Release Conditions described in clause (1) of the definition thereof are not satisfied, the Company shall within 15 Business Days (or such later date as the Administrative Agent may agree) secure the Obligations by a perfected first-priority security interest in the Collateral that, but for the occurrence of the Collateral Release Date, would have been required to be granted at the date in question (a “Collateral Reinstatement”); provided that a change in the outlook of any Rating that otherwise satisfies the Collateral Release Conditions described in clause (1) of the definition thereof shall not cause a Collateral Reinstatement.
(b)    Other Releases of Liens.  Upon any sale, lease, transfer or other Disposition by any Guarantor of any Collateral that is permitted under this Agreement to any Person that is not another Guarantor or, upon the effectiveness of any release of the security interest granted hereby in any Collateral pursuant to Section 10.02(c), the security interest in such Collateral shall be automatically released. Upon the incurrence of any Indebtedness secured by any Available Collateral or Fond du Lac Facility or any Floorplan Borrowing Base Assets, or the consummation of any sale and leaseback transaction in respect of any Available Collateral or Fond du Lac Facility, in each case that is permitted by this Agreement, the security interest in such Available Collateral or Fond du Lac Facility or Floorplan Borrowing Base Assets shall be automatically released.
(c)    Guarantee Release Date.  At any time on or after the satisfaction of the Investment Grade Release Conditions, upon request by the Company (which may be made at any time following such satisfaction so long as the Investment Grade Release Conditions continue to be satisfied) the Guarantee of the Guaranteed Obligations (other than the Company’s Guarantee of the obligations of the other Borrowers under this Agreement and the other Loan Documents) shall be released (the date on which such release occurs, the “Guarantee Release Date”); provided, however, that (i) the Guarantee of the Guaranteed Obligations of any Guarantor shall not be released unless its Guarantees, if any, of any of the Company’s Existing Notes or any other Material Indebtedness then in effect are contemporaneously released and (ii) during any period after the Guarantee Release Date when any domestic Subsidiary of the Company that, but for the occurrence of the Guarantee Release Date, would have been required to be a Guarantor on the date in question shall guarantee any Existing Senior Notes or any other Material Indebtedness, such Subsidiary shall also unconditionally guarantee all of the Guaranteed Obligations.
(d)    Other Releases.  A Guarantor shall automatically be released from its obligations under the Loan Documents and all security interests in the Collateral of such Guarantor, and in the Equity Interests in such Guarantor, shall be automatically released upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary.
(e)    General.  In connection with any termination or release pursuant to this Section, the Administrative Agent, upon receipt of such certificates or other documents reasonably requested by it to confirm compliance with this Agreement, shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release.
SECTION 10.19    Permitted Liens; Certain Subordinations. Any reference in any of the Loan Documents to a Permitted Lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Lien.
SECTION 10.20        Existing Credit Agreement. The Lenders party hereto on the Effective Date that are “Lenders” under the Existing Credit Agreement and the Loan Parties party hereto each acknowledge that the commitments under the Existing Credit Agreement will be amended and restated pursuant to this Agreement on the Effective Date, and each such Lender hereby waives any requirement of the Existing Credit Agreement that the Company give any notice of such amendment and restatement. In connection with such amendment and restatement, each Lender and each Loan Party party hereto acknowledge that (i) the commitments of each Lender under the Existing Credit Agreement which is not party to this Agreement will terminate on the Effective Date and (ii) with respect to such termination, the notice requirements under Section 2.09(c) of the Existing Credit Agreement are hereby waived.
The Lenders party hereto on the Effective Date that are (i) “Lenders” under the Existing Credit Agreement and (ii) party to (or their Affiliate is party to) any Existing Specified Swap or Banking Services Agreements, hereby agree that each such Existing Specified Swap or Banking Services Agreements shall constitute a Specified Swap or Banking Services Agreement hereunder and be subject to the provisions applicable to such Specified Swap or Banking Services Agreement as set hereunder.
SECTION 10.21        Suspended Terms. Notwithstanding anything to the contrary contained herein, on and after the Investment Grade Release Date, the Company and its Subsidiaries will not be subject to Sections 5.01(e), 5.01(i), 5.10, 6.06, 6.08 and 6.10 at any time.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

COMPANY

BRUNSWICK CORPORATION

By
Name:
Title:

U.S. Federal Tax Identification No.: 36-0848180

SUBSIDIARY BORROWERS

BRUNSWICK MARINE IN EMEA, INC.

By
Name:
Title:

BRUNSWICK INTERNATIONAL LIMITED

By
Name:
Title:

Schedule 1.01A

Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$42,500,000.00
Bank of America, N.A.	$42,500,000.00
Wells Fargo Bank, N.A.	$42,500,000.00
Citizens Bank, N.A. (as successor to RBS Business Capital)	$32,500,000.00
SunTrust Bank	$32,500,000.00
U.S. Bank National Association	$32,500,000.00
BMO Harris Bank N.A.	$25,000,000.00
KBC Bank NV, New York Branch	$25,000,000.00
Royal Bank of Canada	$25,000,000.00
Total:	$300,000,000.00

Schedule 1.01A

Existing Letters of Credit

Issuing Bank	L/C Number	Account Party	Beneficiary	Amount
JPMorgan Chase Bank, N.A.	TPTS-392477	Brunswick Commercial & Government Products, Inc.	Yamaha	$250,000.00
JPMorgan Chase Bank, N.A.	TPTS-279019	Centennial Assurance Co., Ltd.	National Union Fire Insurance Company of Pittsburgh, PA	$260,000.00
JPMorgan Chase Bank, N.A.	STL410746	Brunswick Corporation	Wachovia Bank, N.A.	$2,179,356.00
JPMorgan Chase Bank, N.A.	P-258302	Brunswick Corporation	Northwestern National Insurance Co.	$290,878.00
JPMorgan Chase Bank, N.A.	TPTS-279015	Brunswick Corporation	National Union Fire Insurance Company of Pittsburgh, PA	$775,000.00
Wells Fargo Bank, N.A.	NWS449258	Brunswick Corporation	National Union Fire Insurance Company of Pittsburgh, PA	$2,425,000.00

Schedule 3.06(a)

Litigation
None.

Schedule 3.06(b)

Environmental Matters
The Company has been identified as a potentially responsible party at the Cedar Creek Site in Cedarburg, Wisconsin (the “Site”), a portion of which includes Mercury Marine Plant 2, a facility formerly operated by the Company’s Mercury Marine Group. Hazardous Materials, including polychlorinated biphenyls, are present in soil, groundwater, surface water and sediments at the Site and surrounding areas. Remedial action at the Site is ongoing under the oversight of the U.S. Environmental Protection Agency.

Schedule 3.17

Capitalization and Subsidiaries

Subsidiary	Owner	Percentage Ownership	Type of Entity	Jurisdiction of Organization
Angler & Young Angler Fishing Tournaments Inc.	Lund Boats Canada, Inc.	100%	Not-For-Profit	Manitoba, Canada
Attwood Corporation	Brunswick Corporation	100% Common stock	Corporation	Delaware
AUS Holdco Pty Limited	New Zealand Holdco	100% Ordinary shares	Proprietary Company	Australia
Baja Marine Corporation	Brunswick Corporation	100% Common stock	Corporation	Delaware
BBG Logistics, Inc.	Brunswick Family Boat Co. Inc.	100% Common stock	Corporation	Delaware
BBIHL Limited	Brunswick New Technologies, Inc.	70% Common stock	Corporation	Bermuda
	Normalduns B.V.	30% Common stock
BCMM Holdings, Inc.	Brunswick Corporation	100% Common Stock	Corporation	Delaware
Blue Water Finance, Inc.	Brunswick Financial Services Corporation	100% Common stock	Corporation	Florida
Boston Whaler, Inc.	Brunswick Corporation	100% Common stock	Corporation	Delaware
BRIG Holdings Inc.	Brunswick Corporation	100% Common stock	Corporation	Delaware
Brunswick AG	Brunswick International Limited	100% Common stock	Corporation	Switzerland
Brunswick Bowling & Billiards Corporation	Brunswick Corporation	100% Common stock	Corporation	Delaware
Brunswick Bowling & Billiards Ltda.	Brunswick International Limited	99.9947% Quotas	Limited Liability Company	Brazil
	Brunswick Corporation	0.0053 Quotas
Brunswick Centres, Inc.	Brunswick Corporation	100% Common stock and 100% Preference shares	Corporation	Ontario, Canada
Brunswick Commercial & Government Products, Inc.	Brunswick Corporation	100% Common stock	Corporation	Delaware

Brunswick Companias de Mexico S.A. de C.V.	Brunswick International Limited	99.9 (Series A Common shares)	Corporation	México
	Brunswick International Limited	100% (Series B Common shares)
Brunswick Corporation	Brunswick Corporation	100% Common stock	Corporation	Arkansas
Brunswick Europe Holdings Limited	Brunswick International Limited	100% Ordinary shares	Private Limited Company	England and Wales
Brunswick European Treasury Center Sprl	Brunswick International Limited	74% Share capital	Limited Liability Company	Belgium
	Brunswick Corporation	26% Share capital
Brunswick Family Boat Co. Inc.	Brunswick Corporation	100% Common stock	Corporation	Delaware
Brunswick Financial Services Corporation	Brunswick Corporation	100% Common stock	Corporation	Delaware
Brunswick Fish Boat Company, L.P.	Brunswick Corporation	97.5%	Limited Partnership	Tennessee
	Brunswick Family Boat Co. Inc.	2.5%
Brunswick GmbH	Brunswick International GmbH	100% Share capital	Corporation	Germany
Brunswick Holdings Kft	Brunswick Hungary Manufacturing and Trading Limited Liability Company	100% Quotas	Limited Liability Company	Hungary
Brunswick Hungary Manufacturing and Trading Limited Liability Company	Brunswick International Limited	90% Quotas	Limited Liability Company	Hungary
	Marine Power International Limited	10% Quotas
Brunswick Iberia, S.A. Sociedad Unipersonal	Normalduns B.V.	100% Common shares	Corporation	Spain
Brunswick Importacao e Comercio do Brasil Ltda.	Brunswick Corporation	.01 % Quotas	Limited Liability Company	Brazil
	Brunswick International Limited	99.99% Quotas
Brunswick Industria de Embarcacoes do Brasil Ltda.	Brunswick Hungary Manufacturing and Trading Limited Liability Company	.01% Quotas	Limited Liability Company	Brazil
	Brunswick Holdings Kft	99.99 % Quotas
Brunswick International (Canada) Limited	Brunswick International Limited	100% Common stock and 100% preference shares	Corporation	Ontario, Canada

Brunswick International GmbH	Brunswick Corporation	100% Share capital	Corporation	Germany
Brunswick International Holdings, Inc.	Brunswick Corporation	100% Common stock	Corporation	Delaware
Brunswick International Limited	Brunswick Corporation	100% Common stock	Corporation	Delaware
Brunswick International Trading (Shanghai) Co. Ltd.	Marine Power International Limited	100% Registered capital	Foreign Venture	Shanghai, China
Brunswick Italia Holding S.r.l.	Normalduns B.V.	100% Quotas	Limited Liability Company	Italy
Brunswick Leisure Boat Company, LLC	Brunswick Corporation	100% Membership units	Limited Liability Company	Indiana
Brunswick Marina, LLC	Brunswick Corporation	100% Membership units	Limited Liability Company	Delaware
Brunswick Marinas de Mexico, S.A. de C.V.	Brunswick International Limited	99.980 Series A Common stock	Corporation	Mexico
	Brunswick Corporation	.0020 Series A Common stock
Brunswick Marine - EMEA Operations, LDA	Brunswick Marine in Portugal - Produtos Recreativos Lda.	51% Quotas	Private Limited Company	Portugal
	Normalduns B.V.	49% Quotas
Brunswick Marine in EMEA, Inc.	Brunswick International Limited	100% Common stock	Corporation	Delaware
Brunswick Marine in Finland and the Baltic States OY	Brunswick Corporation	100% Common shares	Corporation	Finland
Brunswick Marine in France, S.A.	Normalduns B.V.	99.9979 Capital stock	Corporation	France
Brunswick Marine in Italia S.p.A.	Brunswick Italia Holding S.r.l.	100% Ordinary shares	Corporation	Italy
Brunswick Marine in Poland Sp. z o.o	Normalduns B.V.	99.9980 Share capital	Limited Liability Company	Poland
Brunswick Marine in Portugal - Produtos Recreativos Lda.	Normalduns B.V.	100% Quotas	Private Limited Company	Portugal
Brunswick Marine in Sweden AB	Marine Power International Limited	100% Common shares	Corporation	Sweden
Brunswick Marine Sales Corporation	Brunswick Corporation	100% Common stock	Corporation	Delaware
Brunswick Mercury Marine Equipment (Suzhou) Co. Ltd.	Brunswick Singapore Holdings Pte. Ltd.	100% Registered capital	Wholly Foreign Owned Enterprise	Suzhou, China
Brunswick Netherlands B.V.	Normalduns B.V.	100% Common shares	Private Company with Limited Liability	Netherlands

Brunswick New Technologies, Inc.	Brunswick International Limited	100% Common stock	Corporation	Delaware
Brunswick Product Protection Corporation	Brunswick Corporation	100% Common stock	Corporation	Delaware
Brunswick Product Protection Corporation of Florida	Brunswick Product Protection Corporation	100% Common stock	Corporation	Delaware
Brunswick Public Foundation, Inc.	Brunswick Corporation	100%	Not for Profit Corporation	Illinois
Brunswick Recreation, LLC	Brunswick Corporation	100% Membership interest	Limited Liability Company	Virginia
Brunswick Riverview Club, Inc.	Leiserv, LLC	100% Common stock	Corporation	Delaware
Brunswick Singapore Holdings Pte. Ltd.	Brunswick International Limited	100% Ordinary shares	Private Company, Limited by Shares	Singapore
Brunswick Singapore International Pte. Ltd.	Brunswick International Limited	100% Ordinary shares	Private Company, Limited by Shares	Singapore
Brunswick Trading (Suzhou) Co., Ltd.	Brunswick Singapore Holdings Pte. Ltd.	100% Registered capital	Wholly Foreign Owned Enterprise	Suzhou, China
Brunswick Zone XL Colorado Springs, LLC	Leiserv, LLC	100%	Limited Liability Company	Delaware
Brunswick Zone XL Rockford, LLC	Leiserv, LLC	100%	Limited Liability Company	Delaware
Centennial Assurance Company	Brunswick Corporation	100% Common shares	Corporation	Bermuda
Denton Greenwood Limited	Munster Simms Engineering Limited	100% Ordinary shares	Private Limited Company	England and Wales
Gulfport Marina, LLC	Brunswick Marina, LLC	64% Membership interest	Limited Liability Company	Delaware
Henderson Pumps and Equipment Limited	Munster Simms Engineering Limited	100% Ordinary shares	Private Limited Company	England and Wales
L’Aigle D’or, Inc.	Leiserv, LLC	100% Common stock	Corporation	Massachusetts
Land ‘N’ Sea Corporation	Brunswick Corporation	100% Common stock	Corporation	Delaware
Land ‘N’ Sea Distributing, Inc.	Land ‘N’ Sea Corporation	100% Common stock	Corporation	Florida
Leiserv, LLC	Brunswick Corporation	100% Membership Interest	Limited Liability Company	Delaware
Life Fitness (Atlantic) B.V.	Normalduns B.V.	100% Ordinary shares	Limited Liability Company	Netherlands
Life Fitness (U.K.) Limited	Brunswick International Limited	100% Ordinary shares	Private Limited Company	England and Wales

Life Fitness Asia Pacific Limited	Brunswick International Holdings	99.99% Ordinary shares	Private Company Limited by Shares	Hong Kong
	Brunswick Corporation	.01% Ordinary shares
Life Fitness Benelux N.V.	Brunswick International Limited	99.00% Ordinary shares	Corporation	Belgium
	Brunswick Corporation	1.0% Ordinary shares
Life Fitness Europe GmbH	Brunswick International GmbH	100% Share capital	Corporation	Germany
Life Fitness, Inc.	Brunswick Corporation	100% Common stock	Corporation	Delaware
Life Fitness International Sales, Inc.	Brunswick International Limited	100% Common stock	Corporation	Delaware
Life Fitness Italia S.r.l.	Brunswick Italia Holding S.r.l.	100% Common shares	Limited Liability Company	Italy
Life Fitness Japan, Ltd.	Brunswick Corporation	100% Common shares	Corporation	Japan
Life Fitness Recreation, LLC	Life Fitness, Inc.	100% Membership interest	Limited Liability Company	Delaware
Life Fitness Shared Services Center, B.V.	Life Fitness International Sales, Inc.	100% Ordinary shares	Private Limited Liability Co.	Netherlands
Life Fitness Vertriebs GmbH	Life Fitness Europe GmbH	100% Share capital	Limited Liability Company	Austria
Lund Boat Company	Brunswick Corporation	100% Common stock	Corporation	Delaware
Lund Boats Canada, Inc.	Brunswick International Limited	100% Common stock	Corporation	Canada
Marine Power International Pty. Limited	Marine Power International Limited	100% Common stock	Corporation	Delaware
Marine Power International Limited	Brunswick International Limited	100% Common stock	Corporation	Delaware
Marine Power New Zealand Limited	Marine Power International Limited	100% Common stock	Corporation	Delaware
Mercury Marine do Brasil Industria e Comercio Ltda..	Brunswick International Limited	100% Quotas	Limited Liability Company	Brazil
Mercury Marine Limited	Marine Power International Limited	100% Common stock		Ontario, Canada
Mercury Marine Sdn Bhd	Brunswick International Limited	100% Ordinary shares	Private Limited Company	Malaysia
Mercury Marine Singapore Pte Ltd	Marine Power International Limited	100% Ordinary shares	Private Limited Company	Singapore

Mercury Marine Technology Suzhou Company Ltd.	Brunswick Singapore Holdings Pte Ltd	100% Registered capital	Wholly Foreign Owned Enterprise	Suzhou, China
Mercury Sales Corporation	Brunswick Corporation	100% Common stock	Corporation	Delaware
MS (NI) Limited	PSW (NI) Limited	100% Ordinary shares	Private Limited Company	Northern Ireland
Munster Simms Engineering Limited	PSW (NI) Limited	100% Ordinary shares	Private Limited Company	Northern Ireland
New Zealand Holdings	Brunswick New Technologies, Inc.	100% Ordinary shares; 100% Redeemable preference shares	Unlimited Liability Company	New Zealand
Normalduns B.V.	Brunswick International Limited	100% Common shares	Private Company with Limited Liability	Netherlands
	Brunswick New Technologies, Inc.	100% Cumulative Preference shares
Normandy Restaurant, Inc.	Nancy A. Hartman	33.33% Common stock	Corporation	Maryland
	Bryan W. Narer	33.33% Common stock
	Marsha T. Vaughn	33.33% Common stock
NTAsia Holdings Pte Ltd	BBIHL Limited	100% Ordinary shares	Private Company Limited by Shares	Singapore
OBC International Holdings Inc.	Brunswick Corporation	99.265351541% Common stock	Corporation	Delaware
	Skokie Investment Corporation	.734648459% Common stock
Old Orchard Industrial Corp.	Brunswick Corporation	100% Common stock	Corporation	Delaware
Perry Hall Lounge, Inc.	Samuel Ashton	50% Common Stock	Corporation	Maryland
	Scott Flanagan	50% Common Stock
Princecraft Boats, Inc.	Brunswick International Limited	100% Common stock	Corporation	Quebec, Canada
Productos Marine de Mexico, S.A. de C.V.	Marine Power International Limited	99.9 % Series A Common	Corporation	Mexico
	Marine Power International Limited	100% Series B Common
Protokon Manufacturing Developing and Trading Limited Liability Company	Brunswick Hungary Manufacturing and Trading Limited Liability Company	100% Quotas	Limited Liability Company	Hungary
PSW (NI) Limited	Brunswick Europe Holdings Limited	100% Ordinary shares	Private Limited Company	Northern Ireland

Quality Bowling Corporation	Brunswick Bowling & Billiards Corporation	100% Common stock	Corporation	California
Rayglass Sales & Marketing Limited	Brunswick International Limited	100% Ordinary	Limited Liability Company	New Zealand
Roadmaster Mexico, S.A.de C.V.	Brunswick International Limited	99.9980% Series A Common stock; 100% Series B common stock	Corporation	Mexico
	Brunswick Corporation	.0020% Series A Common stock
SBC International Holdings Inc.	Brunswick Corporation	100% Common stock	Corporation	Delaware
Sea Ray Boats, Inc.	Brunswick Corporation	100% Common stock	Corporation	Florida
Skokie Investment Corporation	Brunswick Corporation	100% Common stock	Corporation	Delaware
Texas Operations Holding Company, Inc.	Leiserv,LLC	100% Common stock	Corporation	Texas
Texas Operations, LLC	Texas Operations Holding Company, Inc.	100% Membership interest	Limited Liability Company	Texas
The Brunswick Foundation, Inc.	Brunswick Corporation	100%	Not for Profit Corporation	Illinois
The Columbia Lounge, Inc.	Leiserv, LLC	100% Common stock	Corporation	Maryland
Whale Limited	Munster Simms Engineering Limited	100% Ordinary shares	Private Limited Company	England and Wales
Whale Seaward , Inc.	Brunswick Corporation	100% Commons stock	Corporation	Massachusetts

Schedule 5.02(f)

Environmental Matters
The Company has been identified as a potentially responsible party at the Cedar Creek Site in Cedarburg, Wisconsin (the “Site”), a portion of which includes Mercury Marine Plant 2, a facility formerly operated by the Company’s Mercury Marine Group. Hazardous Materials, including polychlorinated biphenyls, are present in soil, groundwater, surface water and sediments at the Site and surrounding areas. Remedial action at the Site is ongoing under the oversight of the U.S. Environmental Protection Agency.

Schedule 6.01A

Indebtedness

1.	Indebtedness from time to time outstanding under the EUR 5,000,000 credit facility provided by CBC Banque S.A. to Brunswick European Treasury Center Sprl and the guaranty of the Company thereof

2.
The Company’s guaranty of obligations from time to time outstanding under various credit facilities provided by JPMorgan Bank in Australia and New Zealand to Marine Power International Pty Limited and Marine Power New Zealand Limited not to exceed AUD 2,000,000 and NZD $1,000,000

3.	Indebtedness outstanding under normal trade payables not to exceed $700,000 to Asahi Denso Co. Ltd. and the guaranty by the Company thereof

4.	Indebtedness owing to Recreation World under existing note in an amount of $150,000

5.	Indebtedness owed by Brunswick Marine - EMEA Operations, LDA under existing secured notes in an amount of EUR 20,000

6.	Indebtedness owed to Alliant Energy under existing notes in an aggregate amount of $392,047

7.	7 3/8% Debentures due 2023 in an aggregate principal amount of $103,946,000

8.	7 1/8% Notes due 2027 in an aggregate principal amount of $163,265,000

9.	Capital Lease Obligations with respect to office equipment located in Japan in an aggregate amount of $32,321

10.	Letter of credit issued by National Australia Bank for the benefit of Bank of New Zealand in the amount of NZD 500,000.00

11.	Obligations with respect to the Chicago Equity Fund from time to time

12.	4.625% Senior Notes due 2021 in the aggregate amount of $150,000,000

13.
Capital lease obligations with respect to the boat manufacturing facility (Brunswick Industria de Embarcacoes do Brasil, Ltda.) in Joinville, State of Santa Catarina, Brazil in the aggregate amount of BRL 13,003,880

14.	Indebtedness outstanding under the GBP 750,000 Invest Northern Ireland loan agreements to Munster Simms Engineering Limited and the guarantee by the Company thereof

15.	Indebtedness from time to time outstanding under the GBP 1,000,000 credit facility provided by Bank of Ireland (UK) plc to Munster Simms Engineering Limited and the guaranty by the Company thereof

16.	Indebtedness from time to time outstanding under the EUR 465,350 Portuguese Government loan agreement to Brunswick Marine EMEA Operations Lda.

Schedule 6.02

Liens

1.	Liens securing Capital Lease Obligations in an aggregate amount of $32,321 with respect to office equipment

2.	Liens securing Indebtedness in an aggregate amount of EUR 20,000 owed by Brunswick Marine - EMEA Operations, LDA under existing secured notes.

3.
Liens securing the Financing Agreement entered into on the 23rd day of December, 2009, by and among the City of Fond du Lac, Wisconsin and Fond du Lac County, Wisconsin and the Fond du Lac County Economic Development Corporation and the Company.

4.	Lien securing Capital Lease Obligations in the aggregate amount of BRL 13,003,880 with respect to the boat manufacturing facility lease located in Joinville, State of Santa Catarina, Brazil, Guarantee

5.	Liens evidenced by the following filings:

Debtor	Date	Original Filing Number	Type of Filing	Jurisdiction	Secured Party	Collateral
Land ‘N’ Sea Distributing, Inc.	4/8/2005	200509384844	UCC	FL	Sharp Electronics Corporation	Equipment
Land ‘N’ Sea Distributing, Inc.	8/12/2009	200901026121	UCC	FL	Camco Manufacturing, Inc.	Consignment
Land ‘N’ Sea Distributing, Inc.	4/12/2010	201002324562	UCC	FL	Oce Financial Services, Inc.	Lease
Land ‘N’ Sea Distributing, Inc.	2/15/2013	201308457276	UCC	FL	Kwik Tek Inc.	Consignment
Land ‘N’ Sea Distributing, Inc.	8/21/2013	20130968389X	UCC	FL	Raymond Leasing Corporation	Lease
Attwood Corporation	6/2/2010	2010 1923451	UCC	DE	Oce Financial Services, Inc.	Lease
Attwood Corporation	8/12/2010	2010 2819450	UCC	DE	Oce Financial Services, Inc.	Lease
Attwood Corporation	6/7/2013	2013 2188713	UCC	DE	Toyota Motor Credit Corporation	Equipment
Attwood Corporation	3/6/2014	2014 0864488	UCC	DE	Classic Die, Inc.	Equipment
Boston Whaler, Inc.	1/29/2014	J14000142975	Judgment Lien	FL	Department of Revenue
Lund Boat Company	8/30/2006	63021953	UCC	DE	Magid Glvoe & Safety MFG	Equipment
Sea Ray Boats, Inc.	3/30/2006	200602277335	UCC	FL	De Lage Landen Financial Services, Inc.	Lease
Sea Ray Boats, Inc.	5/3/2011	201104524366	UCC	FL	NMHG Financial Services, Inc.	Lease

Sea Ray Boats, Inc.	6/1/2006	C-04-262004	Local Judgment	TN	Knox County Register of Deeds
Sea Ray Boats, Inc.	4/12/2007	C-07-116507	Local Judgment	TN	Knox County Register of Deeds
Sea Ray Boats, Inc.	11/2/2007	C-07-250807	Local Judgment	TN	Knox County Register of Deeds
Brunswick Corporation	11/30/2004	1:04-cv-07751	Federal Judgment	IL	U.S. District Court, Illinois Northern District
Brunswick Corporation	8/9/2006	62763480	UCC	DE	U.S. Oil Co., Inc.	Equipment
Brunswick Corporation	2/2/2007	2007 0458041	UCC	DE	General Electric Capital Corporation	Lease
Brunswick Corporation	2/2/2007	2007 0458397	UCC	DE	General Electric Capital Corporation	Lease
Brunswick Corporation	2/2/2007	2007 0458504	UCC	DE	General Electric Capital Corporation	Lease
Brunswick Corporation	3/27/2008	2008 1136264	UCC	DE	General Electric Capital Corporation	Lease
Brunswick Corporation	4/24/2008	2008 1468584	UCC	DE	General Electric Capital Corporation	Lease
Brunswick Corporation	4/24/2008	2008 1468618	UCC	DE	General Electric Capital Corporation	Lease
Brunswick Corporation	6/27/2008	2008 2206850	UCC	DE	General Electric Capital Corporation	Lease
Brunswick Corporation	11/19/2008	2008 3872429	UCC	DE	VGM Financial Services, a division of TCF Equipment Finance, Inc.	Lease
Brunswick Corporation	9/25/2009	2009 3071880	UCC	DE	Xerox Corporation	Lease
Brunswick Corporation	9/28/2009	2009 3089916	UCC	DE	Xerox Corporation	Lease
Brunswick Corporation	10/20/2009	2009 3371850	UCC	DE	Wells Fargo Bank, N.A.	Equipment
Brunswick Corporation	12/22/2009	2010 0099717	UCC	DE	Hagemeyer North America, Inc.	Consignment
Brunswick Corporation	2/25/2010	2010 0641963	UCC	DE	IBM Credit LLC	Lease
Brunswick Corporation	4/09/2010	2010 1237894	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	4/09/2010	2010 1238975	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	4/13/2010	2010 1270473	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	6/02/2010	2010 1923055	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	6/08/2010	2010 1989668	UCC	DE	IBM Credit LLC	Lease
Brunswick Corporation	7/01/2010	2010 2310039	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	7/12/2010	2010 2413361	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	7/23/2010	2010 2566440	UCC	DE	Oce Financial Services, Inc.	Lease

Brunswick Corporation	7/30/2010	2010 2662322	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	8/04/2010	2010 2705196	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	8/12/2010	2010 2819450	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	8/30/2010	2010 3022930	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	8/30/2010	2010 3032343	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	8/30/2010	2010 3033325	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	8/31/2010	2010 3038001	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	8/31/2010	2010 3039017	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	8/31/2010	2010 3041583	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	9/01/2010	2010 3064684	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Corporation	12/8/2010	2010 4320689	UCC	DE	NMHG Financial Services Inc.	Lease
Brunswick Corporation	12/13/2010	2010 4395095	UCC	DE	NMHG Financial Services Inc.	Lease
Brunswick Corporation	5/20/2011	2011 1933772	UCC	DE	Cisco Systems Capital Corporation	Lease
Brunswick Corporation	10/3/2011	2011 3788935	UCC	DE	IBM Credit LLC	Lease
Brunswick Corporation	1/31/2012	2012 0393225	UCC	DE	IBM Credit LLC	Lease
Brunswick Corporation	5/10/2012	2012 1974205	UCC	DE	Hagemeyer North America, Inc.	Consignment
Brunswick Corporation	6/18/2012	2012 2338160	UCC	DE	IBM Credit LLC	Lease
Brunswick Corporation	12/24/2012	2012 5023181	UCC	DE	IBM Credit LLC	Lease
Brunswick Corporation	4/11/2013	2013 1393363	UCC	DE	Altron Automation, Inc.	Equipment
Brunswick Corporation	7/3/2013	2013 2576958	UCC	DE	IBM Credit LLC	Lease
Brunswick Corporation	11/14/2013	2013 4484235	UCC	DE	NMHG Financial Services, Inc.	Lease
Brunswick Corporation	11/22/2013	2013 4625605	UCC	DE	Canon Financial Services, Inc.	Lease
Brunswick Corporation	1/2/2014	2014 0002758	UCC	DE	IBM Credit LLC	Lease
Brunswick Corporation	3/31/2014	2014 1258862	UCC	DE	IBM Credit LLC	Lease
Leiserv, Inc.	2/15/2007	2007 0638626	UCC	DE	Donlen Fleet Leasing Ltd./ Location de Flottes Donlen Ltee.	Lease

Brunswick Bowling & Billiards Corporation	9/1/2009	2009 2811088	UCC	DE	Toyota Motor Credit Corporation	Lease
Brunswick Bowling & Billards Corporation	10/23/2009	2009 3406391	UCC	DE	Toyota Motor Credit Corporation	Lease
Brunswick Bowling & Billiards Corporation	6/11/2010	2010 2043366	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Bowling & Billiards Corporation	6/15/2010	2010 2074973	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Bowling & Billiards Corporation	6/18/2010	2010 2130726	UCC	DE	Oce Financial Services, Inc.	Lease
Brunswick Bowling & Billiards Corporation	12/3/2012	2012 4650117	UCC	DE	Toyota Motor Credit Corporation	Lease
Brunswick Bowling & Billiards Corporation	1/23/2013	2013 0288689	UCC	DE	Toyota Motor Credit Corporation	Lease
Brunswick Bowling & Billiards Corporation	2/1/2013	2013 0435389	UCC	DE	Toyota Motor Credit Corporation	Lease
Marine Power International Pty. Limited	12/9/2013	2013 4854312	UCC	DE	National Australia Bank Limited	Equity Interests with respect to Mercury Finance Pty Ltd

Schedule 6.04

Dispositions

1.	Sale of real property located at Madison Avenue, Cedarburg, Wisconsin (vacant land);

2.	Sale of real property located at 5502 Island River Drive, Knoxville, Tennessee (Knoxville/Sea Ray Riverview Property);

3.	Sale of real property located at 100 Quality Drive, Navassa, North Carolina;

4.	Sale of real property located at 2801 W. State Blvd., Fort Wayne, Indiana;

5.	Sale of real property located at 8000 Wilson Boulevard, Columbia, South Carolina;

6.	Sale of real property located at 520 West Laketon, Muskegon, Michigan;

7.	Sale of real property located at 8445 Chandan Drive, Rockford, Illinois;

8.	Sale of real property located at 2075 Algonquin Road, Algonquin, Illinois;

9.	Sale of real property located at Sale of 18521 East Main Street, Parker, Colorado;

10.	Sale of real property located at 5665 Carmichael Road, Montgomery, Alabama (Woodmere Lanes);

11.	Sale of Brunswick Zone, 5255 Cochran Street, Simi Valley, CA; and

12.	Sale of Matador Bowl, 9118 Balboa Boulevard, Northridge, CA

Schedule 6.06

Investments

1.	The Company’s guaranty of the obligations from time to time outstanding under the EUR 5,000,000 credit facility provided by CBC Banque S.A. to Brunswick European Treasury Center Sprl

2.
The Company’s guaranty of obligations from time to time outstanding under various credit facilities provided by JPMorgan Bank in Australia and New Zealand to Marine Power International Pty Limited and Marine Power New Zealand Limited not to exceed AUD 2,000,000 and NZD $1,000,000

3.	Mercury Marine foreign notes receivable in an aggregate amount not exceeding $322,796.91

4.
Note receivable arising out of agreements with Richard Hipp with a principal amount of $294,000 Note receivable arising out of supply agreements with Encore Boat Builders, LLC with an outstanding balance of $672,151.52

5.	Notes receivable arising out of sale and financing agreements with bowling centers owned and guaranteed by John D. Kilpatrick with an outstanding balance of $3,538,829.66

6.	Note(s) receivable arising out of the sale and financing agreements with bowling product customers in an aggregate amount not to exceed $3,784,701.90

7.
Obligations with respect to the investment in Mercury Finance Pty Limited from time to time for a total investment of AUD 5,500,000, future outstanding contributions to be made in the amount of AUD 4,250,000

8.	The Company’s interest in the Chicago Equity Fund

9.	Equity Interests in the subsidiaries listed on Schedule 3.17

10.	The Company’s guaranty of the obligations outstanding under the Brazil boat manufacturing facility capital lease agreement in the aggregate amount of BRL 13,003,880

11.	The Company’s guaranty of the obligations under the Unconditional Guaranty with the Bank of Ireland (UK) plc in the amount of GBP 1,000,000

12.	The Company’s guarantee of the obligations under the Financial Assistance Agreement Guarantee with Invest Northern Ireland GBP 750,000

13.	The following Equity Interests are owned on the date hereof:

Equity Interest	Owner	Percentage Ownership
Woodward Mototron Systems LLC	Brunswick Corporation	50%
Tohatsu Marine Corporation	Brunswick Corporation	50%
Brunswick Acceptance Company, LLC	Brunswick Financial Services Corporation	49%
United Insurance Co.	Centennial Assurance Company, Ltd.	7.79%
Bella-Veneet OY	Brunswick Marine in Finland and the Baltic States OY	36%
Waukegan Corporate Aviation Facilities LP	Brunswick Corporation	16.33%
Oxnard Marinas, LP	Brunswick Corporation	12.2%
MDR Marina, LP	Brunswick Corporation	11.63%
Mercury Finance Pty Ltd	Marine Power International Pty Limited	50%
Thiss Technologies Pte. Ltd.	Brunswick International Limited	<10%

Redberri Corporation	Brunswick New Technologies, Inc.	10%

Schedule 6.06(o)

Joint Ventures

1.	Tohatsu Marine Corporation

2.	Mercury Finance Pty Ltd

3.	Woodward Mototron Systems, LLC

Schedule 6.09

Restrictive Agreements

1.	Joint Venture Agreement dated as of October 24, 2002 between Brunswick Corporation and Transamerica Commercial Finance Corporation, as amended, restated, supplemented or otherwise modified

2.
Limited Liability Company Agreement dated as of October 24, 2002 between Brunswick Financial Services Corporation and Transamerica Ventures, LLC, as amended, restated, supplemented or otherwise modified

3.
Credit and Security Agreement dated as of October 24, 2002 between Brunswick Acceptance Company, LLC and Transamerica Commercial Finance Corporation, as amended, restated, supplemented or otherwise modified

4.
Indenture dated as March 15, 1987 between Brunswick Corporation and Continental Illinois National Bank and Trust Company of Chicago, as trustee, as amended, restated, supplemented or otherwise modified

5.
First Supplemental Indenture dated as of August 21, 2009 between the Brunswick Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee, to the Indenture dated as of March 15, 1987, between Brunswick Corporation and The Bank of New York Mellon Trust Company, N.A.

6.
Financing Agreement entered into on the 23rd day of December, 2009, by and among the City of Fond du Lac, Wisconsin and Fond du Lac County, Wisconsin and the Fond du Lac County Economic Development Corporation and Brunswick Corporation

7.	Indenture dated as of May 13, 2013 between Brunswick Corporation, the Subsidiary Guarantors and the U.S. Bank National Association, as Trustee

8.
First Supplemental Indenture dated as of May 22, 2014 between Brunswick Corporation, the Subsidiary Guarantors and the U.S. Bank National Association, as Trustee, to the Indenture dated as of May 13, 2013, between Brunswick Corporation and U.S. Bank National Association

EXHIBIT A
FORM OF
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        ______________________________

2.    Assignee:        ______________________________
[and is an Affiliate/Approved Fund of [identify Lender] Select as applicable.]

3.	Borrowers: Brunswick Corporation and the Subsidiary Borrowers party to the Credit Agreement

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as administrative agent under the Credit Agreement

5.    Credit Agreement:    The Amended and Restated Credit Agreement dated as of March 21, 2011, as amended and restated as of June [ ], 2014, among Brunswick Corporation, the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

Facility Assigned Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Commitment,”).	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.
	$	$	%
	$	$	%
	$	$	%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrowers, the Loan Parties and their Affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

_________________________________
NAME OF ASSIGNOR

By:______________________________
Title:

ASSIGNEE

_________________________________
NAME OF ASSIGNEE

By:______________________________
Title:

[Consented to and] Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent

By_________________________________
Title:

[Consented to:]

BRUNSWICK CORPORATION

By________________________________
Title:

[NAME OF ANY OTHER RELEVANT PARTY]

By________________________________
Title:

ANNEX 1

Amended and Restated Credit Agreement dated as of March 21, 2011, as amended and restated as of June [ ], 2014, among Brunswick Corporation, the Subsidiary Borrowers parties thereto, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) if it is a Non-U.S. Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
FORM OF DESIGNATION LETTER

__________________, ____

To JPMorgan Chase Bank, N.A.,
as Administrative Agent
270 Park Avenue
New York, New York 10017

Re: Subsidiary Borrower Designation
Attention:

Ladies and Gentlemen:

Reference is made to the Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of March 21, 2011, as amended and restated as of June [ ], 2014, among Brunswick Corporation, the Subsidiary Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

The Company hereby designates [____________] (the “Subject Subsidiary”), a wholly‑owned Domestic Subsidiary of the Company and a [corporation] duly organized under the laws of [_____________], as a Subsidiary Borrower in accordance with Section 2.21(a) of the Credit Agreement until such designation is terminated in accordance with Section 2.21(c).

The Subject Subsidiary hereby accepts the above designation and hereby expressly and unconditionally accepts the obligations of a Subsidiary Borrower and a Loan Party under the Credit Agreement, adheres to the Credit Agreement and agrees and confirms that, upon your execution and return to the Company of the enclosed copy of this letter, it shall be a Subsidiary Borrower for purposes of the Credit Agreement and agrees to be bound by and perform and comply with the terms and provisions of the Credit Agreement applicable to it as if it had originally executed the Credit Agreement as a Subsidiary Borrower. Pursuant to Section 10.17 of the Credit Agreement, the Subject Subsidiary hereby authorizes and empowers the Company to act as its representative and attorney‑in‑fact for the purposes of signing documents and giving and receiving notices (including notices of Borrowing under the Credit Agreement) and other communications in connection with the Credit Agreement and the transactions contemplated thereby and for the purposes of modifying or amending any provision of the Credit Agreement and further agrees that the Administrative Agent and each Lender may conclusively rely on the foregoing authorization.

The Company hereby confirms and agrees that after giving effect to this Designation Letter the Guarantee of the Company contained in Article IX of the Credit Agreement shall apply to all of the obligations of the Subject Subsidiary under the Credit Agreement.

The Subject Subsidiary hereby represents and warrants:

1.	The Subject Subsidiary is a wholly-owned Domestic Subsidiary of the Company;

2.
Each of the representations and warranties set forth in Sections 3.01, 3.02 and 3.03 of the Credit Agreement is true as if each reference therein to the Company or to a Loan Party was a reference to the Subject Subsidiary;

3.
The Subject Subsidiary’s addresses for notices, other communications and service of process provided for in the Credit Agreement shall be given in the manner, and with the effect, specified in Sections 10.01 and 10.09(e) of the Credit Agreement to it at its “Address for Notices” specified on the signature pages below; and

4.
The Subject Subsidiary shall deliver to the Administrative Agent the documents and certificates set forth in Section 2.21 of the Credit Agreement and such other documents as the Administrative Agent shall reasonably request that are consistent with conditions for Subsidiary Borrowers set forth in Section 4.01 of the Credit Agreement, each in form and substance reasonably satisfactory to the Administrative Agent.

Attached hereto are certified copies of the following documents:

(i)
the [certificate of incorporation][certificate of formation][articles of organization] and [by-laws][limited liability company agreement] [partnership agreement] of the Subject Subsidiary and authorizing resolutions of the [Board of Directors][Sole Member][General Partner] of the Subject Subsidiary;     To be revised as appropriate to reflect the relevant organizational documents of the Subject Subsidiary. and

(ii)
a certificate of the Secretary or an Assistant Secretary of the Subject Subsidiary in respect of each of the officers (x) who are authorized to sign this Agreement and the other Loan Documents on the Subject Subsidiary’s behalf, and (y) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with the Credit Agreement, the other Loan Documents and the transactions contemplated thereby.

The designation of the Subject Subsidiary as a Subsidiary Borrower under the Credit Agreement shall become effective as of the date (the “Effective Date”) on which the Administrative Agent accepts this Designation Letter as provided on the signature pages below. As of the Effective Date, the Subject Subsidiary shall be entitled to the rights, and subject to the obligations, of a Subsidiary Borrower. Except as expressly herein agreed with respect to the joinder of Subject Subsidiary as a Subsidiary Borrower, the Credit Agreement shall remain unchanged and in full force and effect.
The Subject Subsidiary hereby agrees that this Designation Letter, the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. The Subject Subsidiary hereby submits to the exclusive jurisdiction of any New York State court or Federal court of the United States of America, in each case sitting in New York County, and any appellate court from any thereof, for the purposes of all legal proceedings arising out of or relating to this Designation Letter, the Credit Agreement or the transactions contemplated thereby. The Subject Subsidiary irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Subject Subsidiary further agrees that service of process in any such action or proceeding brought in New York may be made upon its agent appointed as provided in Section 10.09(d) of the Credit Agreement.

THE SUBJECT SUBSIDIARY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DESIGNATION LETTER, THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

This Designation Letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Designation Letter by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

BRUNSWICK CORPORATION

By__________________________
Title:

[NAME OF SUBJECT SUBSIDIARY]
a __________________ [corporation]

By:_________________________
Name:
Title:

Address for Notices

______________________
______________________
______________________

Attn:____________________

Tel:________________
Fax:________________

ACCEPTED

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By__________________________
Title:

EXHIBIT C
FORM OF OPINION OF COUNSEL TO THE LOAN PARTIES
June 26, 2014
Brunswick Corporation
Credit Agreement dated as of June 26, 2014
Ladies and Gentlemen:
We have acted as special New York counsel to Brunswick Corporation, a Delaware corporation (the “Company”), in connection with the Amended and Restated Credit Agreement dated as of June 26, 2014 (the “Credit Agreement”), among the Company, the subsidiaries party thereto, the lenders party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”), J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers, J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Bookrunners, Bank of America, N.A. and Wells Fargo Bank, N.A., as Syndication Agents, and SunTrust Bank, U.S. Bank N.A. and Citizens Bank N.A. (as successor to RBS Business Capital), as Documentation Agents. This opinion is being delivered to you pursuant to Section 4.01(b) of the Credit Agreement. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.
In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and other instruments and documents as we have deemed necessary or appropriate for purposes of this opinion, including:
(i) the Credit Agreement,
(ii) the Amended and Restated Security Agreement (the “Security Agreement”), and
(iii) the Existing Notes Indentures.
The documents described in clauses (i) and (ii) of the immediately preceding sentence are sometimes referred to herein as the “Agreements”. We have also relied, with respect to certain factual matters, on the representations and warranties of each Loan Party contained in the Agreements and have assumed compliance by each Loan Party with the terms of the Agreements.
In rendering our opinion, we have assumed (a) the genuineness of all signatures, (b) the due existence of each party to each Agreement, (c) that each party to the Agreements has all necessary power, authority and legal right to execute and deliver the Agreements to which it is a party and to perform its obligations thereunder and that each Agreement is a legal, valid and binding obligation of each party thereto other than the Loan Parties, (d) the due authorization, execution and delivery of the Agreements by all parties thereto, (e) the authenticity of all documents submitted to us as originals, and (f) the conformity to original documents of all documents submitted to us as copies.
Based on the foregoing and subject to the qualifications hereinafter set forth, we are of opinion as follows:
1.    The execution and delivery by each Loan Party of the Agreements to which it is a party, the performance by each Loan Party of its obligations thereunder and the grant by each Loan Party of security interests pursuant to the Security Agreement (i) do not violate any law, rule or regulation of the United States of America or the State of New York and (ii) do not result in a breach of or constitute a default under the express terms and conditions of the Existing Notes Indentures. Our opinion in clause (ii) of the preceding sentence does not extend to compliance with any financial or accounting ratio or any limitation in any contractual restriction expressed as a financial, accounting or dollar amount (collectively, “Financial Limitations”), including those in the “Limitation on Liens” covenants in Section 3.3 of the 2013 Existing Notes Indenture or Section 5.05 of the 1987 Existing Notes Indenture, or to performance under any contractual restriction in the Agreements to the extent it restricts actions that would be required under the Existing Notes Indentures in the event any such Financial Limitation were violated or exceeded.
2.    To the extent governed by New York law, each Agreement constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject in each case to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law. The foregoing opinion is subject to the following qualifications: (i) certain provisions of the Security Agreement are or may be unenforceable in whole or part under the laws of the State of New York, but the inclusion of such provisions does not affect the validity of the Security Agreement or the liens and security interests purported to be created by the Security Agreement, and the Security Agreement contains adequate provisions for the practical realization of the principal rights and benefits intended to be afforded thereby, (ii) insofar as provisions contained in the Agreements provide for indemnification or limitations on liability, the enforceability thereof may be limited by public policy considerations, (iii) the availability of a decree for specific performance or an injunction is subject to the discretion of the court requested to issue any such decree or injunction, (iv) we express no opinion as to the effect of the laws of any jurisdiction other than the State of New York where any Lender may be located or where enforcement of the Agreements may be sought that limit the rates of interest legally chargeable or collectible and (v) we have assumed that the aggregate of all consideration which constitutes interest in respect of Loans under New York law (whether or not designated as interest) that is taken, reserved, charged or received by any Agent or Lender shall not exceed the applicable criminal rate of usury in New York (which is a rate exceeding 25% per annum).
3.    No authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or New York State governmental authority is required to be made or obtained by any Loan Party in connection with the execution, delivery and performance by any Loan Party of the Agreements to which it is a party or the grant by each Loan Party of the security interests under the Security Agreement, other than (i) such reports to United States governmental authorities regarding international capital and foreign currency transactions as may be required pursuant to 31 C.F.R. Part 128, (ii) those that have been made or obtained and are in full force and effect or as to which the failure to be made or obtained or to be in full force and effect should not result, individually or in the aggregate, in a material adverse effect on the Company and its Subsidiaries, taken as a whole, (iii) such registrations, filings and approvals under Federal or state laws as may be necessary in connection with the exercise of remedies or sale of collateral or the granting of additional security interests or guarantees pursuant to the Agreements, (iv) such registrations, filings or approvals that are required in order to perfect or record security interests granted under the Agreements and (v) such registrations, filings and approvals that may be required because of the legal or regulatory status of the Administrative Agent or any Lender or because of any other facts specifically pertaining to the Administrative Agent or any Lender.
4.    None of the Loan Parties is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
5.    The provisions of the Security Agreement are sufficient to create in favor of the Administrative Agent for the benefit of the Secured Parties a security interest in all right, title and interest of each applicable Loan Party in such of the Collateral (as defined therein) as constitutes “accounts”, “chattel paper”, “deposit accounts”, “documents”, “equipment”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property” and “letter-of-credit rights” within the meaning of the Uniform Commercial Code of the State of New York as in effect on the date hereof (the “New York UCC”) (such of the Collateral being hereinafter referred to as the “Specified UCC Collateral”), to the extent that the creation of security interests in the Specified UCC Collateral is governed by the New York UCC.
6.    Upon delivery to and the continued possession by the Administrative Agent, in each case in the State of New York, of all Equity Interests in Domestic Subsidiaries described in Exhibit C attached to the Security Agreement and pledged on the date hereof under the Security Agreement that constitute certificated securities within the meaning of Article 8 of the New York UCC (the “Pledged Certificates”), issued or endorsed in the name of the Administrative Agent or in blank or together with stock powers properly executed in the name of the Administrative Agent or in blank with respect thereto, the security interest in favor of the Administrative Agent for the benefit of the Secured Parties in such Pledged Certificates will be perfected. Assuming neither the Administrative Agent nor any other Secured Party has notice of an adverse claim to the Pledged Certificates, the Administrative Agent will acquire the security interest in the Pledged Certificates for the benefit of the Secured Parties free of any adverse claim.
The opinion expressed in this paragraph 6 is based on the assumption that the Administrative Agent has obtained control (for purposes of Article 9 of the New York UCC) of, and the Secured Parties have acquired their security interest in, the Pledged Certificates for value. For purposes of the foregoing sentence, the term “value” shall have the meaning given to such term in the New York UCC.
7.    To our knowledge and other than as identified in the Credit Agreement, there is no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, now pending, to which any Loan Party is a party or to which the business, assets or property of any Loan Party is subject and no such action, suit or proceeding is threatened to which any Loan Party or the business, assets or property of any Loan Party would be subject that in either case questions the validity of the Credit Agreement or the Security Agreement.
8.    Assuming that the Borrowers will comply with the provisions of the Credit Agreement relating to the use of proceeds, the making of the Loans under the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
9.    Our opinions expressed in paragraphs 5 and 6 are further qualified as follows:
(a)    we express no opinion as to (i) rights in or title to the Pledged Certificates or any Collateral held by any Loan Party or (ii) the completeness or accuracy of the description of any Collateral;
(b)    we express no opinion as to the creation or perfection of any security interests (i) in any item of Collateral other than (as to creation and perfection) the Pledged Certificates, and (as to creation) the Specified UCC Collateral or (ii) in any item of Collateral that is expressly excluded from the application of the New York UCC pursuant to Section 9‑109 thereof;
(c)    we express no opinion as to the perfection of any security interest in any “proceeds” (as such term is defined in the New York UCC) and note that the creation or perfection of any such interest is limited to the extent set forth in Section 9-315 of the New York UCC;
(d)    we express no opinion as to the priority of any security interest created under the Agreements (except with respect to our opinion in paragraph 6);
(e)    in the case of property that becomes Collateral after the date hereof, Section 552 of Title 11 of the United States Code (the “Bankruptcy Code”) limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case;
(f)    we express no opinion as to the validity or enforceability of any security interest in goods (as defined in the New York UCC) that have been bought by a buyer in the ordinary course of business (as defined in Section 1‑201 of the New York UCC);
(g)    we express no opinion regarding any copyrights, patents, trademarks, service marks or other intellectual property, the proceeds thereof, or money due with respect to the lease, license or use thereof except to the extent Article 9 of the New York UCC may be applicable to the foregoing, and we express no opinion as to the effect of any Federal laws relating to copyrights, patents, trademarks, service marks or other intellectual property on the opinions expressed herein;
(h)    we express no opinion as to security interests in any item of collateral subject to any restriction on or prohibition against assignment or transfer contained in or otherwise applicable to such item of collateral or any contract, agreement, license, permit, security, instrument or document constituting, evidencing or relating to such item, except to the extent that any such restriction or prohibition is rendered ineffective pursuant to any of Sections 9-406 through 9-409, inclusive, of the New York UCC. We note that even though the New York UCC may render such a restriction or prohibition ineffective for purposes of creation or perfection of a security interest, nonetheless, in many cases, such a security interest may represent only limited rights in the related items of collateral and be subject to various restrictions (including restrictions on rights of use, assignment and enforcement); and
(i)    we express no opinion as to any Collateral constituting claims against any government or governmental agency, including any Collateral that is subject to the Federal Assignment of Claims Act.
We express no opinion herein as to any provision in any Agreement that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Agreements (such as the provision found in Section 10.09 of the Credit Agreement), (b) contains a waiver of an inconvenient forum (such as the provision found in Section 10.09 of the Credit Agreement), (c) relates to a right of setoff in respect of purchases of interests in loans (such as the provision found in Section 2.18 of the Credit Agreement) or with respect to parties that may not hold mutual debts (such as the provision found in Section 10.08 of the Credit Agreement), (d) provides for liquidated damages, (e) relates to the waiver of rights to jury trial (such as the provision found in Section 10.10 of the Credit Agreement), (f) relates to governing law to the extent that it purports to affect the choice of law governing perfection and the effect of perfection and non-perfection of security interests or (g) relates to any arrangement or similar fee payable to any arranger (including the Joint Lead Arrangers and the Administrative Agent) of the commitments or loans under the Credit Agreement or any fee not set forth in the Agreements. We also express no opinion as to (i) the enforceability of the provisions of any Agreement to the extent that such provisions constitute a waiver of illegality as a defense to performance of contract obligations or any other defense to performance which cannot, as a matter of law, be effectively waived, (ii) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Agreements or (iii) compliance with, or the application or effect of, Federal or state securities laws or regulations (except to the extent set forth in paragraph 4) to which any Loan Party or any of their subsidiaries is subject or the necessity of any authorization, approval or action by, or any notice to, consent of, order of, or filing with, any governmental authority, pursuant to any such laws or regulations.
We note that the 1987 Existing Notes Indenture is governed by the laws of the State of Illinois; our opinions expressed herein are based solely upon our understanding of the plain language of such indenture, and we do not express any opinion with respect to the validity, binding nature or enforceability of such indenture, and we do not assume any responsibility with respect to the effect on the opinions or statements set forth herein of any interpretation thereof inconsistent with such understanding.
We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of each Loan Party and the security interests of the Administrative Agent and the Lenders under the Agreements, and we express no opinion thereon.
We are admitted to practice only in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal law of the United States of America. Our opinions relating to security interests are limited to Article 8 and Article 9 of the New York UCC and do not address (i) laws of jurisdictions other than New York, and laws of New York except for Article 8 or Article 9, as the case may be, (ii) collateral of a type not subject to Article 8 or Article 9 of the New York UCC, (iii) what law governs perfection and the effect of perfection or non-perfection of such security interests or (iv) the effect, if any, of laws of jurisdictions other than New York on the creation, perfection or priority of such security interests.
[Remainder of this page intentionally left blank]

This opinion is rendered only to the Administrative Agent, the Syndication Agents, the Documentation Agents and the Lenders under the Credit Agreement as of the date hereof and is solely for their benefit in connection with the above transactions. We are opining as to the matters herein only as of the date hereof, without any obligation on our part to update this opinion. This opinion may not be relied upon by any other person or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose, except that you may furnish copies hereof for information purposes only (i) to any person that purchases an interest or a participation in the Commitments or Loans, (ii) to any regulatory authority having jurisdiction over you, (iii) pursuant to order or legal process of any court of governmental agency or (iv) as otherwise required by law, but no such other persons or entities shall be entitled to rely upon this opinion.
Very truly yours,

JPMorgan Chase Bank, N.A., as Administrative Agent
J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as Joint Lead Arrangers
J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Bookrunners
Bank of America, N.A. and Wells Fargo Bank, N.A., as Syndication Agents
SunTrust Bank, U.S. Bank N.A. and Citizens Bank N.A. (as successor to RBS Business Capital), as Documentation Agents
The Lenders as of the date hereof

In care of:

JPMorgan Chase Bank, N.A.
1111 Fannin, 10th Floor
Houston, Texas 77002-8069
Attention of Loan and Agency Services Group

EXHIBIT E
FORM OF TERMINATION LETTER
TERMINATION LETTER

____________, 201__

To JPMorgan Chase Bank, N.A.,
as Administrative Agent
270 Park Avenue
New York, New York 10017

Re: Termination of [____________] (the “Subject Subsidiary”) as Subsidiary Borrower

The Company hereby gives notice pursuant to Section 2.21 of the Amended and Restated Credit Agreement dated as of March 21, 2011, as amended and restated as of June [ ], 2014, among Brunswick Corporation (the “Company”), the Subsidiary Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto (the “Lenders”) and the Administrative Agent (the “Credit Agreement”) that, effective as of the date hereof, the Subject Subsidiary is terminated as a Borrower under the Credit Agreement and all commitments by the Lenders to make Loans for account of such Borrower under the Credit Agreement are hereby terminated. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

Pursuant to Section 2.21 of the Credit Agreement, the Company hereby certifies that all principal and interest on any Loan of the Subject Subsidiary and all other amounts payable by such Subject Subsidiary pursuant to the Credit Agreement have been paid in full on or prior to the date hereof.

All unpaid obligations of the Subject Subsidiary arising in respect of any period in which the Subject Subsidiary was, or on account of any action or inaction taken by the Subject Subsidiary as, a Borrower under the Credit Agreement shall survive the termination effected by this notice.

BRUNSWICK CORPORATION

By: ____________________________
Authorized Officer

EXHIBIT G
FORM OF
JOINDER AGREEMENT

JOINDER AGREEMENT dated as of [ ], 201[_] (the “Joinder Agreement”) made by [Insert Name of new Loan Party] a [State of Organization] [corporation, limited partnership or limited liability company] (the “Company”) for the benefit of the Lenders as such term is defined in that certain Amended and Restated Credit Agreement, dated as of March 21, 2011, as amended and restated as of June [ ], 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Brunswick Corporation, the Subsidiary Borrowers from time to time parties thereto, the Guarantors party thereto, the Lenders party thereto, the Documentation Agents and Syndication Agents named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
W I T N E S S E T H
The Company is a [State of Organization] [corporation, limited partnership or limited liability company], and is a subsidiary of [Loan Party]. Pursuant to Section 5.13 of the Credit Agreement, the Company is required to execute this document as a newly [formed] [acquired] [material] subsidiary of [Loan Party].
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:
SECTION 1.Assumption and Joinder. The Company hereby expressly confirms that it hereby agrees to perform and observe each and every one of the covenants and agreements, and hereby assumes the obligations and liabilities, of a Loan Party under the Credit Agreement. By virtue of the foregoing, the Company hereby accepts and assumes any liability of a Loan Party related to each representation or warranty, covenant or obligation made by a Loan Party in the Credit Agreement, and hereby expressly affirms in all material respects, as of the date hereof, each of such representations, warranties, covenants and obligations as they apply to the Company.
(a)Guarantee. (i) All references to the term “Loan Party” in the Credit Agreement shall be deemed to be references to, and shall include, the Company, in each case as of the date hereof.
(ii) The Company, as a Loan Party, hereby joins in and agrees to be bound by each and all of the provisions of the Credit Agreement, as of the date hereof, as a Loan Party thereunder with the same force and effect as if originally referred to therein as a Loan Party.

(b)Collateral Documents. (i) All references to the term “Grantor” in the Security Agreement shall be deemed to be references to, and shall include, the Company as of the date hereof.

(ii)    The Company, as Grantor, hereby joins in and agrees to be bound by each and all of the provisions of the Security Agreement, as of the date hereof, with the same force and effect as if originally referred to therein as a Grantor.

(iii)    The Company, as Grantor, hereby pledges to the Administrative Agent all Collateral (as defined in the Security Agreement) owned by it. The Company, as Grantor, agrees that all such Collateral owned by it shall be considered to be part of the Collateral and shall secure the Obligations.

SECTION 2.Representations and Warranties. The Company hereby represents and warrants to the Agents and the Lenders as follows:
(a)The Company has the requisite [corporate, partnership or limited liability company] power and authority to enter into this Joinder Agreement and to perform its obligations hereunder and under the Loan Documents to which it is a party. The execution, delivery and performance of this Joinder Agreement by the Company and the performance of its obligations hereunder and under the Loan Documents to which it is a party, have been duly authorized by all necessary [corporate, partnership or limited liability company] action, including the consent of shareholders, partners or members where required. This Joinder Agreement has been duly executed and delivered by the Company. This Joinder Agreement and the Loan Documents to which it is a party each constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)The Company has delivered to the Administrative Agent supplements to the exhibits to the Security Agreement necessary to reflect the Collateral (as defined in the Security Agreement) owned by the Company.

SECTION 3.Binding Effect. This Joinder Agreement shall be binding upon the Company and shall inure to the benefit of the Lenders and their respective successors and assigns.

SECTION 4.GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original for all purposes, but all such counterparts taken together shall constitute but one and the same instrument. Any signature delivered by a party by facsimile or electronic transmission shall be deemed to be an original signature thereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.
[NAME OF COMPANY]
By
Name:
Title:

EXHIBIT H-1
[form of]
U.S. Tax Compliance Certificate
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of March 21, 2011, as amended and restated as of June [ ], 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Brunswick Corporation (the "Borrower"), the subsidiaries of the Borrower from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[  ]

EXHIBIT H-2
[form of]
U.S. Tax Compliance Certificate
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of March 21, 2011, as amended and restated as of June [ ], 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Brunswick Corporation (the "Borrower"), the subsidiaries of the Borrower from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]
By:
Name:
Title:
Date: ________ __, 20[  ]

EXHIBIT H-3
[form of]
U.S. Tax Compliance Certificate
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of March 21, 2011, as amended and restated as of June [ ], 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Brunswick Corporation (the "Borrower"), the subsidiaries of the Borrower from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Non-U.S. Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF participant]
By:
Name:
Title:
Date: ________ __, 20[  ]

EXHIBIT H-4
[form of]
U.S. Tax Compliance Certificate
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of March 21, 2011, as amended and restated as of June [ ], 2014 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Brunswick Corporation (the "Borrower"), the subsidiaries of the Borrower from time to time party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and each lender from time to time party thereto.

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Borrower within the meaning of Code Section 871(h)(3)(B), (v) none of its partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business.
The undersigned has furnished its participating Non-U.S. Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, capitalized terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF participant]
By:
Name:
Title:
Date: ________ __, 20[  ]

EXHIBIT I

FORM OF INCREASED FACILITY ACTIVATION NOTICE

To:	JPMorgan Chase Bank, N.A., as Administrative Agent
under the Credit Agreement referred to below

Reference is made to the Amended and Restated Credit Agreement, dated as of March 21, 2011, as amended and restated as of June [ ], 2014, among Brunswick Corporation, the Subsidiary Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

This notice is an Increased Facility Activation Notice referred to in Section 2.23(a) of the Credit Agreement, and the Company and each of the Lenders party to this Increased Facility Activation Notice notify the Administrative Agent of the following pursuant to Section 2.23(a) of the Credit Agreement:

1.    Each Lender party hereto agrees to make Incremental Revolving Commitments as set forth opposite such Lender’s name on the signature pages hereof.

2.    The Increased Facility Closing Date is ___________________.

3.	The aggregate principal amount of incremental Commitments contemplated hereby is $____________.

The agreement of each Lender party hereto to make the incremental Commitment is subject to the satisfaction, prior to or concurrently with the making of such commitment or extension of credit on the Increased Facility Closing Date, of the following conditions precedent:

(a) The Administrative Agent shall have received this notice, executed and delivered by the Company and each Lender party hereto.

(b) (i) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly date to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date, and (ii) no Default or Event of Default shall have then occurred and be continuing.

[Signature page follows]

BRUNSWICK CORPORATION

By:______________________________
Name:
Title:

Incremental Revolving Commitment
Amount                    [NAME OF LENDER]
$________________

By:______________________________
Name:
Title:

CONSENTED TO:
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:______________________________
Name:
Title:

EXHIBIT J

FORM OF NEW LENDER SUPPLEMENT

SUPPLEMENT, dated __________, to the Amended and Restated Credit Agreement, dated as of March 21, 2011, as amended and restated as of June [ ], 2014, among Brunswick Corporation, the Subsidiary Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Credit Agreement provides in Section 2.23(b) thereof that any bank, financial institution or other entity may, with the consent of the Company and the Administrative Agent, become a “Lender” under the Credit Agreement in connection with a transaction described in Section 2.23(a) thereof by executing and delivering to the Company and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this New Lender Supplement; and

WHEREAS, the undersigned now desires to become a party to the Credit Agreement;

NOW, THEREFORE, the undersigned hereby agrees as follows:
1.The undersigned agrees to be bound by the provisions of the Credit Agreement, and agrees that it shall, on the date this New Lender Supplement is accepted by the Company and the Administrative Agent, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto and shall be bound by and entitled to the benefits of the Credit Agreement, with an incremental Commitment of $____________________.
2.The undersigned (a) represents and warrants that it is legally authorized to enter into this New Lender Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Supplement; (c) agrees that it has made and will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Loan Documents or any instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, without limitation, its obligations pursuant to Section 2.17(e) of the Credit Agreement.
3.The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:
__________________________________
__________________________________
__________________________________
4.This New Lender Supplement may be executed in counterparts, each of which shall be deemed to constitute an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed signature page of this New Lender Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart thereof.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this New Lender Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[INSERT NAME OF LENDER]

By:______________________________
Name:
Title:

Accepted this ____ day of _________, 20__.

BRUNSWICK CORPORATION

By:______________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:______________________________
Name:
Title: